EXECUTION VERSION
AMENDMENT NO. 3
AMENDMENT NO. 3, dated as of February 24, 2021 (this “Amendment”), in respect of that certain Term Loan Credit Agreement, dated as of December 15, 2017 (as amended by that certain Amendment No. 1, dated as of June 18, 2018, that certain Amendment No. 2, dated as of September 25, 2020 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Avaya Inc., a Delaware corporation (the “Borrower”), Avaya Holdings Corp., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, Goldman Sachs Bank USA, as the Administrative Agent and the Collateral Agent, and the other parties from time to time party thereto. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Credit Agreement.
RECITALS
WHEREAS, concurrently therewith, the Borrower desires pursuant to Section 2.15(b) of the Credit Agreement, to replace or refinance all Tranche B Term Loans with new Tranche B-2 Term Loans (as defined in Exhibit A);
WHEREAS, concurrently therewith, pursuant to clauses (C) and (D) of the penultimate paragraph of Section 13.1 of the Credit Agreement, the Borrower and the Administrative Agent desire to amend the Credit Agreement as hereinafter set forth;
WHEREAS, pursuant to Sections 2.15(b) and 13.1 of the Credit Agreement, on the Third Amendment Effective Date (as defined below), the Tranche B Term Loans will be converted, exchanged, refinanced or replaced, including via cash and/or cashless settlements, into Tranche B-2 Term Loans (such conversion, exchange, refinancing or replacement, the “Refinancing”); and
WHEREAS, BofA Securities, Inc. is acting as the sole lead arranger for the Refinancing (in such capacities, the “Lead Arrangers”);
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Amendments to Credit Agreement; Exchange.
(a)The Credit Agreement is, effective as of the Third Amendment Effective Date, and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 2 below, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
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(b)Effective as of the Third Amendment Effective Date, the Tranche B Term Loans shall be deemed converted, exchanged, refinanced or replaced into Tranche B-2 Term Loans under and as defined in the Credit Agreement, as amended hereby.
SECTION 2.Conditions of Third Amendment Effective Date. The effectiveness of this Amendment is subject to the satisfaction (or waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”):
(a)this Amendment shall have been duly executed by the Borrower and the other Credit Parties, each Lender making Tranche B-2 Term Loans as of the Third Amendment Effective Date and the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method), and delivered to the Administrative Agent;
(b)the representations and warranties set forth in Section 3 are true and correct.
(c)the Administrative Agent and the Lead Arrangers shall have received all fees separately agreed with the Lead Arrangers and all payment for all reasonable and documented costs and expenses to the extent required to be paid or reimbursed by the Borrower under Section 13.5 of the Credit Agreement or that certain Engagement Letter, dated as of February 4, 2021 (the “Engagement Letter”) among the Borrower, the Lead Arrangers and other parties thereto, in each case, for which invoices have been presented a reasonable period of time prior to the Third Amendment Effective Date;
(d)simultaneously with the occurrence of the Third Amendment Effective Date, the Borrower shall have paid to the Administrative Agent for distribution to each Tranche B Term Lender all principal and accrued and unpaid interest owing in respect of each such Tranche B Term Lender’s Tranche B Term Loans; and
(e)the Lead Arrangers shall have received:
(i)a certificate of each Credit Party, dated the Third Amendment Effective Date, substantially consistent with the certificates delivered on the Closing Date pursuant to Section 6.4 of the Credit Agreement or otherwise reasonably acceptable to the Lead Arrangers;
(ii)a certificate of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Credit Party; and
(iii)a legal opinion of Kirkland & Ellis LLP, counsel to Holdings, the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Lead Arrangers.
SECTION 3.Representations of Credit Parties. Each of the Credit Parties hereby represents and warrants that immediately prior to and immediately after giving effect to the transactions contemplated by this Amendment:

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(a)this Amendment has been duly executed and delivered by the Borrower and the Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity;
(b)all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except where such representations and warranties are qualified by materiality, Material Adverse Effect, or similar language, in which case such representation or warranty shall be true and correct in all respects after giving effect to such qualification); and
(c)no Default or Event of Default shall have occurred and be continuing.
SECTION 4.Effect of Amendment; Reaffirmation; Etc.
(a)Except as expressly set forth herein or in the Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or under any other Credit Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (i) each Credit Party acknowledges and agrees that (A) each Credit Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (B) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all First Lien Obligations (or equivalent terms in the Security Documents) (including, for the avoidance of doubt, the Tranche B-2 Term Loans) on the terms and conditions set forth in the Security Documents, and hereby confirms and, to the extent necessary, ratifies the security interests granted by it pursuant to the Security Documents to which it is a party and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guarantee with respect to all of the First Lien Obligations (including, for the avoidance of doubt, the Tranche B-2 Term Loans).
(b)This Amendment constitutes a “Credit Document” (as defined in the Credit Agreement).
SECTION 5.Governing Law.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

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CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 6.Miscellaneous.    Sections 13.1, 13.2, 13.5, 13.9, 13.10, 13.11, 13.13 and 13.15 of the Credit Agreement are incorporated herein by reference and apply mutatis mutandis.
SECTION 7.Counterparts.    This Amendment (and the Lender Consents) may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment (and the Lender Consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 8.No Novation.    Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment or in any other document contemplated hereby shall discharge or release the Lien or priority of any Security Document or any other security therefor or otherwise be construed as a release or other discharge of any of the Credit Parties under any Credit Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Credit Documents, except, in each case, to any extent modified hereby and except to the extent repaid as provided herein.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
AVAYA INC.
AVAYA HOLDINGS CORP.

By:    __/s/ Kieran J. McGrath__________
Name:    Kieran J. McGrath
Title:     Executive Vice President and Chief
    Financial Officer
AVAYA MANAGEMENT L.P.

By:     Avaya Inc.
Its:    General Partner

By:    __/s/ Kieran J. McGrath__________
Name:    Kieran J. McGrath
Title:     Executive Vice President and Chief
    Financial Officer
AVAYA CALA INC.
AVAYA CLOUD INC.
AVAYA EMEA LTD.
AVAYA FEDERAL SOLUTIONS, INC.
AVAyA HOLDINGS LLC
AVAYA INTEGRATED CABINET SOLUTIONS LLC
AVAYA MANAGEMENT SERVICES INC.
AVAYA WORLD SERVICES INC.
HYPERQUALITY, lNC.
SIERRA ASIA PACIFIC INC.
UBIQUITY SOFTWARE CORPORATION
VPNET TECHNOLOGIES, INC.
HYPERQUALITY II, LLC
INTELLISIST, INC.
CAAS TECHNOLOGIES, LLC

By:    __/s/ Kieran J. McGrath__________
Name:    Kieran J. McGrath
Title:     Executive Vice President and Chief
    Financial Officer
[Signature Page to Amendment No. 3]

GOLDMAN SACHS BANK USA, as Administrative Agent
By: /s/ Thomas Manning
Name: Thomas Manning
Title: Authorized Signatory

[Signature Page to Amendment No. 3]

BANK OF AMERICA, as a Lender and the Fronting Arranger
By: /s/ Dan Alster
Name: Dan Alster
Title: Managing Director

[Signature Page to Amendment No. 3]

EXHIBIT A

TERM LOAN CREDIT AGREEMENT

[Attached]

Exhibit A

EXECUTION VERSION
Exhibit A

Deal CUSIP:	05349UAW2
Facility CUSIP:	05349~~UAX0~~UBD3

TERM LOAN CREDIT AGREEMENT
Dated as of December 15, 2017, as amended by
Amendment No. 1, dated as of June 18, 2018 ~~and~~,
Amendment No. 2, dated as of September 25, 2020 and
Amendment No. 3, dated as of February 24, 2021

among
AVAYA HOLDINGS CORP.,
as Holdings,

AVAYA INC.,
as the Borrower,
The Several Lenders
from Time to Time Parties Hereto,
GOLDMAN SACHS BANK USA,
as Administrative Agent and Collateral Agent,

GOLDMAN SACHS BANK USA
CITIGROUP GLOBAL MARKETS INC.
BARCLAYS BANK PLC
CREDIT SUISSE SECURITIES (USA) LLC
and
DEUTSCHE BANK SECURITIES INC.,
as Joint Lead Arrangers and Joint Bookrunners,
and
BLACKSTONE HOLDINGS FINANCE CO. L.L.C.
and
BENEFIT STREET PARTNERS LLC
as Co-Managers

TABLE OF CONTENTS

SECTION 1	Page Definitions....................................................................................................~~1~~2
1.1	Defined Terms....................................................................................................~~1~~2
1.2	Other Interpretive Provisions.........................................................................~~74~~82
1.3	Accounting Terms..........................................................................................~~75~~84
1.4	Rounding........................................................................................................~~76~~85
1.5	References to Agreements, Laws, Etc............................................................~~76~~85
1.6	Times of Day..................................................................................................~~76~~85
1.7	Timing of Payment or Performance...............................................................~~77~~85
1.8	Currency Equivalents Generally....................................................................~~77~~86
1.9	Classification of Loans and Borrowings........................................................~~77~~86
1.10	Unrestricted Escrow Subsidiary.....................................................................~~77~~86
1.11	Limited Condition Transactions.....................................................................~~78~~87
SECTION 2	Amount and Terms of Credit.................................................................~~78~~88
2.1	Initial Term Loan Borrowing.........................................................................~~78~~88
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings.................................................................................................~~79~~88
2.3	Notice of Borrowing; Determination of Class of Term Loans......................~~79~~88
2.4	Disbursement of Funds..................................................................................~~80~~90
2.5	Repayment of Term Loans; Evidence of Debt...............................................~~81~~91
2.6	Conversions and Continuations......................................................................~~82~~92
2.7	[Reserved]......................................................................................................~~83~~93
2.8	Interest............................................................................................................~~83~~93
2.9	Interest Periods...............................................................................................~~84~~94
2.10	Increased Costs, Illegality, LIBOR Discontinuation, Etc..............................~~85~~95
2.11	Compensation.................................................................................................~~87~~98
2.12	Change of Lending Office..............................................................................~~88~~98
2.13	Notice of Certain Costs..................................................................................~~88~~99
2.14	Incremental Facilities.....................................................................................~~88~~99
2.15	Extensions of Term Loans; Refinancing Facilities......................................~~92~~102
2.16	Defaulting Lenders.......................................................................................~~98~~109
2.17	Permitted Debt Exchanges...........................................................................~~98~~109
SECTION 3	[Reserved]............................................................................................~~100~~112
SECTION 4	Fees; Commitments.............................................................................~~100~~112
4.1	Fees............................................................................................................~~100~~112
4.2	Mandatory Termination or Reduction of Commitments............................~~100~~112
SECTION 5	Payments..............................................................................................~~100~~113
5.1	Voluntary Prepayments..............................................................................~~100~~113
5.2	Mandatory Prepayments.............................................................................~~101~~114
5.3	Method and Place of Payment....................................................................~~105~~118
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5.4	Net Payments.............................................................................................~~105~~118
5.5	Computations of Interest and Fees.............................................................~~109~~123
5.6	Limit on Rate of Interest............................................................................~~110~~123
SECTION 6	Conditions Precedent to the Closing Date........................................~~110~~124
6.1	Credit Documents.......................................................................................~~110~~124
6,2	Collateral....................................................................................................~~111~~124
6.3	Legal Opinions...........................................................................................~~112~~125
6.4	Closing Certificates....................................................................................~~112~~125
6.5	Authorization of Proceedings of Each Credit Party...................................~~112~~125
6.6	Fees............................................................................................................~~112~~126
6.7	Representations and Warranties.................................................................~~112~~126
6.8	Company Material Adverse Change..........................................................~~112~~126
6.9	Solvency Certificate...................................................................................~~113~~126
6.10	Financial Statements..................................................................................~~113~~126
6.11	Plan Consummation...................................................................................~~113~~127
6.12	Refinancing................................................................................................~~114~~128
6.13	PBGC Settlement.......................................................................................~~114~~128
6.14	Patriot Act..................................................................................................~~114~~128
SECTION 7	[Reserved]............................................................................................~~115~~129
SECTION 8	Representations and Warranties.......................................................~~115~~129
8.1	Corporate Status; Compliance with Laws..................................................~~115~~129
8.2	Corporate Power and Authority.................................................................~~115~~129
8.3	No Violation...............................................................................................~~116~~129
8.4	Litigation....................................................................................................~~116~~130
8.5	Margin Regulations....................................................................................~~116~~130
8.6	Government Approvals..............................................................................~~116~~130
8.7	Investment Company Act...........................................................................~~116~~130
8.8	True and Complete Disclosure...................................................................~~117~~130
8.9	Financial Condition; Financial Statements................................................~~117~~131
8.10	Tax Matters................................................................................................~~117~~131
8.11	Compliance with ERISA............................................................................~~118~~132
8.12	Subsidiaries................................................................................................~~118~~132
8.13	Intellectual Property...................................................................................~~118~~132
8.14	Environmental Laws..................................................................................~~118~~132
8.15	Properties....................................................................................................~~119~~133
8.16	Solvency.....................................................................................................~~119~~133
8.17	Security Interests........................................................................................~~119~~133
8.18	Labor Matters.............................................................................................~~120~~134
8.19	Sanctioned Persons; Anti-Corruption Laws; Patriot Act...........................~~120~~134
8.20	Use of Proceeds..........................................................................................~~120~~135
SECTION 9	Affirmative Covenants........................................................................~~121~~135

9.1	Information Covenants...............................................................................~~121~~135
9.2	Books, Records and Inspections................................................................~~124~~139
9.3	Maintenance of Insurance..........................................................................~~125~~140
9.4	Payment of Taxes.......................................................................................~~125~~140
9.5	Consolidated Corporate Franchises............................................................~~126~~141
9.6	Compliance with Statutes, Regulations, Etc..............................................~~126~~141
9.7	Lender Calls...............................................................................................~~126~~141
9.8	Maintenance of Properties..........................................................................~~126~~141
9.9	Transactions with Affiliates.......................................................................~~126~~141
9.10	End of Fiscal Years....................................................................................~~128~~143
9.11	Additional Guarantors and Grantors..........................................................~~128~~144
9.12	Further Assurances.....................................................................................~~129~~144
9.13	Use of Proceeds..........................................................................................~~131~~146
9.14	Maintenance of Ratings..............................................................................~~131~~147
9.15	Changes in Business...................................................................................~~131~~147
SECTION 10	Negative Covenants.............................................................................~~132~~147
10.1	Limitation on Indebtedness........................................................................~~132~~147
10.2	Limitation on Liens....................................................................................~~137~~153
10.3	Limitation on Fundamental Changes.........................................................~~139~~156
10.4	Limitation on Disposition..........................................................................~~141~~158
10.5	Limitation on Investments..........................................................................~~145~~162
10.6	Limitation on Restricted Payments............................................................~~149~~166
10.7	Limitations on Debt Prepayments and Amendments.................................~~154~~172
10.8	Limitation on Subsidiary Distributions......................................................~~155~~173
10.9	Amendment of Organizational Documents................................................~~157~~175
10.10	Permitted Activities....................................................................................~~157~~176
SECTION 11	Events of Default.................................................................................~~158~~176
11.1	Payments....................................................................................................~~158~~176
11.2	Representations, Etc...................................................................................~~158~~177
11.3	Covenants...................................................................................................~~158~~177
11.4	Default Under Other Agreements..............................................................~~159~~177
11.5	Bankruptcy.................................................................................................~~160~~178
11.6	ERISA........................................................................................................~~160~~179
11.7	Guarantee...................................................................................................~~160~~179
11.8	Security Agreement....................................................................................~~160~~179
11.9	Judgments...................................................................................................~~161~~179
11.10	Change of Control......................................................................................~~161~~180
11.11	Application of Proceeds.............................................................................~~161~~180

SECTION 12	The Agents...........................................................................................~~163~~181

12.1	Appointment...............................................................................................~~163~~181
12.2	Delegation of Duties..................................................................................~~163~~183
12.3	Exculpatory Provisions..............................................................................~~164~~183
12.4	Reliance by Agents....................................................................................~~165~~184
12.5	Notice of Default........................................................................................~~165~~185
12.6	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders.......................................................................................................~~166~~185
12.7	Indemnification..........................................................................................~~167~~186
12.8	Agents in their Individual Capacities.........................................................~~168~~187
12.9	Successor Agents.......................................................................................~~168~~187
12.10	Withholding Tax........................................................................................~~169~~188
12.11	Administrative Agent May File Proofs of Claim.......................................~~169~~189
12.12	Intercreditor Agreements...........................................................................~~170~~189
12.13	Security Documents and Guarantee; Agents under Security Documents and Guarantee...................................................................................................~~170~~190
SECTION 13	Miscellaneous.......................................................................................~~172~~192
13.1	Amendments, Waivers and Releases.........................................................~~172~~192
13.2	Notices........................................................................................................~~175~~196
13.3	No Waiver; Cumulative Remedies.............................................................~~176~~196
13.4	Survival of Representations and Warranties..............................................~~176~~197
13.5	Payment of Expenses; Indemnification......................................................~~176~~197
13.6	Successors and Assigns; Participations and Assignments.........................~~178~~199
13.7	Replacements of Lenders under Certain Circumstances............................~~185~~206
13.8	Adjustments; Set-off..................................................................................~~186~~207
13.9	Counterparts; Electronic Execution...........................................................~~187~~208
13.10	Severability................................................................................................~~187~~209
13.11	INTEGRATION.........................................................................................~~187~~209
13.12	GOVERNING LAW..................................................................................~~188~~209
13.13	Submission to Jurisdiction; Waivers..........................................................~~188~~209
13.14	Acknowledgments......................................................................................~~188~~210
13.15	WAIVERS OF JURY TRIAL....................................................................~~189~~211
13.16	Confidentiality............................................................................................~~190~~211
13.17	Direct Website Communications...............................................................~~191~~213
13.18	USA PATRIOT Act...................................................................................~~192~~215
13.19	Payments Set Aside....................................................................................~~193~~215
13.20	Judgment Currency....................................................................................~~193~~215
13.21	Cashless Rollovers.....................................................................................~~193~~216
13.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions..................................................................................................~~194~~216

SCHEDULES
Schedule 1.1(a)    Commitments of Lenders
Schedule 1.1(b)    Mortgaged Properties
Schedule 8.4        Litigation
Schedule 8.12        Subsidiaries
Schedule 8.15        Property Matters
Schedule 9.9        Closing Date Affiliate Transactions
Schedule 10.1        Closing Date Indebtedness
Schedule 10.2        Closing Date Liens
Schedule 10.4        Scheduled Dispositions
Schedule 10.5        Closing Date Investments
Schedule 13.2        Notice Addresses
EXHIBITS
Exhibit A    Form of Notice of Borrowing/Notice of Conversion or Continuation
Exhibit B    Form of Promissory Note
Exhibit C    Form of Guarantee
Exhibit D    Form of Security Agreement
Exhibit E    Form of Perfection Certificate
Exhibit F    Form of ABL Intercreditor Agreement
Exhibit G    Form of First Lien Intercreditor Agreement
Exhibit H    Form of Junior Lien Intercreditor Agreement
Exhibit I    Form of Assignment and Assumption
Exhibit J 1-4    Form of Non-U.S. Lender Certification
Exhibit K    Dutch Auction Procedures
v

TERM LOAN CREDIT AGREEMENT (as amended by the First Amendment (as defined below), and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 15, 2017, among AVAYA HOLDINGS CORP., a Delaware corporation (“Avaya Holdings”), in its capacity as Holdings, AVAYA INC., a Delaware corporation (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”) and GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent.
RECITALS:
WHEREAS, capitalized terms used and not defined in the preamble and these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;
WHEREAS, on January 19, 2017, Avaya Holdings, the Borrower and certain of the Borrower’s Domestic Subsidiaries (collectively, the “Avaya Debtors”) filed voluntary petitions for relief under Chapter 11 in the United States Bankruptcy Court for the Southern District of New York (such court, together with any other court having exclusive jurisdiction over the Case from time to time and any Federal appellate court thereof, the “Bankruptcy Court”) and commenced cases, jointly administered under Case No. 17-10089 (collectively, the “Case”), and have continued in the possession and operation of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;
WHEREAS, the Avaya Debtors are parties to the certain Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of January 24, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing DIP Agreement”), by and among the Avaya Debtors, Citibank N.A., as administrative agent and collateral agent and the lending institutions from time to time parties thereto;
WHEREAS, the Avaya Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization of Avaya Inc. and its Debtor Affiliates in the Bankruptcy Court on October 24, 2017 [Docket No. 1372] (together with all schedules, documents and exhibits contained therein, as amended, supplemented, modified or waived from time to time, the “Plan”);
WHEREAS, on November 28, 2017, the Bankruptcy Court entered an order confirming the Plan with respect to the Avaya Debtors (the “Confirmation Order”) [Docket No. 1579];
WHEREAS, the Lenders agree, upon the satisfaction (or waiver) of certain conditions precedent set forth in Section 6, to extend credit to the Borrower in the form of term loans in an aggregate principal amount of $2,925,000,000, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
SECTION 1Definitions
1.1Defined Terms
As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires:
“ABL Administrative Agent” shall mean Citibank, N.A. in its capacity as the administrative agent under the ABL Credit Agreement and/or any successor agent under the ABL Credit Documents.
“ABL Credit Agreement” shall mean the ABL Credit Agreement dated as of December 15, 2017 among Holdings, the Borrower, the other borrowers party thereto, the ABL Administrative Agent and the several banks and other financial institutions from time to time parties thereto, as such agreement may be amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time, in each case to the extent permitted hereunder and under the Applicable Intercreditor Agreements (unless such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Credit Agreement).
“ABL Collateral Agent” shall mean Citibank, N.A. in its capacity as the collateral agent under the ABL Credit Agreement and/or any successor agent under the ABL Credit Documents.
“ABL Credit Documents” shall mean, collectively, (a) the ABL Credit Agreement and (b) the security documents, intercreditor agreements (including the ABL Intercreditor Agreement and the Junior Lien Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection therewith or such other agreements, in each case to the extent permitted hereunder and under the Applicable Intercreditor Agreements, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time.
“ABL Financial Covenant” shall mean the financial covenant set forth in Section 10.11 of the ABL Credit Agreement.
“ABL Intercreditor Agreement” shall mean the ABL Intercreditor Agreement substantially in the form of Exhibit F, among the Collateral Agent, the ABL Collateral Agent and the representatives for holders of one or more other classes of Indebtedness, the Borrower and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.

“ABL Loans” shall mean “ABL Loans” under and as defined in the ABL Credit Agreement.
“ABL Obligations” shall mean “Obligations” under and as defined in the ABL Credit Agreement.
“ABL Priority Collateral” shall mean the “ABL Priority Collateral” under and as defined in the ABL Intercreditor Agreement.
“ABR” shall mean for any day a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Wall Street Journal as the “U.S. prime rate” and (c) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c), the LIBOR Rate for any day shall be based on the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such day by reference to the ICE Benchmark Administration (or any successor organization) LIBOR Rate (the “Relevant LIBOR Rate”) for deposits in Dollars (as published by Reuters or any other commonly available source providing quotations of the Relevant LIBOR Rate as designated by the Administrative Agent) for a period equal to one month. If the Administrative Agent is unable to ascertain the Federal Funds Effective Rate due to its inability to obtain sufficient quotations in accordance with the definition thereof, after notice is provided to the Borrower, the ABR shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in such rate announced by the Administrative Agent or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the public announcement of such change or on the effective date of such change in the Federal Funds Effective Rate or the Relevant LIBOR Rate, as applicable.
“ABR Loan” shall mean each Term Loan ~~(including any Tranche B Term Loan and Tranche B-1 Term Loan)~~ bearing interest based on the ABR.
“Acceptable Reinvestment Commitment” shall mean a binding commitment of the Borrower or any Restricted Subsidiary entered into at any time prior to the end of the Reinvestment Period to reinvest the proceeds of an Asset Sale Prepayment Event or a Recovery Prepayment Event.
“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.
“Additional Lender” shall mean any Person (other than (x) a natural person, (y) any investment vehicle established primarily for the benefit of a natural person or (z) a Disqualified Institution) that is not an existing Lender and that has agreed to provide Incremental Commitments pursuant to Section 2.14 or Refinancing Commitments pursuant to Section 2.15(b).
“Administrative Agent” shall mean Goldman Sachs Bank USA, as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.
“Advisors” shall mean legal counsel, financial advisors and third-party appraisers and consultants advising the Agents, the Lenders and their Related Parties in connection with this Agreement, the other Credit Documents and the consummation of the Transactions, limited in the case of legal counsel to one primary counsel for the Agents (as of the Closing Date, Davis Polk & Wardwell LLP) and, if necessary, one firm of local counsel in each appropriate jurisdiction (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict and thereafter, retains its own counsel, of another firm of counsel for all such affected Persons (taken as a whole)).
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or by contract. The terms “controlling” and “controlled” shall have meanings correlative thereto.
“Affiliated Lender” shall mean any Affiliated Parent Company or Subsidiary of Holdings or the Borrower (or any Lender that is a direct or indirect holding company of any Permitted Acquiror) that purchases or acquires Term Loans pursuant to Section 13.6(g).
“Affiliated Parent Company” shall mean a direct or indirect parent entity of Holdings and the Borrower that (a) owns, directly or indirectly, 100% of the Stock of the Borrower, and (b) operates as a “passive holding company”, subject to customary exceptions of the type described in Section 10.10.
“Agent Parties” shall have the meaning provided in Section 13.17(d).
“Agents” shall mean the Administrative Agent, the Collateral Agent, each Joint Lead Arranger and each Co-Manager.
“Agreement” shall have the meaning provided in the introductory paragraph hereto.
“Agreement Currency” shall have the meaning provided in Section 13.20.
“AHYDO Catch-Up Payment” shall mean any payment or redemption of Indebtedness, including any Junior Indebtedness, to avoid the application of Code Section 163(e)(5) thereto or that are necessary to prevent any such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.
“Anti-Corruption Laws” shall have the meaning provided in Section 8.19.
“Applicable ABR Margin” shall mean at any date, (a) with respect to each ABR Loan that is a Tranche B-1 Term Loan, 3.25% per annum and (b) with respect to each ABR Loan that is a Tranche B-2 Term Loan, 3.00% per annum.
“Applicable Intercreditor Agreements” shall mean (a) to the extent executed in connection with the incurrence of any Indebtedness secured by Liens on the Collateral that (i) are intended to rank senior in priority to the Liens on the ABL Priority Collateral securing the Obligations and (ii) are intended to rank junior in priority to the Liens on the Term Priority Collateral securing the Obligations, the ABL Intercreditor Agreement and the Junior Lien Intercreditor Agreement, (b) to the extent executed in connection with the incurrence of any Indebtedness secured by Liens on the Collateral that are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to control of remedies), each of the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, (c) to the extent executed in connection with the incurrence of any Indebtedness secured by Liens on the Collateral which are intended to rank junior in priority to the Liens on the Collateral securing the Obligations and the ABL Obligations, an intercreditor agreement substantially consistent with the form of the Junior Lien Intercreditor Agreement and otherwise in form and substance reasonably acceptable to the Borrower and the Collateral Agent and (d) any other intercreditor agreement entered into to implement the intercreditor arrangements set forth in Section 10.2 in form and substance reasonably acceptable to the Borrower and the Collateral Agent.

“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Applicable LIBOR Margin” shall mean at any date, (a) with respect to each LIBOR Loan that is a Tranche B-1 Term Loan, 4.25% per annum and (b) with respect to each LIBOR Loan that is a Tranche B-2 Term Loan, 4.00% per annum.
“Approval Order” shall mean the Order (I) Authorizing (A) Entry into the Exit Financing Letters and Related Exit ABL/Term Loan Fee Letter and (B) Payment of Associated Fees and Expenses and (II) Granting Related Relief entered by the Bankruptcy Court on November 1, 2017 [Docket No. 1430].
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale Prepayment Event” shall mean any Disposition under and pursuant to Section 10.4(b).
“Assignment and Assumption” shall mean (a) an assignment and assumption substantially in the form of Exhibit I, or such other form as may be approved by the Administrative Agent and the Borrower and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.17(a).
“Auction Agent” shall mean (a) the Administrative Agent or (b) any other financial institution or advisor designated by Holdings, the Borrower or any Subsidiary thereof (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.17 or a Dutch auction pursuant to Section 13.6(g); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).
“Authorized Officer” shall mean the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, any Senior Vice President, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of Holdings, the Borrower or any other Credit Party designated as such in writing to the Administrative Agent by Holdings, the Borrower or such other Credit Party, as applicable from time to time, and, with respect to any document delivered on the Closing Date or the First Amendment Effective Date, the Secretary or any Assistant Secretary of any Credit Party. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Holdings, the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person. Notwithstanding the foregoing, the solvency certificate required to be delivered on the Closing Date shall be delivered by the Chief Financial Officer of Holdings.
“Available Amount” shall mean, at any time (the “Available Amount Reference Time”), an amount equal to (a) the sum, without duplication, of:
(i)the greater of (x) $240,000,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(ii)50% of Cumulative Consolidated Net Income (which amount, if less than zero, shall be deemed to be zero for such period) of the Borrower and the Restricted Subsidiaries for the period from the first day of the first fiscal quarter commencing after the Closing Date until the last day of the then-most recent fiscal quarter or Fiscal Year, as applicable, for which Section 9.1 Financials have been delivered;
(iii)all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries on account of loans made by the Borrower or any Restricted Subsidiary pursuant to Section 10.5(v)(y) to such Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time;
(iv)100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and the fair market value of marketable securities or other property received by the Borrower or any Restricted Subsidiary by means of (A) the sale or other Disposition (other than to the Borrower or a Restricted Subsidiary) of Investments made pursuant to Section 10.5(v)(y) by the Borrower or any Restricted Subsidiary and repurchases and redemptions (other than by the Borrower or any Restricted Subsidiary) of such Investments from the Borrower or any Restricted Subsidiary and repayments of loans or advances, and releases of guarantees constituting such Investments made by the Borrower or any Restricted Subsidiary, in each case, after the Closing Date; and (B) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock or other ownership interest of Minority Investments or any Unrestricted Subsidiary received pursuant to Section 10.5(v)(y), in each case, after the Closing Date;

(v)in the case of the redesignation of an Unrestricted Subsidiary as, or merger, consolidation or amalgamation of an Unrestricted Subsidiary with or into, a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as, or merger, consolidation or amalgamation of such Unrestricted Subsidiary with or into, a Restricted Subsidiary;
(vi)100% of the aggregate Net Cash Proceeds and the fair market value of marketable securities or other property received by the Borrower since immediately after the Closing Date from the issue or sale of Indebtedness or Disqualified Stock of the Borrower or a Restricted Subsidiary that has been converted into or exchanged for Stock or Stock Equivalent of the Borrower or any direct or indirect parent of the Borrower; provided that this clause (vi) shall not include the proceeds from (A) Stock or Stock Equivalents or Indebtedness that has been converted or exchanged for Stock or Stock Equivalents of the Borrower sold to a Restricted Subsidiary, as the case may be, (B) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (C) any contribution or issuance that increases the Available Equity Amount;
(vii)without duplication of any amounts above, any returns, profits, distributions and similar amounts received on account of the Investments initially made pursuant to Section 10.5(v)(y) (except to the extent increasing Consolidated Net Income); and
(viii)the aggregate amount of Retained Declined Proceeds retained by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time;
minus (b) the sum, without duplication, of:
(i)the aggregate amount of Investments made pursuant to Section 10.5(v)(y) following the Closing Date and prior to the Available Amount Reference Time;
(ii)the aggregate amount of Restricted Payments pursuant to Section 10.6(c)(y) following the Closing Date and prior to the Available Amount Reference Time; and
(iii)the aggregate amount of prepayments, repurchases, redemptions and defeasances made pursuant to Section 10.7(a)(iii)(3) following the Closing Date and prior to the Available Amount Reference Time.
Notwithstanding the foregoing, in making any calculation or other determination under this Agreement involving the Available Amount, if the Available

Amount at such time is less than zero, then the Available Amount shall be deemed to be zero for purposes of such calculation or determination.
“Available Amount Reference Time” shall have the meaning provided in the definition of “Available Amount”.
“Available Equity Amount” shall mean, at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication, (a) the amount of any capital contributions made in cash, marketable securities or other property to, or any proceeds of an equity issuance received by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Available Equity Amount Reference Time (in the case of any marketable securities or property, up to its fair market value as determined by the Borrower in good faith), including proceeds from the issuance of Stock or Stock Equivalents of Holdings or any direct or indirect parent of Holdings (to the extent the proceeds of any such issuance are contributed to the Borrower), but excluding all proceeds from the issuance of Disqualified Stock, minus (b) the sum, without duplication, of:
(i)the aggregate amount of Investments made pursuant to Section 10.5(v)(x) following the Closing Date and prior to the Available Equity Amount Reference Time;
(ii)the aggregate amount of Restricted Payments pursuant to Section 10.6(c)(x) following the Closing Date and prior to the Available Equity Amount Reference Time;
(iii)the aggregate amount of prepayments, repurchases, redemptions and defeasances pursuant to Section 10.7(a)(iii)(2) following the Closing Date and prior to the Available Equity Amount Reference Time; and
(iv)the aggregate amount of Indebtedness incurred pursuant to Section 10.1(x) and outstanding at the Available Equity Amount Reference Time;
provided that issuances and contributions pursuant to Sections 10.5(f)(ii), 10.6(a) and 10.6(b)(i) shall not increase the Available Equity Amount.
“Available Equity Amount Reference Time” shall have the meaning provided in the definition of “Available Equity Amount”.
“Avaya Debtors” shall have the meaning provided in the Recitals to this Agreement.
“Avaya Holdings” shall have the meaning in the introductory paragraph hereto.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” shall have the meaning provided in Section 11.5.
“Bankruptcy Court” shall have the meaning provided in the preamble to this Agreement.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefited Lender” shall have the meaning provided in Section 13.8(a).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” shall have the meaning provided in the preamble to this Agreement.
“Borrowing” shall mean and include the incurrence of one Class and Type of Term Loan on a given date (or resulting from conversions on a given date) having a single Maturity Date and in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans).
“Broker-Dealer Subsidiary” shall mean any Subsidiary that is registered as a broker-dealer under the Exchange Act or any other Applicable Law requiring similar registration.
“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a LIBOR Loan, (b) any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or (c) any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower or the Restricted Subsidiary.
“Capital Lease” shall mean, as applied to the Borrower and the Restricted Subsidiaries, any lease of any property (whether real, personal or mixed) by the Borrower or any Restricted Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of the Borrower; provided, however, that notwithstanding anything to the contrary in this Agreement or in any other Credit Document, any leases that were not capital leases when entered into but are recharacterized as capital leases due to a change in accounting rules that becomes effective after the Closing Date shall for all purposes of this agreement not be treated as Capital Leases.
“Capitalized Lease Obligations” shall mean, as applied to the Borrower and the Restricted Subsidiaries at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) of the Borrower or the Restricted Subsidiary in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such Capital Lease prior to the first date upon which such Capital Lease may be prepaid by the lessee without payment of a penalty; provided, however, that notwithstanding anything to the contrary in this Agreement or in any other Credit Document, any obligations that were not required to be included on the balance sheet of the Borrower or the Restricted Subsidiary as capital lease obligations when incurred but are recharacterized as capital lease obligations due to a change in accounting rules that becomes effective after the Closing Date shall for all purposes of this Agreement not be treated as Capitalized Lease Obligations.
“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower.
“Captive Insurance Subsidiary” shall mean a Subsidiary of the Borrower established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by the Borrower or any of its Subsidiaries or joint ventures or to insure related or unrelated businesses.
“Case” shall have the meaning provided in the preamble to this Agreement.
“Cash Equivalent” shall mean:

(a)Dollars and cash in such foreign currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business;
(b)securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;
(c)securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);
(d)commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(e)time deposits with, or domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, the Administrative Agent (or any Affiliate thereof), any lender under the ABL Credit Agreement, any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks;
(f)repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (b), (c) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;
(g)marketable short-term money market and similar funds (x) either having assets in excess of $500,000,000 or (y) having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(h)shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i)in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made.
“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.
“Cash Management Bank” shall mean any Person that enters into a Cash Management Agreement with the Borrower or any Restricted Subsidiary in its capacity as a provider of Cash Management Services and, in each case, at the time it enters into such Cash Management Agreement or on the Closing Date, is (a) a Joint Lead Arranger, a Lender, an Affiliate of a Lender or a Joint Lead Arranger or (b) any other Person that delivers an accession agreement to the Security Agreement and that is specifically designated by the Borrower as a “Cash Management Bank”.
“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank or any other provider of Cash Management Services in connection with, or in respect of, any Cash Management Services or under any Cash Management Agreement.
“Cash Management Services” shall mean treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearing house fund transfer services), merchant services (other than those constituting a line of credit) and other cash management services.
“Certificated Securities” shall have the meaning provided in Section 8.17.
“CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holding Company” shall mean a Subsidiary of the Borrower that has no material assets other than (a) the equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in (x) one or more Foreign Subsidiaries that are CFCs or (y) one or more other CFC Holding Companies and (b) cash and Cash Equivalents and other assets being held on a temporary basis incidental to the holding of assets described in clause (a) of this definition. It is understood and agreed that Sierra Communication International LLC, a Delaware limited liability company, constitutes a CFC Holding Company on the Closing Date.
“Change in Law” shall mean (a) the adoption of any Applicable Law after the Closing Date, (b) any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any party with any guideline, request, directive or order issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” shall mean and be deemed to have occurred if (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Second Amendment Effective Date), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Second Amendment Effective Date) of more than 50% of the total voting power of the Voting Stock of Avaya Holdings; provided that (x) so long as Avaya Holdings is a Subsidiary of any Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of Avaya Holdings unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; (b) Holdings shall at any time cease to be (i) Avaya Holdings or (ii) a Wholly-Owned Subsidiary of Avaya Holdings or (c) Holdings shall not own, directly or indirectly, beneficial ownership of 100% of the Stock and Stock Equivalents of the Borrower. A Permitted Change of Control shall not constitute a Change of Control.
Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Avaya Holdings owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.
“Class”, when used in reference to any Term Loan or Borrowing, shall refer to whether such Term Loan or the Term Loans comprising such Borrowing, are ~~Initial Term Loans,~~ Incremental Term Loans, Extended Term Loans, Tranche ~~B~~B-1 Term Loans, Tranche B-~~1~~2 Term Loans or Refinancing Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Initial Term Commitment with respect to Tranche B-1 Term Loans, an Initial Term Commitment with respect to Tranche B-2 Term Loans, an Incremental Term Commitment or a Refinancing Commitment.
“Claim” shall have the meaning provided in the definition of “Environmental Claims”.
“Closing Date” shall mean December 15, 2017, on which the conditions set forth in Section 6 are first satisfied.
“Closing Refinancing” shall mean the repayment in full of all outstanding indebtedness of the Avaya Debtors under the Existing DIP Agreement (other than contingent obligations not yet due) and the release of all Liens granted thereunder.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect on the Closing Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefore.
“Co-Managers” shall mean Blackstone Holdings Finance Co. L.L.C. and Benefit Street Partners LLC.
“Collateral” shall mean all property pledged, mortgaged or purported to be pledged or mortgaged pursuant to the Security Documents (excluding, for the avoidance of doubt, all Excluded Collateral).
“Collateral Agent” shall mean Goldman Sachs Bank USA, in its capacity as collateral agent for the Secured Parties under this Agreement and the Security Documents, or any successor collateral agent appointed pursuant hereto.
“Commitment Letter” shall mean the amended and restated commitment letter, dated October 31, 2017, among Avaya Holdings, the Borrower, the Joint Lead Arrangers (and their Affiliates), JPMorgan Chase Bank, N.A. and the Co-Managers.
“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Initial Term Commitments, Incremental Term Commitments or Refinancing Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning provided in Section 13.17(a).
“Company Material Adverse Change” shall mean any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Borrower and its Subsidiaries, taken as a whole or (b) the ability of the Borrower to consummate the Transactions; provided that, clause (a) shall exclude events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (i) changes generally affecting the economy, financial, securities, or capital markets in the United States or globally; (ii) the announcement of the Transactions contemplated by the Commitment Letter (including, for the avoidance of doubt, the announcement of the Plan (as contemplated, described and defined in the Plan)) and the Borrower’s compliance with the terms and conditions of the Commitment Letter, the Plan and the Transactions contemplated thereby; (iii) the Borrower’s taking of any action contemplated by the Commitment Letter or in connection with confirmation and consummation of the Plan; (iv) any change in GAAP or Applicable Law; (v) national or international political or social conditions, including the engagement by any country, state, republic, union or sovereignty in hostilities, whether or not pursuant to the declaration of a national emergency or war (or any escalation or worsening of such hostilities), or the occurrence of any military or terrorist attack upon any country, state, republic, union or sovereignty, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of any country, state, republic, union or sovereignty; (vi) any conditions resulting from natural disasters; (vii) the failure, in and of itself, to meet internal or published projections, forecasts, budgets, or revenue, sales or earnings predictions for any period (but not the facts or circumstances underlying or contributing to any such failure); (viii) any threatened or pending claim, action, suit, litigation or proceeding relating to the Transactions or the Plan or that is otherwise released and discharged, as of the Closing Date, in connection with the Transactions or the Plan; or (ix) general conditions (or changes therein) in the Borrower’s industries; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (i), (iv), (v), (vi) or (ix) immediately above shall be taken into account in determining whether a Company Material Adverse Change has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a materially disproportionate effect on the Borrower and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Borrower and its Subsidiaries conduct their businesses.
“Company Model” shall mean the model delivered to the Joint Lead Arrangers on July 31, 2017.

“Confidential Information” shall have the meaning provided in Section 13.16.
“Confirmation Order” shall have the meaning provided in the Recitals hereto.
“Consolidated Depreciation and Amortization Expense” shall mean, with respect to the Borrower and the Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, Capitalized Software Expenditures, amortization of expenditures relating to software, license and intellectual property payments, amortization of any lease related assets recorded in purchase accounting, customer acquisition costs, unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of the Borrower and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:
(a)without duplication and (except in the case of the add-backs set forth in clauses (vii) and (xi) below) to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Borrower and the Restricted Subsidiaries for such period:
(i)Fixed Charges (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities in each case to the extent included in Consolidated Interest Expense, together with items excluded from Consolidated Interest Expense pursuant to clause (1)(o) - (z) of the definition thereof),
(ii)provision for taxes based on income or profits or capital gains, including federal, foreign, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examination, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income and the net tax expense associated with any adjustments made pursuant to clauses (a) through (t) of the definition of “Consolidated Net Income”,
(iii)Consolidated Depreciation and Amortization Expense for such period,

(iv)the amount of any restructuring cost, charge or reserve (including any costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities) and any one time expense relating to enhanced accounting function or other transaction costs, public company costs, costs and expenses in connection with the implementation of fresh start accounting, and costs related to the implementation of operational and reporting systems and technology initiatives (provided that such costs related to the implementation of operation and reporting systems and technology initiatives shall not exceed $50,000,000 for any such period),
(v)any other non-cash charges, expenses or losses, including any non-cash asset retirement costs, non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments or due to purchase accounting, or any other acquisition, non-cash compensation charges, non-cash expense relating to the vesting of warrants, write-offs or write-downs for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),
(vi)the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary,
(vii)the amount of net cost savings projected by the Borrower in good faith to be realizable as a result of specified actions, operational changes and operational initiatives (including, to the extent applicable, resulting from the Transactions) taken or to be taken prior to or during such period, including any “run-rate” synergies, operating expense reductions and improvements and cost savings that are reasonably identifiable and determined in good faith by the Borrower in connection with the Transactions, acquisitions, Dispositions, any Permitted Change of Control, other customary specified transactions or other cost saving initiatives and other initiatives to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken no later than 24 months following the consummation of the Transactions, any such specified actions, operational changes and operational initiatives (which “run-rate” synergies, operating expense reductions and improvements and cost savings shall be added to Consolidated EBITDA until fully realized, shall be subject to certification by management of the Borrower and shall be calculated on a Pro Forma Basis as though such “run-rate” synergies, operating expense reductions and improvements and cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that no “run-rate” synergies, operating expense reductions and improvements and cost savings shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (iv) above with respect to such period,
(viii)the amount of losses on Dispositions of receivables and related assets in connection with any Permitted Receivables Financing or Qualified Securitization Financing and any losses, costs, fees and expenses in connection with the early repayment, accelerated amortization, repayment, termination or other payoff (including as a result of the exercise of remedies) of any Permitted Receivables Financing or any Qualified Securitization Financing,
(ix)contract termination costs and any costs, charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or other equity-based compensation, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or Net Cash Proceeds of an issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) solely to the extent that such Net Cash Proceeds are excluded from the calculation of the Available Equity Amount,
(x)[reserved],
(xi)the proceeds of any business interruption insurance,
(xii)extraordinary, unusual or non-recurring charges, expenses or losses (including unusual or non-recurring expenses), transaction fees and expenses and consulting and advisory fees, indemnities and expenses, severance, integration costs, costs of strategic initiatives, relocation costs, consolidation and closing costs, facility opening and pre-opening costs, business optimization expenses or costs, transition costs, restructuring costs, signing, retention, recruiting, relocation, signing, stay or completion bonuses and expenses (including payments made to employees who are subject to non-compete agreements),
(xiii)any impairment charge or asset write-off or write-down including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets and Investments in debt and equity securities, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,
(xiv)cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added,
(xv)adjustments identified in the Company Model, less

(b)without duplication and to the extent included in arriving at such Consolidated Net Income for the Borrower and the Restricted Subsidiaries, the sum of the following amounts for such period:
(i)non-cash gains increasing Consolidated Net Income for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),
(ii)extraordinary, unusual or non-recurring gains,
(iii)cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of Consolidated EBITDA pursuant to paragraph (a) above for any previous period and not deducted, and
(iv)the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that
(i)there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property, assets, division or line of business acquired by the Borrower or any Restricted Subsidiary during such period (or any property, assets, division or line of business subject to a letter of intent or purchase agreement at such time) (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any property, assets, division or line of business, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, assets, division or line of business acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition), and
(ii)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed

EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred, abandoned or otherwise disposed of, or closed or so classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition, closure, classification or conversion).
Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes the four fiscal quarters as set forth below, the Consolidated EBITDA for such fiscal quarters shall be deemed to be $226,000,000 for the fiscal quarter ended December 31, 2016, $187,000,000 for the fiscal quarter ended March 31, 2017, $192,000,000 for the fiscal quarter ended June 30, 2017 and $216,000,000 for the fiscal quarter ended September 30, 2017.
“Consolidated First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum, without duplication, of (i) the Consolidated Secured Debt constituting (w) the Obligations, (x) the ABL Obligations, (y) any Indebtedness that is secured by a Lien on the Term Priority Collateral that is pari passu with the Lien securing the Obligations and (z) any Indebtedness that is secured by a Lien on the ABL Priority Collateral that is senior to or pari passu with the Lien securing the Obligations and (ii) Consolidated Secured Debt of the type described in clause (ii) of the definition thereof, in each case as of the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) are available to (b) Consolidated EBITDA for such four fiscal quarter period.
“Consolidated Interest Expense” shall mean, with respect to any period, without duplication, the sum of:
(1)consolidated interest expense of the Borrower and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or collateral posting facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging

Obligations with respect to Indebtedness, and excluding (o) annual agency fees paid to the administrative agents and collateral agents under this Agreement, the ABL Credit Agreement and the other credit facilities, (p) additional interest with respect to failure to comply with any registration rights agreement owing to holders of any securities, (q) costs associated with obtaining Hedging Obligations, (r) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of fresh start accounting or purchase accounting, (t) penalties and interest relating to taxes (u) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) any expensing of bridge, commitment and other financing fees, (w) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing, (x) any prepayment premium or penalty, (y) any interest expense attributable to a parent entity resulting from push-down accounting and (z) any lease, rental or other expenses from operating leases); plus
(2)consolidated capitalized interest of the Borrower and the Restricted Subsidiaries, in each case for such period, whether paid or accrued; less
(3)interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, the net after-tax effect of,
(a)any extraordinary, unusual or nonrecurring losses, gains, fees, costs, charges or expenses for such period,
(b)Transaction Expenses and Permitted Change of Control Costs,
(c)the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,
(d)any income (or loss) from disposed, abandoned or discontinued operations and any gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations,

(e)any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Borrower,
(f)any income (or loss) during such period of any Person that is an Unrestricted Subsidiary, and any income (or loss) during such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Net Income of the Borrower and the Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) by any Unrestricted Subsidiary or such other Person from its income to the Borrower or any Restricted Subsidiary during such period,
(g)solely for the purpose of determining Available Amount, any income (or loss) during such period of any Restricted Subsidiary (other than any Credit Party) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its Organizational Documents or any agreement, instrument or Applicable Law applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions (i) has been legally waived or otherwise released, (ii) is imposed pursuant to this Agreement and the other Credit Documents, the ABL Credit Documents, Permitted Debt Exchange Instruments or Permitted Other Debt, (iii) any working capital line permitted by Section 10.2 incurred by a Foreign Subsidiary or (iv) arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Credit Documents (as determined by the Borrower in good faith); provided that Consolidated Net Income of the Borrower and the Restricted Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or any Restricted Subsidiary during such period, to the extent not already included therein,
(h)all adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in the Borrower’s consolidated financial statements pursuant to GAAP, resulting from (i) the application of fresh start accounting principles as a result of the Avaya Debtors’ emergence from bankruptcy or (ii) the application of purchase accounting in relation to the Transactions or any consummated acquisition, in each case, including the amortization, write-off or write-down of any assets, any deferred revenue and any other amounts and other similar adjustments and, whether consummated before or after the Closing Date,
(i)any income (or loss) for such period attributable to the early extinguishment of Indebtedness (other than Hedging Obligations, but including, for the avoidance of doubt, debt exchange transactions and the extinguishment of pre-petition indebtedness in connection with the Transactions),
(j)any unrealized income (or loss) for such period attributable to Hedging Obligations or other derivative instruments,
(k)any impairment charge or asset write-off or write-down including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets and investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP,
(l)any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Stock or Stock Equivalents by management of the Borrower or any of its direct or indirect parent companies in connection with the Transactions,
(m)accruals and reserves established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP (or within 12 months after the Permitted Change of Control Effective Date) or changes as a result of adoption of or modification of accounting policies during such period,
(n)any accruals, payments, fees, expenses or charges (including rationalization, legal, tax, structuring, and other costs and expenses, but excluding depreciation or amortization expense) related to, or incurred in connection with, the Transactions (including letter of credit fees), the Plan, any offering of Stock or Stock Equivalents (including any equity offering), the listing of Avaya Holdings on the Closing Date, Investment, acquisition, Disposition, Restricted Payment, recapitalization or the issuance or incurrence of Indebtedness permitted to be incurred by the Borrower and the Restricted Subsidiaries pursuant hereto (including any refinancing transaction or amendment, waiver, or other modification of any debt instrument), in each case whether or not consummated, including (A) such fees, expenses or charges related to the negotiation, execution and delivery and other transactions contemplated by this Agreement, the other Credit Documents and any Permitted Receivables Financing, (B) any

amendment or other modification of this Agreement and the other Credit Documents, (C) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, (D) any charges or non-recurring merger costs as a result of any such transaction, and (E) earnout obligations paid or accrued during such period with respect to any acquisition or other Investment,
(o)the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the extent otherwise permitted pursuant to Section 9.9,
(p)restructuring-related or other similar charges, fees, costs, commissions and expenses or other charges incurred during such period in connection with this Agreement, the other Credit Documents, the Credit Facilities, the Case, any reorganization plan in connection with the Case, and any and all transactions contemplated by the foregoing, including the write-off of any receivables, the termination or settlement of executory contracts, professional and accounting costs fees and expenses, management incentive, employee retention or similar plans (in each case to the extent such plan is approved by the Bankruptcy Court to the extent required), litigation costs and settlements, asset write-downs, income and gains recorded in connection with the corporate reorganization of the Avaya Debtors;
(q)any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days),
(r)to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption,
(s)any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses relating to currency remeasurements of

Indebtedness (including any gain or loss resulting from obligations under any Hedging Obligation for currency exchange risk) and any foreign currency translation gains or losses, and
(t)to the extent non-cash and deducted in calculating net income (or loss), any net pension, post-employment benefit or long-term disability costs, including interest cost, service cost, actuarial expected return on plan assets, amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of unrecognized net obligations (and loss or cost) existing at the date of initial application of FASB Standard 87, 106 and 112 (or their equivalents under the ASC), and any other items of a similar nature and any gain or loss attributable to mark-to-market adjustments in the valuation of pension liabilities, including actuarial gain or loss on pension and post-retirement plans, curtailments and settlements and prior service cost adjustment.
“Consolidated Secured Debt” shall mean, as of any date of determination, Consolidated Total Debt at such date which either (i) is secured by a Lien on the Collateral (and other assets of the Borrower or any Restricted Subsidiary pledged to secure the Obligations pursuant to Section 10.2(i)) or (ii) constitutes Capitalized Lease Obligations or purchase money Indebtedness of the Borrower or any Restricted Subsidiary.
“Consolidated Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) are available to (b) Consolidated EBITDA for such four fiscal quarter period.
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption), after intercompany eliminations, on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date (or, if such date of determination is a date prior to the first date on which such consolidated balance sheet has been (or is required to have been) delivered pursuant to Section 9.1, on the pro forma financial statements delivered pursuant to Section 6.10 (and, in the case of any determination relating to any Specified Transaction, on a Pro Forma Basis including any property or assets being acquired in connection therewith)).
“Consolidated Total Debt” shall mean, as of any date of determination, (a) (i) all Indebtedness of the types described in clauses (a) and (b) (solely to the extent such Indebtedness matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the sole option of the Borrower or any Restricted Subsidiary, to a date more than one year from the date of its creation), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit which are not cash collateralized or backstopped) and clause (f) of the definition thereof, in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP; provided, further, that the effects of push-down accounting shall be excluded) and (ii) purchase money Indebtedness (and excluding, for the avoidance of doubt, Qualified Securitization Financing, Permitted Receivables Financing, Hedging Obligations and Cash Management Obligations) minus (b) the aggregate amount of all Unrestricted Cash.
“Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) are available to (b) Consolidated EBITDA for such four fiscal quarter period.
“Consolidated Working Capital” shall mean, at any date, the excess of (i) all amounts (other than Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date over (ii) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, but excluding, without duplication, (a) the current portion of any funded Indebtedness, (b) all Indebtedness consisting of revolving loans, swing line loans and letter of credit obligations (including such loan or letters of credit under the ABL Credit Agreement), in each case to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations, (f) liabilities in respect of unpaid earnouts, and (g) the current portion of any other long-term liabilities, and in the case of both clauses (i) and (ii), excluding the effects of adjustments pursuant to GAAP resulting from the application of fresh start accounting or purchase accounting, as the case may be, in relation to the Transactions, any Permitted Change of Control or any consummated acquisition.
“Contingent Obligation” shall mean indemnification Obligations and other similar contingent Obligations for which no claim has been made in writing.
“Contract Consideration” shall have the meaning provided in the definition of the term “Excess Cash Flow”.
“Contractual Requirement” shall have the meaning provided in Section 8.3.
“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.
“Corrective Extension Amendment” shall have the meaning provided in Section 2.15(a)(vi).
“Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, the Fee Letter, any promissory notes issued by the Borrower hereunder, any Incremental Amendment, any Refinancing Amendment, any Extension Amendment and any other document jointly identified by the Borrower and the Administrative Agent as a “Credit Document”, provided that, for the avoidance of doubt, Secured Cash Management Agreements and Secured Hedging Agreements shall not constitute Credit Documents.
“Credit Facility” shall mean any category of Commitments and/or Term Loans and other extensions of credit thereunder.
“Credit Party” shall mean each of Holdings, the Borrower and each of the Subsidiary Guarantors.
“Cumulative Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period, taken as a single accounting period. Cumulative Consolidated Net Income may be a positive or negative amount.
“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness (other than as permitted to be issued or incurred under Section 10.1).
“Declined Proceeds” shall have the meaning provided in Section 5.2(f).
“Default” shall mean any event, act or condition that with notice or lapse of time hereunder, or both, would constitute an Event of Default.
“Default Rate” shall have the meaning provided in Section 2.8(d).
“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.
“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.
“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with a Disposition pursuant to Section 10.4(b) that is designated as

Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalent within 180 days following the consummation of the applicable Disposition). A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise Disposed of in compliance with Section 10.4.
“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary, as applicable, and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.
“Disposition” or “Dispose” shall mean (i) the convey, sale, lease, assignment, transfer or other disposition of any of property, business or assets (including receivables and leasehold interests), whether owned on the Closing Date or hereafter acquired or (ii) the sale to any Person (other than to the Borrower or a Subsidiary Guarantor) any shares owned by it of any Subsidiary’s Stock and Stock Equivalents.
“Disqualified Institutions” shall mean (a) those banks, financial institutions or other Persons separately identified in writing by the Borrower to the Administrative Agent on or prior to October 23, 2017, or to any Affiliates of such banks, financial institutions or other persons identified by the Borrower in writing or that are readily identifiable as Affiliates on the basis of their name and (b) competitors identified in writing to the Administrative Agent from time to time (or Affiliates thereof identified by the Borrower in writing or that are readily identifiable as Affiliates on the basis of their name) of the Borrower or any of its Subsidiaries (other than such Affiliate that is a bona fide debt fund or a fixed-income only investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent from their duties owed to such competitor); provided that no such identification after the date of a relevant assignment shall apply retroactively to disqualify any person that has previously acquired an assignment or participation of an interest in any of the Credit Facilities with respect to amounts previously acquired. The list of all Disqualified Institutions set forth in clauses (a) and (b) shall be made available to any Lender upon request.
“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of such change of control, asset sale or similar event shall be subject to the prior repayment in full of the Term Loans and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or Contingent Obligations) and the termination of all Commitments, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of such change of control, asset sale or similar event shall be subject to the prior repayment in full of the Term Loans and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or Contingent Obligations) and the termination of all Commitments), in whole or in part, in each case prior to the date that is ninety-one (91) days after the Latest Maturity Date as determined at the time of the issuance; provided that if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any present or former employee, officer, director, manager or consultant, of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or any Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Borrower, in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement or otherwise in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, officer, director, manager or consultant shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or any of its Subsidiaries.
“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Employee Benefit Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Foreign Plan, that is maintained or contributed to by Holdings, Borrower or any Subsidiary (or, with respect to an employee benefit plan subject to Title IV of ERISA, any ERISA Affiliate).
“Environmental Claims” shall mean any and all actions, suits, proceedings, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than reports prepared by or on behalf of Holdings, the Borrower or any other Subsidiary of Holdings (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of Real Estate) or proceedings in each case relating in any way to any applicable Environmental Law or any permit issued, or any approval given, under any applicable Environmental Law (hereinafter, “Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release into the environment of Hazardous Materials or arising from alleged injury or threat of injury to human health or safety (to the extent relating to human exposure to Hazardous Materials), or to the environment, including ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.
“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or, with respect to any post-Closing Date requirements of the Credit Documents, hereafter in effect, and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any legally binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or to human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or any Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (i) the failure of any Employee Benefit Plan to comply with any provisions of ERISA and/or the Code or with the terms of such Employee Benefit Plan; (ii) any Reportable Event; (iii) the existence with respect to any Employee Benefit Plan of a non-exempt Prohibited Transaction; (iv) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (v) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (vi) the occurrence of any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (vii) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any written notice to terminate any Pension Plan under Section 4042(a) of ERISA or to appoint a trustee to administer any Pension Plan under Section 4042(b)(1) of ERISA; (viii) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; (ix) the receipt by any Credit Party or any of its ERISA Affiliates of any notice concerning the imposition on it of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA), (x) a determination that any Pension Plan is or is expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); or (xi) any other event or condition with respect to a Pension Plan or Multiemployer Plan that could result in liability to the Borrower or any Subsidiary.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount (which amount shall not be less than zero) equal to the excess of:
(a)the sum, without duplication, of:
(i)the Consolidated Net Income for such period,
(ii)an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,
(iii)decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),
(iv)an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and
(v)cash receipts in respect of Hedging Agreements during such Fiscal Year to the extent not otherwise included in such Consolidated Net Income; over
(b)the sum, without duplication, of:
(i)an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges included in the definition of Consolidated Net Income (but excluding any cash charges described in clause (q) or (r) of the definition thereof),
(ii)without duplication of amounts deducted pursuant to clause (xi) below in prior Fiscal Years, the amount of Capital Expenditures or acquisitions of intellectual property and Capitalized Software Expenditures accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,
(iii)the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Leases, (B) repayments made under Section 2.5(b) and (C) the amount of any mandatory prepayment of Term Loans due to an Asset Sale Prepayment Event to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase, but excluding (X) all other prepayments or repurchases of Term Loans or Indebtedness secured on a pari passu basis with the Initial Term Loans, and (Y) all prepayments in respect of any revolving credit facility, except, in the case of clause (Y) only, to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,
(iv)an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v)increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),
(vi)cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income unless financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,
(vii)without duplication of amounts deducted pursuant to clause (xi) below in prior Fiscal Years, the amount of Investments made pursuant to Section 10.5(h), (i), (v)(y), (w), (cc) and (ii) during such period unless such Investments were financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,
(viii)the amount of Restricted Payments paid during such period pursuant to Sections 10.6(b), (d), (j), (l) and (o) during such period unless such Restricted Payments were financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,
(ix)the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income unless such expenditures were financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,

(x)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income unless any such payments were financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries,
(xi)without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period (other than any amount financed with the proceeds of long-term Indebtedness of the Borrower and the Restricted Subsidiaries) of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,
(xii)the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,
(xiii)cash expenditures in respect of Hedging Agreements during such Fiscal Year to the extent not deducted in arriving at such Consolidated Net Income, and
(xiv)the aggregate amount of any Excess Contribution, unless such Excess Contribution is already deducted in the calculation of Net Cash Proceeds in connection with an Asset Sale Prepayment Event or financed with the proceeds with long-term Indebtedness.
“Excess Contribution” shall have the meaning provided in the PBGC Stipulation of Settlement.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder.
“Excluded Collateral” shall mean (i) [reserved], (ii) any vehicles and other assets subject to certificates of title; (iii) letter-of-credit rights to the extent a security interest therein cannot be perfected by a UCC filing (other than supporting obligations); (iv) any property subject to a Lien permitted under Section 10.2 securing a purchase money agreement, Capital Lease or similar arrangement permitted hereunder in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral), to the extent, and for so long as, the creation of a security interest therein is prohibited thereby (or otherwise requires consent, provided that there shall be no obligation to seek such consent) or creates a right of termination or favor of a third party, in each case, excluding the proceeds and receivables thereof to the extent not otherwise constituting Excluded Collateral; (v) (x) all leasehold interests in Real Estate (and there shall not be any requirement to obtain any landlord or other third party waivers, estoppels, consents or collateral access letters in respect of such leasehold interests) and (y) any parcel of Real Estate located in the United States and the improvements thereto owned in fee by a Credit Party with a fair market value of $10,000,000 or less (at the time of acquisition) (but not any Collateral located thereon) or any parcel of Real Estate and the improvements thereto owned in fee by a Credit Party outside the United States; (vi) any “intent to use” trademark application filed and accepted in the United States Patent and Trademark Office unless and until an amendment to allege use or a statement of use has been filed and accepted by the United States Patent and Trademark Office to the extent, if any, that, and solely during the period, if any, in which the grant of security interest therein could impair the validity or enforceability of such “intent to use” trademark application under federal law; (vii) any charter, permit, franchise, authorization, lease, license or agreement, in each case, only to the extent and for so long as the grant of a security interest therein (or the assets subject thereto) by the applicable Credit Party (x) would violate invalidate such charter, permit, franchise, authorization, lease, license, or agreement or (y) would give any party (other than a Credit Party) to any such charter, permit, franchise, authorization, lease, license or agreement the right to terminate its obligations thereunder or (z) is permitted under such charter, permit, franchise, lease, license or agreement only with consent of the parties thereto (other than consent of a Credit Party) and such necessary consents to such grant of a security interest have not been obtained (it being understood and agreed that no Credit Party or Restricted Subsidiary has any obligation to obtain such consents) other than, in each case referred to in clauses (x) and (y) and (z), as would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction, in each case excluding the proceeds and receivables thereof which are not otherwise Excluded Collateral; (viii) any Commercial Tort Claim (as defined in the Security Agreement) for which no claim has been made or with a value of less than $10,000,000 for which a claim has been made; (ix) any Excluded Stock and Stock Equivalents; (x) any assets with respect to which, the Borrower and the Collateral Agent reasonably determine, the cost or other consequences of granting a security interest or obtaining title insurance in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; (xi) any assets with respect to which granting a security interest in such assets in favor of the Secured Parties under the Security Documents could reasonably be expected to result in a material adverse tax consequence as reasonably determined by the Borrower and the Collateral Agent; (xii) any margin stock; (xiii) [reserved]; and (xiv) any assets with respect to which granting a security interest in such assets is prohibited by or would violate law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority or which would require obtaining the consent, approval, license or authorization of any Governmental Authority (unless such consent, approval, license or authorization has been received; provided that there shall be no obligation to obtain such consent) or create a right of termination in favor of any governmental or regulatory third party, in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral); provided that with respect to clauses (iv), (vii) and (xiv), such property shall be Excluded Collateral only to the extent and for so long as such prohibition, violation, invalidation or consent right, as applicable, is in effect and in the case of any such agreement or consent, was not created in contemplation thereof or of the creation of a security interest therein. Notwithstanding anything set forth herein, Excluded Collateral shall not include any assets owned by the Credit Parties that constitute collateral securing the ABL Loans.
“Excluded Information” shall have the meaning provided in Section 13.6.
“Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Collateral Agent and the Borrower, the burden or cost of pledging such Stock or Stock Equivalents in favor of the Collateral Agent under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (ii) (A) solely in the case of any pledge of Voting Stock of (x) any Foreign Subsidiary that is a CFC or (y) any CFC Holding Company, in each case, owned directly by a Credit Party, any Voting Stock in excess of 65% of each outstanding class of Voting Stock of such Foreign Subsidiary that is a CFC or such CFC Holding Company and (B) any Stock or Stock Equivalents of (x) any Foreign Subsidiary that is a CFC or (y) any CFC Holding Company in each case not owned directly by a Credit Party, (iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any Applicable Law or any Contractual Requirement (including any legally effective requirement to obtain the consent or approval of, or a license from, any Governmental Authority or any other regulatory third party unless such consent, approval or license has been obtained (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary of the Borrower to obtain any such consent, approval or license)), (iv) any Stock or Stock Equivalents of each Subsidiary to the extent that a pledge thereof to secure the Obligations is prohibited by any applicable Organizational Document of such Subsidiary or requires third party consent (other than the consent of a Credit Party), unless consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent), in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral), (v)

Stock or Stock Equivalents of any non-Wholly Owned Subsidiary, (vi) any Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Stock or Stock Equivalents could reasonably be expected to result in material adverse tax or accounting consequences to Holdings or any Subsidiary thereof as reasonably determined by the Borrower and the Collateral Agent, (vii) any Stock or Stock Equivalents that are margin stock, (viii) any Stock or Stock Equivalents owned by a CFC or a CFC Holding Company, and (ix) any Stock and Stock Equivalents of any Unrestricted Subsidiary or of any Restricted Subsidiary that does not constitute a Material Subsidiary (other than (A) to the extent a perfected security interest therein can be obtained by filing a UCC-1 financing statement or (B) as otherwise agreed to by the Borrower in its sole discretion), any Person not constituting a Subsidiary, any Captive Insurance Subsidiary, any Broker-Dealer Subsidiary, any not-for-profit Subsidiary and any special purpose entity (including any Receivables Entity and any Securitization Subsidiary); provided that Excluded Stock and Stock Equivalents shall not include proceeds of the foregoing property to the extent otherwise constituting Collateral.
“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary of the Borrower designated by the Borrower for the purpose of this clause (a) from time to time, for so long as any such Domestic Subsidiary does not constitute a Material Subsidiary as of the most recently ended Test Period; provided that if such Domestic Subsidiary would constitute a Material Subsidiary as of the end of such Test Period, the Borrower shall cause such Domestic Subsidiary to become a Guarantor pursuant to Section 9.11, (b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-Wholly Owned Restricted Subsidiary or joint venture), (c) any CFC or CFC Holding Company, (d) each Domestic Subsidiary that is (i) prohibited by any applicable (x) Contractual Requirement, (y) Applicable Law (including without limitation as a result of applicable financial assistance, directors’ duties or corporate benefit requirements) or (z) Organizational Document (in the case of clauses (x) and (z), in effect on the Closing Date or any date of acquisition of such Subsidiary (to the extent such prohibition was not entered into in contemplation of the Guarantee)) from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), or (ii) required to obtain consent, approval, license or authorization of a Governmental Authority for such guarantee or grant (unless such consent, approval, license or authorization has already been received); provided that there shall be no obligation to obtain such consent, (e) each Domestic Subsidiary that is a Subsidiary of a CFC or CFC Holding Company, (f) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences (including any material adverse tax consequences) of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (g) each Unrestricted Subsidiary, (h) any Foreign Subsidiary, (i) any special purpose entity, including any Receivables Entity and any Securitization Subsidiary, (j) any Subsidiary to the extent that the guarantee of the Obligations by such Subsidiary could reasonably be expected to result in material adverse tax consequences (as determined by the Borrower and the Administrative Agent), (k) any Captive Insurance Subsidiary, (l) any non-profit Subsidiary or (m) any Broker-Dealer Subsidiary; provided that Excluded Subsidiary shall not include any Domestic Subsidiary of the Borrower to the extent such Domestic Subsidiary guarantees the ABL Loans.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.
“Excluded Taxes” shall mean, any of the following Taxes imposed on or with respect to any Agent or any Lender or required to be deducted or withheld from a payment to any Agent or Lender, (a) net income Taxes and franchise and excise Taxes (imposed in lieu of net income Taxes) and any branch profits Taxes imposed on such Agent or Lender imposed as a result of such Agent or Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), (b) any Taxes imposed on any Agent or any Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other Credit Document), (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of any Agent or Lender under the law in effect at the time such Agent or Lender becomes a party to this Agreement (or designates a new lending office other than a new lending office designated at the request of the Borrower pursuant to Section 13.7(a)); provided that this clause (c) shall not apply to the extent that the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (c)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or designation of a new lending office by such Lender) would have been entitled to receive pursuant to Section 5.4 immediately before such assignment, participation, transfer or change in lending office in the absence of such assignment, participation, transfer or change in lending office (it being understood and agreed, for the avoidance of doubt, that any withholding Tax imposed on a Lender as a result of a Change in Law occurring after the time such Lender became a party to this Agreement (or designates a new lending office) shall not be an Excluded Tax under this clause (c)), (d) any Tax to the extent attributable to such Agent’s or Lender’s failure to comply with Sections 5.4(e), (f) (in the case of any Non-U.S. Lender) or Section 5.4(i) (in the case of a U.S. Lender) or Section 5.4(j) and (e) any Taxes imposed by FATCA.
“Existing DIP Agreement” shall have the meaning provided in the Recitals to this Agreement.
“Existing Term Loan Class” shall have the meaning provided in Section 2.15(a)(i).
“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).
“Extended Term Loans” shall have the meaning provided in Section 2.15(a)(i).
“Extending Lender” shall have the meaning provided in Section 2.15(a)(iv).
“Extension Amendment” shall have the meaning provided in Section 2.15(a)(v).
“Extension Election” shall have the meaning provided in Section 2.15(a)(iv).
“Extension Minimum Condition” shall mean a condition to consummating any Extension Series that a minimum amount (to be determined and specified in the relevant Term Loan Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for extension.
“Extension Series” shall mean all Extended Term Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees and amortization schedule.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and intergovernmental agreement (together with any Applicable Law implementing such agreement) entered into in connection with any of the foregoing.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” shall mean the amended and restated fee letter, dated October 31, 2017, among Avaya Holdings, the Borrower, the Joint Lead Arrangers (and their Affiliates) and the Co-Managers.
“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.
“First Amendment” shall mean that certain Amendment No. 1, dated as of June 18, 2018 among the Borrower, Holdings, the other Guarantors, the Tranche B Term Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” shall have the meaning provided in the First Amendment.
“First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form attached hereto as Exhibit G or such as form as reasonably agreed between the Borrower and the Administrative Agent.
“Fiscal Year” shall have the meaning provided in Section 9.10.
“Fixed Charges” shall mean, the sum of, without duplication:
(1)Consolidated Interest Expense; plus
(2)all cash dividends or cash distributions (other than return of capital) paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; plus
(3)all cash dividends or cash distributions (other than return of capital) paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.
“Foreign Asset Sale” shall have the meaning provided in Section 5.2(g).
“Foreign Excess Cash Flow” shall have the meaning provided in Section 5.2(g).

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.
“Foreign Recovery Event” shall have the meaning provided in Section 5.2(g).
“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.
“Granting Lender” shall have the meaning provided in Section 13.6(f).
“Guarantee” shall mean the Guarantee made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.
“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such

Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Guarantors” shall mean (a) Holdings, (b) each Domestic Subsidiary (other than an Excluded Subsidiary) that provides the Guarantee on the Closing Date or becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise and (c) the Borrower (other than with respect to its own Obligations).
“Hazardous Materials” shall mean (a) any petroleum or petroleum products spilled or released into the environment, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, for which a release into the environment is prohibited, limited or regulated by any Environmental Law.
“Hedge Bank” shall mean any Person (other than Holdings, the Borrower or any other Subsidiary of the Borrower) that is (a) a party to any Hedging Agreement and, in each case, at the time it enters into such Hedging Agreement or on the Closing Date, is a Joint Lead Arranger, a Lender, an Affiliate of a Lender or a Joint Lead Arranger or (b) any other Person party to a Hedging Agreement that delivers an accession agreement to the Security Agreement and that is specifically designated by the Borrower as a “Hedge Bank”.
“Hedging Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.
“Holdings” shall mean, (a) Avaya Holdings or (b) any other partnership, limited partnership, corporation, limited liability company, or business trust or any successor thereto organized under the laws of the United States or any state thereof or the District of Columbia (the “New Holdings”) that is a direct or indirect Wholly Owned Subsidiary of Avaya Holdings or that has merged, amalgamated or consolidated with Avaya Holdings (or, in either case, the previous New Holdings, as the case may be) (the “Previous Holdings”); provided that (i) such New Holdings owns directly or indirectly 100% of the Stock and Stock Equivalents of the Borrower, (ii) the New Holdings shall expressly assume all the obligations of the Previous Holdings under this Agreement and the other Credit Documents to which it is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) such substitution and any supplements to the Credit Documents shall preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, and New Holdings shall have delivered to the Administrative Agent an officer’s certificate to that effect and (iv) all assets of the Previous Holdings are contributed or otherwise transferred to such New Holdings; provided, further, that if the foregoing are satisfied, the Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to “Holdings” in the Credit Documents shall be meant to refer to the “New Holdings”. Notwithstanding anything to the contrary contained in this Agreement, Holdings or any New Holdings may change its jurisdiction of organization or location for purposes of the UCC or its identity or type of organization or corporate structure, subject to compliance with the terms and provisions of the Security Agreement.
“Increased Amount Date” shall have the meaning provided in Section 2.14(a).
“Incremental Amendment” shall have the meaning provided in Section 2.14(a).
“Incremental Commitments” shall have the meaning provided in Section 2.14(a).
“Incremental Equivalent Debt” shall have the meaning provided in Section 10.1(v)(ii).

“Incremental Facilities” shall mean the facilities represented by the Incremental Commitments and the Incremental Loans thereunder.
“Incremental Loans” shall have the meaning provided in Section 2.14(a).
“Incremental Revolving Commitments” shall have the meaning provided in Section 2.14(a).
“Incremental Term Commitments” shall have the meaning provided in Section 2.14(a).
“Incremental Term Loan Maturity Date” shall mean, with respect to any tranche of Incremental Term Loans made pursuant to Section 2.14, the final maturity date thereof.
“Incremental Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).
“Incremental Term Loan” shall have the meaning provided in Section 2.14(c).
“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) the Swap Termination Value of Hedging Obligations of such Person, (h) without duplication, all Guarantee Obligations of such Person, (i) Disqualified Stock of such Person and (j) Receivables Indebtedness of such Person; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) any Indebtedness defeased by such Person or by any Subsidiary of such Person, (v) contingent obligations incurred in the ordinary course of business and (vi) earnouts or similar obligation until earned, due and payable and not paid for a period of thirty (30) days.
For all purposes hereof, (a) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness constitutes Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations and obligations evidenced by bonds, debentures, notes, loan agreement or other similar instruments, (b) the Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude all intercompany Indebtedness among the Borrower and its Subsidiaries having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (c) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“indemnified liabilities” shall have the meaning provided in Section 13.5.
“Indemnified Taxes” shall mean (a) all Taxes imposed on or with respect to any payment made on account of any obligation of any Credit Party under any Credit Document other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Financial Advisor” shall mean an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is disinterested with respect to the applicable transaction.
“Initial ABL Facility” shall have the meaning provided in the ABL Credit Agreement”.
“Initial Term Commitment” shall mean (a) in the case of any Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Initial Term Commitment”, (b) in the case of any Tranche B Term Lender, the amount of such Lender’s Tranche B Term Loan Commitment under the First Amendment (including, for the avoidance of doubt, the amount allocated to each Rollover Lender (as defined in the First Amendment)) ~~and~~, (c) in the case of any Tranche B-1 Term Lender, the amount of such Lender’s commitment to make a Tranche B-1 Term Loan pursuant to the Second Amendment, (d) in the case of any Tranche B-2 Term Lender, the amount of such Lender’s commitment to make a Tranche B-2 Term Loan pursuant to the Third Amendment and (e) in the case of any Lender that becomes a Lender after the ~~Closing Date or the First~~Third Amendment Effective Date, as applicable, the amount specified as such Lender’s “Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Initial Term Commitments, in each case as the same may be changed from time to time pursuant to the terms hereof.
“Initial Term Loan Maturity Date” shall mean December 15, 2027.
“Initial Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Initial Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).
“Initial Term Loans” shall mean (a)  ~~prior to the First Amendment Effective Date, the loans made on the Closing Date pursuant to Section 2.1(a) and (b) from and after the First Amendment Effective Date,~~ the Tranche B-1 Term Loans and (b) the Tranche ~~B~~B-2 Term Loans ~~made on the First Amendment Effective Date pursuant to the First Amendment~~.
“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.
“Intercompany Subordinated Note” shall mean the Intercompany Note, dated as of the Closing Date, executed by Holdings, the Borrower and each Restricted Subsidiary, as supplemented from time to time.
“Interest Period” shall mean, with respect to any Term Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.
“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership, limited liability company membership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) (including any partnership or joint venture); (c) the entering into of any Guarantee Obligation with respect to Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.5 (excluding, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances and Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business). The amount of any Investment outstanding at any time shall be the original cost of such Investment reduced (except in the case of (x) Investments made using the Available Amount pursuant to Section 10.5(v)(y) and (y) Returns which increase the Available Amount pursuant to clauses (a)(iii), (iv), (v) and (vii) of the definition thereof) by any Returns of the Borrower or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of cash or Cash Equivalents, such amount shall be equal to the fair market value of such consideration).
“Joint Lead Arrangers” shall mean each of Goldman Sachs Bank USA, Citigroup Global Markets Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners for the Lenders under this Agreement and the other Credit Documents; provided that, with respect to the Second Amendment, “Joint Lead Arrangers” shall mean each of JPMorgan Chase Bank, N.A., BofA Securitis, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs Bank USA.
“Judgment Currency” shall have the meaning provided in Section 13.20.
“Junior Indebtedness” shall have the meaning provided in Section 10.7(a).
“Junior Lien Intercreditor Agreement” shall mean the Junior Lien Intercreditor Agreement substantially in the form of Exhibit H or such other form as reasonably agreed between the Borrower and the Administrative Agent.
“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Class of Term Loans or Commitments hereunder as of such date of determination.
“LCT Election” shall have the meaning provided in Section 1.11.
“LCT Test Date” shall have the meaning provided in Section 1.11.
“Lender” shall have the meaning provided in the preamble to this Agreement.
“Lender Default” shall mean (a) the refusal or failure (which has not been cured) of a Lender to make available its portion of any Borrowing that it is required to make hereunder, (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to that effect with respect to its funding obligations under this Agreement, (c) a Lender has failed to confirm in a manner reasonably satisfactory to the Administrative Agent, the Borrower that it will comply with its funding obligations under this Agreement, (d) a Lender being deemed insolvent or becoming the subject of a bankruptcy or insolvency proceeding or has admitted in writing that it is insolvent, provided that a Lender Default shall not be in effect with respect to a Lender solely by virtue of the ownership or acquisition of any Stock or Stock Equivalents in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such

Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (e) a Lender that has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.
“LIBOR Loan” shall mean any Term Loan ~~(including any Tranche B Term Loan and Tranche B-1 Term Loan)~~ bearing interest at a rate determined by reference to the LIBOR Rate.
“LIBOR Rate” shall mean, for any Interest Period with respect to a LIBOR Loan the rate per annum equal to the ICE Benchmark Administration (or any successor organization) LIBOR Rate (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period, as applicable, shall be the rate per annum as may be agreed upon by the Borrower and the Administrative Agent to be a rate at which the Administrative Agent could borrow funds in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, were it to do so by asking for and then accepting offers in Dollars of amounts in same day funds comparable to the principal amount of the applicable Term Loans for which the LIBOR Rate is then being determined and with maturities comparable to such Interest Period. Notwithstanding anything to the contrary contained herein, with respect to the Initial Term Loans, in no event shall the LIBOR Rate be less than zero.
“Lien” shall mean any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any Capital Lease).
“Limited Condition Transaction” shall mean (i) any Permitted Acquisition or other similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (iii) a Permitted Change of Control.
“Management Stockholders” means the members of management of Avaya Holdings (or any Parent Entity) or its Subsidiaries who are holders of Stock and Stock Equivalents of Avaya Holdings or of any Parent Entity on the Second Amendment Effective Date.
“Master Agreement” shall have the meaning provided in the definition of the term “Hedging Agreement”.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, properties or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Credit Facilities, taken as a whole or (c) material rights or remedies (taken as a whole) of the Administrative Agent and the Lenders under the Credit Documents, excluding any matters (i) publicly disclosed prior to October 23, 2017, including in any first day pleadings or declarations, in each case in connection with the Case and the events and conditions related and/or leading up to the Case and the effects thereof and (ii) publicly disclosed prior to October 23, 2017 in the Annual Report on Form 10-K of the Borrower and/or any subsequently filed quarterly or periodic report of the Borrower.
“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recent Test Period for which Section 9.1 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that at any date of determination, Restricted Subsidiaries that are not Material Subsidiaries shall not, in the aggregate, have (x) total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (y) total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during the most recent Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then (i) for purposes of Sections 8.1, 9.3, 9.5, 11.5 and 11.7, any Restricted Subsidiaries not satisfying the threshold in clause (a) or (b) above shall constitute Material Subsidiaries so that such condition no longer exists and (ii) for other purposes the Borrower shall, on the date on which the officer’s certificate delivered pursuant to Section 9.1(c) of this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries” so that such condition no longer exists. It is agreed and understood that neither Receivables Entity nor Securitization Subsidiary shall be a Material Subsidiary and they shall be excluded from the Consolidated Total Assets and total revenue of the Borrower and its Restricted Subsidiaries.
“Maturity Date” shall mean (x) with respect to the ~~Tranche B~~Initial Term Loans, the ~~Tranche B Term Loan Maturity Date, (y) with respect to the Tranche B-1 Term Loans, the Tranche B-1~~Initial Term Loan Maturity Date and (~~z~~y) with respect to any other Class of Term Loans, the Incremental Term Loan Maturity Date or other maturity date related to any Extension Series of Extended Term Loans or any maturity date related to any Refinancing Term Loan, as applicable.
“Maximum Incremental Facilities Amount” shall mean the sum of (1) the greater of (x) $800,000,000 and (y) an amount equal to 100.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) minus all Incremental Facilities and Incremental Equivalent Debt incurred in reliance of this clause (1), plus (2) all voluntary prepayments or repurchases of the Term Loans, Incremental Equivalent Debt and any Refinancing Indebtedness in respect of any Incremental Equivalent Debt on or prior to such date (in each case except to the extent (i) funded with proceeds of long term Indebtedness or (ii) the prepaid Indebtedness was originally incurred under clause (3) below (or any Refinancing Indebtedness thereof), and in the case of buybacks at discount to par, in the amount of the actual purchase price paid in cash) minus all Incremental Facilities and Incremental Equivalent Debt incurred in reliance of this clause (2) plus (3) an unlimited amount so long as, in the case of this clause (3) only, such amount at such time could be incurred without causing (x) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Initial Term Loans, the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed (A) 3.30:1.00 or (B) if the proceeds are used to finance any Permitted Acquisition or similar Investments, the higher of (I) 3.30:1.00 and (II) the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness, (y) in the case of Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Initial Term Loans, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed (A) 3.30:1.00 or (B) if the proceeds are used to finance any Permitted Acquisition or similar Investments, the higher of (I) 3.30:1.00 and (II) the Consolidated Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness, and (z) in the case of unsecured Indebtedness or Indebtedness secured only by Liens on assets that do not constitute Collateral, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed (A) 3.30:1.00 or (B) if the proceeds are used to finance any Permitted Acquisition or similar Investments, the higher of (I) 3.30:1.00 and (II) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness, in each case or clauses 3(x), 3(y) and 3(z) above, after giving effect to any acquisition consummated in connection therewith and all other appropriate Pro Forma Adjustments (including giving effect to the prepayment of Indebtedness in connection therewith), and assuming for purposes of this calculation that cash proceeds of any such Incremental Facility or Incremental Equivalent Debt then being incurred shall not be netted from Consolidated Total Debt Indebtedness for purposes of calculating such Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable; provided, however, that if amounts incurred under this clause (3) are incurred concurrently with the incurrence of Incremental Facilities in reliance on clause (1) and/or clause (2) above or any other Indebtedness incurred hereunder in reliance of a “dollar” basket, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio shall be permitted to exceed the Consolidated

First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable, set forth in clause (3) above to the extent of such amounts incurred in reliance on clause (1) and/or clause (2) or utilizing such other “dollar” basket solely for the purpose of determining whether such concurrently incurred amounts incurred under this clause (3) are permissible (it being understood that (A) if the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, incurrence test is met, then, at the election of the Borrower, any Incremental Facility or Incremental Equivalent Debt may be incurred under clause (3) above regardless of whether there is capacity under clause (1) and/or clause (2) above or utilizing such other “dollar” basket and (B) any portion of any Incremental Facility or Incremental Equivalent Debt incurred in reliance on clause (1) and/or clause (2) may be reclassified, as the Borrower may elect from time to time, as incurred under clause (3) if the Borrower meets the applicable leverage ratio under clause (3) at such time on a Pro Forma Basis).
“Maximum Tender Condition” shall have the meaning provided in Section 2.17(b).
“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of LIBOR Loans, $5,000,000 (or, if less, the entire remaining Commitments of any applicable Credit Facility at the time of such Borrowing), and (b) with respect to a Borrowing of ABR Loans, $1,000,000 (or, if less, the entire remaining Commitments of any applicable Credit Facility at the time of such Borrowing).
“Minimum Tender Condition” shall have the meaning provided in Section 2.17(b).
“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Stock or Stock Equivalents, including any joint venture (regardless of form of legal entity).
“MNPI” shall mean, with respect to Avaya Holdings and its Subsidiaries, any information other than information that is publically available or not material with respect to them or their respective securities for purposes of United States federal and state securities laws.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, in a form to be mutually agreed with the Administrative Agent.

“Mortgaged Property” shall mean all Real Estate (i) set forth on Schedule 1.1(b) and (ii) with respect to which a Mortgage is required to be granted pursuant to Section 9.12.
“Multiemployer Plan” shall mean a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA (i) to which any of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is then making or has an obligation to make contributions or (ii) with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate could incur liability pursuant to Title IV of ERISA.
“Narrative Report” shall mean, with respect to the financial statements for which such narrative report is required, a management’s discussion and analysis of the financial condition and results of operations of the Borrower and its consolidated Subsidiaries for the applicable period to which such financial statements relate.
“Net Cash Proceeds” shall mean,
(1) with respect to any Asset Sale Prepayment Event or any Recovery Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of the Borrower or any Restricted Subsidiary in connection therewith, as the case may be, less (b) the sum of:
(i)the amount, if any, of all taxes (including in connection with any repatriation of funds) paid or estimated by the Borrower in good faith to be payable by the Borrower or any Restricted Subsidiary in connection with such Prepayment Event,
(ii)the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any Restricted Subsidiary (including any pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction); provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Prepayment Event occurring on the date of such reduction,
(iii)the amount of (x) any Indebtedness (other than Indebtedness hereunder, the ABL Obligations and any other Indebtedness secured by a Lien that ranks pari passu with or is subordinated to the Liens securing the Obligations or the ABL Obligations) secured by a Lien on the assets that are the subject of such Prepayment Event, to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event and (y) any Excess Contribution to be extent required to be made upon the occurrence of such Prepayment Event,
(iv)the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period, has entered into an Acceptable Reinvestment Commitment prior to the last day of the Reinvestment Period to reinvest or, with respect to any Recovery Prepayment Event, provided an Acceptable Reinvestment Commitment or a Restoration Certification prior to the last day of the Reinvestment Period) in the business of the Borrower or any Restricted Subsidiary (subject to Section 9.15), including for the repair, restoration or replacement of an asset or assets subject to such Prepayment Event; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or any Restricted Subsidiary has entered into an Acceptable Reinvestment Commitment or provided a Restoration Certification prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of such Prepayment Event occurring on the last day of such Reinvestment Period or, if later, 180 days after the date the Borrower or such Restricted Subsidiary has entered into such Acceptable Reinvestment Commitment or provided such Restoration Certification, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i),
(v)in the case of any Asset Sale Prepayment Event, any funded escrow established pursuant to the documents evidencing any such sale or Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or Disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that the Borrower and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction,
(vi)in the case of any Asset Sale Prepayment Event or Recovery Prepayment Event by a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof, and
(vii)reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, premiums, discounts and other costs paid by the Borrower or any Restricted Subsidiary, as applicable, in connection with such Prepayment Event, in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above; and
(2)    with respect to the incurrence or issuance of any Indebtedness or the issuance of any Stock or Stock Equivalent or capital contribution, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such incurrence or issuance over (b) reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, premiums, discounts and other costs paid by the Borrower or any Restricted Subsidiary in connection with such incurrence or issuance.
“New Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness permitted to be issued or incurred under Section 10.1(v)(i) and any Refinancing Term Loans.
“New Holdings” shall have the meaning provided in the definition of “Holdings”.
“New Refinancing Commitments” shall have the meaning provided in Section 2.15(b).
“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Non-U.S. Lender” shall mean any Agent or Lender that is not, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the U.S., (b) a corporation, partnership or entity treated as a corporation or partnership created or organized in or under the laws of the U.S., or any political subdivision thereof, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3 and substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent (acting reasonably).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Term Loan or under any Secured Cash Management Agreement or Secured Hedging Agreement, in each case, entered into with Holdings, the Borrower or any Restricted Subsidiary, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, other than Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) (i) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document and (ii) exclude, notwithstanding any term or condition in this Agreement or any other Credit Documents, any Excluded Swap Obligations.
“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Taxes” shall mean any and all present or future stamp, registration, documentary or other similar Taxes arising from any payment made or required to be made under this Agreement or any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document except any such Taxes that are any Taxes imposed on any Agent or any Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other

Credit Document) imposed with respect to an assignment (other than an assignment made pursuant to Section 13.7 or Section 2.12).
“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parent Entity” shall mean any direct or indirect parent of Avaya Holdings.
“Participant” shall have the meaning provided in Section 13.6(c)(i).
“Participant Register” shall have the meaning provided in Section 13.6(c)(iii).
“Participating Receivables Grantor” shall mean the Borrower or any Restricted Subsidiary that is or that becomes a participant or originator in a Permitted Receivables Financing.
“Patriot Act” shall have the meaning provided in Section 13.18.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“PBGC Stipulation of Settlement” shall have the meaning assigned to such term in the Plan.
“Pension Plan” shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by the Borrower, any Subsidiary or ERISA Affiliate or with respect to which the Borrower, any Subsidiary or any ERISA Affiliate could incur liability pursuant to Title IV of ERISA.
“Perfection Certificate” shall mean a certificate of the Borrower substantially in the form of Exhibit E or any other form approved by the Administrative Agent (acting reasonably).
“Permitted Acquiror” shall mean any Person or group whose acquisition of beneficial ownership constitutes a Permitted Change of Control.
“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any Restricted Subsidiary of assets (including assets constituting a business unit, line of business or division) or Stock or Stock Equivalents, so long as (a) if such acquisition involves any Stock or Stock Equivalents, such acquisition shall result in the issuer of such Stock or Stock Equivalents and its Subsidiaries becoming a Restricted Subsidiary and a Subsidiary Guarantor, to the extent required by Section 9.11 or designated as an Unrestricted Subsidiary pursuant to the terms hereof, (b) such acquisition shall result in the Collateral Agent, for the benefit of the applicable Secured Parties, being granted a security interest in any Stock, Stock Equivalent or any assets so acquired, to the extent required by Section 9.11, Section 9.12 and/or the Security Agreement, (c) after giving effect to such acquisition, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 9.15 and (d) no Specified Default shall have occurred and be continuing.
“Permitted Change of Control” shall mean any transaction or series of transactions that would otherwise constitute a Change of Control, so long as:
(a) the Consolidated Secured Net Leverage Ratio after giving Pro Forma Effect thereto is not greater than 2.05 to 1.00; provided that, notwithstanding anything herein to the contrary, when calculating the Consolidated Secured Net Leverage Ratio for purposes of this definition, the Borrower shall be entitled at its option to make such calculations as it would if making calculations of baskets or ratios in connection with a Limited Condition Transaction;
(b)    the Borrower shall have obtained (or obtained a reaffirmation of the) public corporate credit rating and public corporate family rating of the Borrower and public ratings of the Term Loans hereunder, in each case (after giving effect to the Permitted Change of Control and all transactions related thereto) from (x) Moody’s and (y) either S&P or Fitch, respectively, of at least B (outlook stable), B2 (outlook stable) and B (outlook stable), as applicable;
(c) (i) at least fifteen (15) Business Days prior to the Permitted Change of Control Effective Date, the Borrower shall have delivered notice in writing to the Administrative Agent (for prompt further distribution to each Lender) of such Permitted Change of Control and of the identity of the Permitted Acquiror and (ii) not later than three (3) Business Days prior to the Permitted Change of Control Effective Date, the Permitted Acquiror and/or the Borrower, as applicable, shall have provided to the Administrative Agent (x) all customary information applicable to the Permitted Acquiror that shall have been reasonably requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Permitted Change of Control Effective Date that the Administrative Agent determines is necessary and is required by United States regulatory authorities to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (y) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation after giving effect to such Permitted Change of Control, an updated Beneficial Ownership Certification of the Borrower; and
(d)    the Administrative Agent shall have a received an officer’s certificate from the Borrower stating that the conditions described in clauses (a) through (c) above have been satisfied.

“Permitted Change of Control Costs” means all fees, costs and expenses incurred or payable by Holdings, any Parent Entity, the Borrower or any of its Restricted Subsidiaries in good faith in connection with a Permitted Change of Control.
“Permitted Change of Control Effective Date” shall mean the date of consummation of a Permitted Change of Control.
“Permitted Debt Exchange” shall have the meaning provided in Section 2.17(a).
“Permitted Debt Exchange Instruments” shall have the meaning provided in Section 2.17(a).
“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.17(a).
“Permitted Encumbrances” shall mean:
(a)Liens for taxes, assessments or governmental charges or claims (including Liens imposed by the PBGC or similar Liens) not yet delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP or that are not required to be paid pursuant to Section 9.4;
(b)Liens in respect of property or assets of the Borrower or any Restricted Subsidiary imposed by Applicable Law, such as carriers’, landlords’, construction contractors’, warehousemen’s and mechanics’ Liens and other similar Liens, arising in the ordinary course of business, in respect of amounts not more than 60 days overdue and not being contested so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;
(c)Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;
(d)Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance, employee benefit and pension liability and other types of social security or similar legislation, or to secure the performance of tenders, statutory obligations, trade contracts (other than for payment of Indebtedness), leases, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, surety, performance and return-of-money bonds and other similar obligations, in each case incurred in the ordinary course of business or otherwise constituting Investments permitted by Section 10.5;

(e)ground leases or subleases, licenses or sublicenses in respect of Real Estate on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;
(f)easements, rights-of-way, licenses, reservations, servitudes, permits, conditions, covenants, rights of others, restrictions (including zoning restrictions), royalty interests and leases, minor defects, exceptions or irregularities in title or survey, encroachments, protrusions and other similar charges or encumbrances (including those to secure health, safety and environmental obligations), which do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;
(g)with respect to any Mortgaged Property, any exception on the title policy issued and matters shown on the Survey delivered which do not in the aggregate materially adversely affect the value of said property or materially impair its use in the operation of the business of the Borrower or any of the Restricted Subsidiaries;
(h)any interest or title of a lessor, sublessor, licensor, sublicensor or grantor of an easement or secured by a lessor’s, sublessor’s, licensor’s, sublicensor’s interest or grantor of an easement under any lease, sublease, license, sublicense or easement to be entered into by the Borrower or any Restricted Subsidiary as lessee, sublessee, licensee, grantee or sublicensee to the extent permitted or not prohibited by this Agreement;
(i)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole or constituting Disposition permitted under Section 10.4;
(k)Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any Restricted Subsidiary;
(l)any zoning, land use, environmental or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Estate that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(m)any Lien arising by reason of deposits with or giving of any form of security to any Governmental Authority for any purpose at any time as required by Applicable Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Borrower or any Restricted Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks;
(n)rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of Applicable Law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;
(o)Liens arising under any obligations or duties affecting any of the property, the Borrower or any Restricted Subsidiary to any Governmental Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;
(p)rights reserved to or vested in any Governmental Authority to use, control or regulate any property of such Person, which do not materially impair the use of such property for the purposes for which it is held;
(q)any obligations or duties, affecting the property of the Borrower or any Restricted Subsidiary, to any Governmental Authority with respect to any franchise, grant, license or permit;
(r)a set-off or netting rights granted by the Borrower or any Restricted Subsidiary pursuant to any Hedging Agreements solely in respect of amounts owing under such agreements;
(s)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(t)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(u)Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided that (i) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (iii) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(v)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Applicable Laws;
(w)Liens on Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(x)Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) or attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law or customary contract encumbering deposits, including deposits in “pooled deposit” or “sweep” accounts (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(y)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business permitted or not prohibited by this Agreement;
(z)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;
(aa)any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Borrower or any Restricted Subsidiary;
(bb)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(cc)Liens (i) on any cash earnest money deposits or cash advances made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement, (ii) on other cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition permitted hereunder to be applied against the purchase price for such Investment or other acquisition, (iii) consisting of an agreement to Dispose of any property pursuant to a Disposition permitted hereunder (or reasonably expected to be so permitted by the Borrower at the time such Lien was granted) and (iv) on cash advances in favor of the purchaser of any property to be Disposed of in a Disposition permitted hereunder to secure indemnity, fees and other seller obligations;
(dd)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(ee)Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business or consistent with past practice;
(ff)any restrictions on any Stock or Stock Equivalents or other joint venture interests of the Borrower or any Restricted Subsidiary providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such Stock or Stock Equivalents or interest of such Person, if a security interest or other Lien is created on such Stock or Stock Equivalents or interest as a result thereof and other similar Liens; and
(gg)Liens securing Indebtedness or other obligations (i) of the Borrower or any Restricted Subsidiary in favor of a Credit Party and (ii) of any other Restricted Subsidiary that is not a Credit Party in favor of any other Restricted Subsidiary that is not a Credit Party.
“Permitted Holders” means, collectively, (i) the Management Stockholders (including any Management Stockholders holding Stock and Stock Equivalents through an equityholding vehicle), (ii) any Person who is acting solely as an underwriter in connection with a public or private offering of Stock and Stock Equivalents of any Parent Entity or Avaya Holdings, acting in such capacity, (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (ii), collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Avaya Holdings or any Parent Entity held by such group, and (iv) any Permitted Plan. Any Person or group whose acquisition of beneficial ownership constitutes a Permitted Change of Control will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Permitted Other Debt” shall mean, collectively, Permitted Other Loans and Permitted Other Notes.
“Permitted Other Loans” shall mean senior secured or unsecured loans (which loans, if secured, may either be secured pari passu with the Obligations (without regard to control of remedies) or may be secured by a Lien ranking junior to the Lien securing the Obligations), “mezzanine” loans or subordinated loans, in either case issued by the Borrower or a Guarantor (unless permitted to be incurred by a non-Credit Party under Section 10.1(k)), (a) if such Permitted Other Loans are incurred (and for the avoidance of doubt, not “assumed”), the scheduled final maturity and Weighted Average Life to Maturity of which are no earlier than the Latest Maturity Date and Weighted Average Life to Maturity, respectively, of the Initial Term Loans or, in the case of any Permitted Other Loans that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew, restructure or extend any other Indebtedness permitted by Section 10.1, no earlier than the scheduled final maturity and Weighted Average Life to Maturity of such exchanged, modified, replaced, refinanced, refunded, renewed, restructured or extended Indebtedness; provided that the requirements of the foregoing clause (a) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements, (b) the covenants (excluding, for the avoidance of doubt, any pricing, fee, prepayment premiums, optional prepayment or redemption terms) and events of default of which, taken as a whole, are not materially more restrictive to the Borrower and the Restricted Subsidiaries than the terms of the Initial Term Loans unless (1) Lenders under the Initial Term Loans also receive the benefit of such more restrictive terms, (2) such terms reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) (it being understood that to the extent that any financial maintenance covenant is included for the benefit of any Permitted Other Loans, such financial maintenance covenant shall be added for the benefit of any Term Loans outstanding hereunder at the time of incurrence of such Permitted Other Loans (except for any financial maintenance covenants applicable only to periods after the Latest Maturity Date, as determined at the time of issuance or incurrence of such Permitted Other Loans)) or (3) any such provisions apply after the Latest Maturity Date as determined at the time of issuance or incurrence of such Permitted Other Loans, (c) unless permitted to be incurred by a non-Credit Party under Section 10.1(k), of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (d) if secured, unless permitted to be incurred by a non-Credit Party under Section 10.1(k), are not secured by any assets other than all or any portion of the Collateral.

“Permitted Other Notes” shall mean senior secured or unsecured notes (which notes, if secured, may either be secured pari passu with the Obligations (without regard to control of remedies) or may be secured by a Lien ranking junior to the Lien securing the Obligations), mezzanine notes or subordinated notes, in either case issued by the Borrower or a Guarantor (unless permitted to be incurred by a non-Credit Party under Section 10.1(k)), (a) if such Permitted Other Notes are incurred (and for the avoidance of doubt, not “assumed”), the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations (other than customary scheduled principal amortization payments, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event, customary acceleration rights after an event of default, and AHYDO Catch-Up Payments) prior to, at the time of incurrence, the Latest Maturity Date of the Initial Term Loans or, in the case of any Permitted Other Notes that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew or extend any other Indebtedness permitted by Section 10.1, prior to the scheduled final maturity date of such exchanged, modified, replaced, refinanced, refunded, renewed or extended Indebtedness (other than customary scheduled principal amortization payments, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event, customary acceleration rights after an event of default, and AHYDO Catch-Up Payments); provided that the requirements of the foregoing clause (a) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements, (b) the covenants (excluding, for the avoidance of doubt, any pricing, fee, prepayment premiums, optional prepayment or redemption terms) and events of default of which, taken as a whole, are not materially more restrictive to the Borrower and the Restricted Subsidiaries than the terms of the Initial Term Loans unless (1) Lenders under the Initial Term Loans also receive the benefit of such more restrictive terms, (2) such terms reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) (it being understood that to the extent that any financial maintenance covenant is included for the benefit of any Permitted Other Notes, such financial maintenance covenant shall be added for the benefit of any Term Loans outstanding hereunder at the time of incurrence of such Permitted Other Notes (except for any financial maintenance covenants applicable only to periods after the Latest Maturity Date, as determined at the time of issuance or incurrence of such Permitted Other Notes)) or (3) any such provisions apply after the Latest Maturity Date at the time of issuance or incurrence of such Permitted Other Notes, (c) unless permitted to be incurred by a non-Credit Party under Section 10.1(k), of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (d) if secured, unless permitted to be incurred by a non-Credit Party under Section 10.1(k), are not secured by any assets other than all or any portion of the Collateral.
“Permitted Plan” means any employee benefits plan of Holdings or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Receivables Financing” shall mean any of one or more receivables financing programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities and other customary forms of support, in each case made in connection with such facilities) to the Borrower and the Restricted Subsidiaries (other than a Receivables Entity) providing for the sale, conveyance, or contribution to capital of Receivables Facility Assets by Participating Receivables Grantors in transactions purporting to be sales of Receivables Facility Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Entity that in turn funds such purchase by the direct or indirect sale, transfer, conveyance, pledge, or grant of participation or other interest in such Receivables Facility Assets to a Person that is not a Restricted Subsidiary.
“Permitted Reorganization” shall mean re-organizations and other activities related to tax planning and re-organization, excluding transactions described in Section 10.4(g), so long as, after giving effect thereto, the security interest of the Lenders in the Collateral or the value of the Guarantees, taken as a whole, is not materially impaired (as determined by the Borrower in good faith).
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.
“Plan” shall have the meaning provided in the Recitals to this Agreement.
“Platform” shall have the meaning provided in Section 13.17(c).
“Post-Transaction Period” shall mean, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.
“Prepayment Event” shall mean any Asset Sale Prepayment Event, Recovery Prepayment Event, Debt Incurrence Prepayment Event or New Debt Incurrence Prepayment Event.
“Previous Holdings” shall have the definition provided in the definition of “Holdings”.
“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA (including as the result of any “run-rate” synergies, operating expense reductions and improvements and cost savings), as the case may be, projected by the Borrower in good faith as a result of (a) actions taken or with respect to which substantial steps have been taken or are expected to be taken, prior to or during such Post-Transaction Period for the purposes of realizing cost savings or (b) any additional costs incurred prior to or during such Post-Transaction Period, in each case in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and the Restricted Subsidiaries; provided that (A) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Pro Forma Entity to the extent the aggregate consideration paid in connection with such acquisition was less than $50,000,000 or the aggregate Pro Forma Adjustment would be less than $50,000,000 and (B) so long as such actions are taken, or to be taken, prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments will be realizable during the entirety of such Test Period, or the applicable amount of such additional “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.
“Pro Forma Basis” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any Subsidiary of the Borrower, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the Borrower or any Restricted Subsidiary in connection therewith (it being agreed that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (y) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Authorized Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (z) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate as the Borrower or any applicable Restricted Subsidiary may designate); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction and (y) reasonably identifiable and factually supportable in the good faith judgment of the Borrower or (ii) otherwise consistent with the definition of Pro Forma Adjustment.
“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA”.
“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA or Section 4975(c) of the Code.
“Projections” shall have the meaning provided in Section 9.1(g).
“Public Reporting Entity” shall mean an entity that (i) complies with the reporting obligations under U.S. securities laws, (ii) is designated by the Borrower as a “Public Reporting Entity” and (iii) whose consolidated financial results include the financial results of the Borrower and its consolidated subsidiaries and customary reconciliations to eliminate the financial results of entities other than the Borrower and its consolidated subsidiaries.
“Qualified Securitization Financing” shall mean any Securitization Facility (and any guarantee of such Securitization Facility), that meets the following conditions: (i) the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Restricted Subsidiaries; (ii) all sales or contribution of Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are nonrecourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary).
“Real Estate” shall mean any interest in land, buildings and improvements owned, leased or otherwise held by any Credit Party, but excluding all operating fixtures and equipment.

“Receivables Entity” shall mean any Person formed solely for the purpose of (i) facilitating or entering into one or more Permitted Receivables Financings, and (ii) in each case, engaging in activities reasonably related or incidental thereto.
“Receivables Facility Assets” shall mean currently existing and hereafter arising or originated Accounts, Payment Intangibles and Chattel Paper (as each such term is defined in the UCC) owed or payable to any Participating Receivables Grantor, and to the extent related to or supporting any Accounts, Chattel Paper or Payment Intangibles, or constituting a receivable, all General Intangibles (as each such term is defined in the UCC) and other forms of obligations and receivables owed or payable to any Participating Receivables Grantor, including the right to payment of any interest, finance charges, late payment fees or other charges with respect thereto (the foregoing, collectively, being “receivables”), all of such Participating Receivables Grantor’s rights as an unpaid vendor (including rights in any goods the sale of which gave rise to any receivables), all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any receivables or other items described in this definition, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any receivables or other items described in this definition, and all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any receivables or other items described in this definition or to any obligor with respect thereto and any other assets customarily transferred together with receivables in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed assigned or otherwise transferred or pledge in connection with a Permitted Receivables Financing, and all proceeds of the foregoing.
“Receivables Indebtedness” shall mean, at any time, with respect to any receivables, securitization or similar facility (including any Permitted Receivables Financing or any Qualified Securitization Financing but excluding any account receivable factoring facility entered into incurred in the ordinary course of business), the aggregate principal, or stated amount, of the “indebtedness”, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such receivables, securitization or similar facility, at such time, in each case outstanding at such time.
“Recovery Event” shall mean (a) any damage to, destruction of or other casualty or loss involving any property or asset or (b) any seizure, condemnation, confiscation or taking (or transfer under threat of condemnation) under the power of eminent domain of, or any requisition of title or use of or relating to, or any similar event in respect of, any property or asset.

“Recovery Prepayment Event” shall mean the receipt of Net Cash Proceeds with respect to any settlement or payment in connection with any Recovery Event in respect of any property or asset of the Borrower or any Restricted Subsidiary; provided that the term “Recovery Prepayment Event” shall not include any Asset Sale Prepayment Event.
“Redemption Notice” shall have the meaning provided in Section 10.7(a).
“Refinanced Debt” shall have the meaning provided in Section 2.15(b).
“Refinancing Amendment” shall have the meaning provided in Section 2.15(b)(vii).
“Refinancing Commitments” shall have the meaning provided in Section 2.15(b).
“Refinancing Facility” shall mean any new Class of Term Loans or Commitments or increases to existing Classes of Term Loans or Commitments established pursuant to Section 2.15(b).
“Refinancing Facility Closing Date” shall have the meaning provided in Section 2.15(b)(iv).
“Refinancing Increased Amount” shall have the meaning provided in the definition of Refinancing Indebtedness.
“Refinancing Indebtedness” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person (including in respect of any previously incurred Refinancing Indebtedness); provided that (a) unless incurred by utilizing another basket under Section 10.1, the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount (the “Refinancing Increased Amount”) equal to unpaid accrued interest and premium thereon (including tender premiums) plus other reasonable amounts paid, and fees and expenses (including upfront fees and original issue discount) reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension plus an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 10.1(h) or (i) or with respect to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with the requirements in this clause (b), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a scheduled final maturity date equal to or later than the scheduled final maturity date of, and, with respect to term loans or notes, has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended (except by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Refinancing Indebtedness), (c) with respect to a Refinancing Indebtedness in respect of Junior Indebtedness, (i) at the time thereof, no Event of Default shall have occurred and be continuing, (ii) if such Junior Indebtedness is subordinated to the Obligations in right of payment, the Refinancing Indebtedness is subordinated to the Obligations and the applicable Guarantee at least to the same extent as (and on terms that are at least as favorable to the Secured Parties as those contained in) such Junior Indebtedness so refinanced, (iii) if such Junior Indebtedness is unsecured, the Refinancing Indebtedness is unsecured, (iv) if such Indebtedness is subordinated to the Obligations with respect to lien priority, the Refinancing Indebtedness is subordinated to the Obligations with respect to lien priority and (v) unless incurred by utilizing another basket under Section 10.1, such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Persons who are the obligors of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to any intercreditor agreement (including any Applicable Intercreditor Agreement), to the extent the Refinancing Indebtedness is secured by any Collateral, the holders thereof (or their representative on their behalf) shall become party to each Applicable Intercreditor Agreement, (e) in the case of any Refinancing Indebtedness in respect of the ABL Credit Agreement, Liens on any Collateral securing such Refinancing Indebtedness (i) that are Term Priority Collateral shall rank junior in priority to the Liens on the Term Priority Collateral securing the Obligations and (ii) are subject to the ABL Intercreditor Agreement (or another intercreditor agreement containing terms that are at least as favorable to the Secured Parties as those contained in the ABL Intercreditor Agreement) and (f) in the case of a Refinancing Indebtedness of any Indebtedness permitted pursuant to Section 10.1(c), (k), (v) or (w), such Indebtedness meets the requirements of the definition of Permitted Other Loans or Permitted Other Notes, as applicable.
“Refinancing Term Lender” shall have the meaning provided in Section 2.15(b)(iii).
“Refinancing Term Loan” shall have the meaning provided in Section 2.15(b)(ii).
“Refinancing Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).
“Refinancing Term Loan Request” shall have the meaning provided in Section 2.15(b)(i).
“Register” shall have the meaning provided in Section 13.6(b)(iii).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Reinvestment Period” shall mean 15 months following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event or Recovery Prepayment Event.
“Rejection Notice” shall have the meaning provided in Section 5.2(f).
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates (or, for purposes of clauses (A) and (B) of the last proviso of Section 13.5 and the penultimate paragraph of Section 13.5, such Person’s controlled Affiliates) and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Relevant LIBOR Rate” shall have the meaning provided in the definition of “ABR”.
“Repayment Amount” shall mean an Initial Term Loan Repayment Amount, an Extended Term Loan Repayment Amount with respect to any Extension Series, an Incremental Term Loan Repayment Amount and a Refinancing Term Loan Repayment Amount scheduled to be repaid on any date.
“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the thirty day notice period has been waived.
“Repricing Transaction” shall mean (i) any prepayment or repayment of Tranche B-1 Term Loans or Tranche B-2 Term Loans with the proceeds of, or any conversion of Tranche B-1 Term Loans or Tranche B-2 Term Loans into, any substantially concurrent issuance of new or replacement tranche of syndicated senior secured first lien term loans under credit facilities the primary purpose of which is to reduce the Yield applicable to the Tranche B-1 Term Loans or Tranche B-2 Term Loans and (ii) any amendment to the Tranche B-1 Term Loans or Tranche B-2 Term Loans (or any exercise of any “yank-a-bank” rights in connection therewith) the primary purpose of which is to reduce the Yield applicable to the Tranche B-1 Term Loans or Tranche B-2 Term Loans; provided that a Repricing Transaction shall not include any such prepayment, repayment or amendment in connection with (x) a Change of Control or a Permitted Change of Control or (y) a Permitted Acquisition or other Investment by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Permitted Acquisition or other Investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Permitted Acquisition or other Investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.
“Required Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the outstanding amount of the Term Loans in the aggregate at such date, (b) the outstanding amount of the unfunded Commitments in the aggregate at such date.
“Restoration Certification” shall mean, with respect to any Recovery Prepayment Event, a certification made by an Authorized Officer of the Borrower or any Restricted Subsidiary, as applicable, to the Administrative Agent prior to the end of the Reinvestment Period certifying that (a) the Borrower or such Restricted Subsidiary intends to use the proceeds received in connection with such Recovery Prepayment Event (x) to repair, restore, refurbish or replace the property or assets in respect of which such Recovery Prepayment Event occurred or (y) or to invest in assets used or useful in a Similar Business, (b) the approximate costs of completion of such repair, restoration, refurbishment or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) fifteen months after the date on which cash proceeds with respect to such Recovery Prepayment Event were received and (y) 180 days after delivery of such Restoration Certification.
“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.
“Restricted Payment” shall mean, with respect to the Borrower or any Restricted Subsidiary, any dividend or return any capital to its stockholders or any other distribution, payment or delivery of property or cash to its stockholders on account of such Stock and Stock Equivalents, or redemption, retirement, purchase or other acquisition, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or set aside any funds for any of the foregoing purposes, other than dividends payable solely in its Stock or Stock Equivalents (other than Disqualified Stock). For the avoidance of doubt, any Excess Contribution shall not constitute a Restricted Payment hereunder on account of any equity interests in Avaya Holdings by the PBGC.
“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(f).
“Returns” shall mean, with respect to any Investment, any dividend, distribution, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.
“S&P” shall mean Standard & Poor’s Financial Services LLC or any successor by merger or consolidation to its business.
“Sanctions” shall have the meaning provided in Section 8.19.
“Sanctions Laws” shall have the meaning provided in Section 8.19.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Second Amendment” shall mean that certain Amendment No. 2, dated as of September 25, 2020, among the Borrower, Holdings, the other Guarantors, the Consenting Term Lenders (as defined therein) party thereto and the Administrative Agent.
“Second Amendment Effective Date” shall have the meaning provided in the Second Amendment.
“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b), together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(c).
“Section 2.15(a) Additional Amendment” shall have the meaning provided in Section 2.15(a)(iii).
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank.
“Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank.
“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, each Lender, each Hedge Bank, each Cash Management Bank and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or appointed by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securitization Asset” shall mean (a) any accounts receivable, royalty or other revenue streams and other rights to payment or related assets and the proceeds thereof, in each case, subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Qualified Securitization Financing.
“Securitization Facility” shall mean any transaction or series of securitization financings that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Borrower or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Borrower or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries.
“Securitization Repurchase Obligation” shall mean any obligation of a seller (or any guaranty of such obligation) of (i) Receivables Facility Assets under a Permitted Receivables Financing to repurchase Receivables Facility Assets or (ii) Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets, in either case, arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” shall mean any Subsidiary of the Borrower in each case formed for the purpose of, and that solely engages in, one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Restricted Subsidiary makes an Investment and to which the Borrower or such Restricted Subsidiary transfers Securitization Assets and related assets.
“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D (as the same may be amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time), entered into by the Borrower, the other grantors party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Mortgages, (c) all Applicable Intercreditor Agreements and (d) each intellectual property security agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11 or 9.12 or pursuant to any other such Security Documents.
“Series” shall have the meaning provided in Section 2.14(a).
“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date or any other business activities which are reasonable extensions thereof or otherwise similar, incidental, corollary, complementary, synergistic, reasonably related, or ancillary to any of the foregoing (including non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as determined by the Borrower in good faith.
“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.
“Solvent” shall mean, with respect to any Person, that as of the Closing Date, (i) the present fair saleable value of the property (on a going concern basis) of such Person is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (ii) such Person is not engaged in, and are not about to engage in, business contemplated as of the date hereof for which they have unreasonably small capital and (iii) such Person is able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business, and (iv) the fair value of the assets (on a going concern basis) of such Person exceeds, their debts and liabilities, subordinated, contingent or otherwise. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Default” shall mean any Event of Default under Sections 11.1 or 11.5; provided that for purposes of the definition of Permitted Acquisitions, Section 2.14(a), Section 12.9, Section 13.6(b)(i) and Section 13.6(b)(ii), any such Event of Default under Section 11.5 shall be limited to an Event of Default solely with respect to the Borrower.
“Specified Representations” shall mean the representations and warranties made by the Borrower and the Guarantors, set forth in (i) Section 8.1(a) (solely with respect to valid existence), (ii) Section 8.2, (iii) Section 8.3(c) (solely with respect to the Organizational Documents of any Credit Party), (iv) Section 8.5, (v)

Section 8.7, (vi) Section 8.16 (which shall be satisfied by the delivery of a solvency certificate substantially in the form of the solvency certificate attached as Annex III to Exhibit C of the Commitment Letter), (vii) Section 8.17, and (viii) the last sentence of Section 8.19.
“Specified Transaction” shall mean, with respect to any period, any Investment, any Permitted Change of Control, any Disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, the incurrence of any Incremental Facilities or other event that by the terms of this Agreement requires any test or covenant to be calculated on a “Pro Forma Basis”.
“SPV” shall have the meaning provided in Section 13.6(f).
“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which the Borrower has determined in good faith to be customary in a Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” shall mean, with respect to any installment of principal on any series of Indebtedness, the date on which such payment of principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for payment thereof.
“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock shall not be deemed to be Stock unless and until such instrument is so converted or exchanged; provided, further that, solely with respect to any CFC or CFC Holding Company, Stock shall also include any instrument or security treated as stock for U.S. federal income tax purposes.
“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock Equivalents shall not be deemed to be Stock Equivalents unless and until such instrument is so converted or exchanged; provided, further that, solely with respect to any CFC or CFC Holding Company, Stock Equivalent shall also include any instrument or security treated as stock equivalent for U.S. federal income tax purposes.

“Subsequent Transaction” shall have the meaning provided in Section 1.11.
“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, unlimited company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% voting equity interest at the time or is a controlling general partner. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Subsidiary Guarantor” shall mean each Guarantor that is a Subsidiary of the Borrower.
“Successor Borrower” shall have the meaning provided in Section 10.3(a).
“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon), including a survey based on aerial photography that is (a) (i) prepared by a licensed surveyor or engineer, (ii) certified by the surveyor (in a manner reasonable in light of the size, type and location of the Real Estate covered thereby) to the Administrative Agent and the Collateral Agent and (iii) sufficient, either alone or in connection with a survey (or “no change”) affidavit in form and substance customary in the applicable jurisdiction, for the applicable title company to remove (to the extent permitted by Applicable Law) or amend all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue such endorsements or other survey coverage, to the extent available in the applicable jurisdiction, as the Collateral Agent may reasonably request or (b) otherwise reasonably acceptable to the Collateral Agent, taking into account the size, type and location of the Real Estate covered thereby.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Tax Distribution” shall have the meaning provided in Section 10.6(d)(i)
“Term Loan Increase” shall have the meaning provided in Section 2.14(a).
“Term Loan Extension Request” shall have the meaning provided in Section 2.15(a)(i).
“Term Loans” shall mean the Initial Term ~~Loans, the Tranche B Term Loans, the Tranche B-1 Term~~ Loans, any Incremental Term Loan, any Refinancing Term Loans or any Extended Term Loans, as applicable.
“Term Priority Collateral” shall have the meaning under and as defined in the ABL Intercreditor Agreement.
“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been or were required to have been delivered (or, for purposes of any calculation of a financial ratio under this Agreement, for which the financial statements described in Section 9.1(a) or (b) are otherwise available).
“Third Amendment” shall mean that certain Amendment No. 3, dated as of February 24, 2021, among the Borrower, Holdings, the other Guarantors, the Consenting Term Lenders (as defined therein) party thereto and the Administrative Agent.
“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.
“Tranche B Term Lender” shall have the meaning provided in the First Amendment.
“Tranche B Term Loan” shall have the meaning provided in the First Amendment.
“Tranche B Term Loan Commitment” shall have the meaning provided in the First Amendment.

~~“Tranche B Term Loan Maturity Date” shall mean December 15, 2024.~~
“Tranche B-1 Term Lender” shall mean the Extending Consenting ~~Term~~ Lenders as defined in the Second Amendment.
“Tranche B-1 Term Loan” shall mean the 2020 ~~Extending~~Extended Term Loans as defined in the Second Amendment.
“Tranche B-~~1~~2 Term ~~Loan Maturity Date~~Lender” shall mean ~~December 15, 2027~~each Lender party to the Third Amendment.
“Tranche B-2 Term Loan” shall mean the Refinancing Term Loans made pursuant to the Third Amendment. On the Third Amendment Effective Date, the aggregate principal amount of the Tranche B-2 Term Loans is $743,000,000
“Transaction Expenses” shall mean any fees, costs, liabilities or expenses incurred or paid by Avaya Holdings, the Borrower or any of its respective Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby including in respect of the commitments, negotiation, syndication, documentation and closing (and post-closing actions in connection with the Collateral) of the Credit Facilities.
“Transactions” shall mean, collectively, the (i) consummation of the Closing Refinancing, (ii) the consummation of the Plan, (iii) the execution of and funding under the Credit Documents and the ABL Credit Documents, (iv) the other transactions contemplated by the Plan, and (v) the payment of fees, costs, liabilities and expenses in connection with each of the foregoing and the consummation of any other transaction connected with the foregoing.
“Transferee” shall have the meaning provided in Section 13.6(e).
“Type” shall mean, as to any Term Loan, its nature as an ABR Loan or a LIBOR Loan.
“UCC” shall mean the Uniform Commercial Code of the State of New York, or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“Unfunded Current Liability” of any Pension Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Pension Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the Closing Date, exceeds the fair market value of the assets allocable thereto.
“Unrestricted Cash” shall mean, without duplication, all cash and Cash Equivalents included in the cash and Cash Equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date, excluding any cash and Cash Equivalents with respect to which a Lien (other than any Lien permitted under clause (x) or (bb) of the definition of Permitted Encumbrance) senior to the Lien securing the Obligations is granted for the benefit of other Indebtedness or obligations (but may include cash and Cash Equivalents securing the ABL Obligations along with the Obligations pursuant to the Applicable Intercreditor Agreements).
“Unrestricted Escrow Subsidiary” shall have the meaning provided in Section 1.10.
“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary designated as an Unrestricted Subsidiary by the Borrower after the Closing Date in a written notice to the Administrative Agent; provided that in each case of clauses (a) and (b), (x) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the net book value of the investment therein and such designation shall be permitted only to the extent permitted under Section 10.5 on the date of such designation and (y) subject to Section 1.10, no Event of Default exists or would result from such designation after giving Pro Forma Effect thereto and (c) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would constitute a “Restricted Subsidiary” under the definitive documentation in respect of any Indebtedness in a principal amount of not less than $100,000,000 (to the extent such concept exists under the definitive documentation in respect of such Indebtedness). The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if, subject to Section 1.10, no Event of Default exists or would result from such re-designation.
“U.S. Lender” shall have the meaning provided in Section 5.4(h).
“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors or other governing body of such Person under ordinary circumstances; provided that for the purpose of the definition of “Excluded Stock and Stock Equivalents” and in each reference to the Voting Stock of any CFC or CFC Holding Company, Voting Stock shall also include any instrument treated as voting stock or stock equivalent for U.S. federal income tax purposes.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then-outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable determination date shall be disregarded.
“Wholly Owned” shall mean, with respect to the ownership by a Person of a Subsidiary, that all of the Stock of such Subsidiary (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Applicable Law) are owned by such Person or another Wholly Owned Subsidiary of such Person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yield” shall mean, with respect to any Initial Term Commitments, Initial Term Loans or any other commitments or loans, on any date of determination, the yield to maturity, in each case, based on the interest rate and any original issue discount or upfront fees (amortized over four years), but excluding any amendment, structuring, underwriting, ticking, arrangement, commitment and other similar fees not payable to all Lenders generally providing such Commitments and/or Term Loans; provided that if such other commitment and loans (including Incremental Term Commitments and Incremental Term Loans) include an interest rate floor greater than the applicable interest rate floor under the Initial Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin, but only to the extent an increase in the interest rate floor in the Initial Term Loans would cause an increase in the interest rate then in effect thereunder.
1.2Other Interpretive Provisions
With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.
(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)The words “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(g)All references to “knowledge” or “awareness” of any Credit Party or a Restricted Subsidiary thereof means the actual knowledge of an Authorized Officer of a Credit Party or such Restricted Subsidiary.
(h)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(i)Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
(j)Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(k)For purposes of determining compliance with any one of Sections 9.9, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 1.1, (i) in the event that any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Section, such transaction (or portion thereof) at any time and from time to time shall be permitted under one or more of such clauses as determined by the Borrower (and the Borrower shall be entitled to redesignate use of any such clauses from time to time) in its sole discretion at such time; provided that (x) all Indebtedness outstanding under the Credit Documents will be deemed at all times to have been incurred in reliance only on the exception in clause (a) of Section 10.1 and (y) all Indebtedness outstanding under the ABL Credit Documents

(and any Refinancing Indebtedness thereof) will be deemed at all times to have been incurred in reliance only on the exception in clause (b) of Section 10.1 and (ii) with respect to any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction is made (so long as such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction at the time incurred or made was permitted hereunder).
(l)All references to “in the ordinary course of business” of the Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrower and its Subsidiaries in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of the Borrower or such Subsidiary, as applicable, or any similarly situated businesses in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable.
1.3Accounting Terms
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP. Notwithstanding anything set forth herein, the financial data, financial ratios and other financial calculations shall not give effect to the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies.
(b)Notwithstanding anything to the contrary herein, (i) for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs (or, for purposes of determining compliance with any test or covenant governing the permissibility of any transaction hereunder, during such period and thereafter and on or prior to such date of determination), the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, and the Consolidated Secured Net Leverage Ratio shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis and (ii) for purposes of determining compliance with any ratio governing the permissibility of any transaction to be consummated on a Pro Forma Basis hereunder, (A) the cash proceeds of any incurrence of debt then being incurred in connection with such transaction shall not be netted from Consolidated Total Debt and (B) Consolidated Total Debt shall be calculated after giving effect to any prepayment of Indebtedness, in each case for purposes of calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable. If since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of the Restricted Subsidiaries, in each case, since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then such financial ratio or test (or Consolidated EBITDA or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this definition.
1.4Rounding
Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5References to Agreements, Laws, Etc
Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted or not prohibited by any Credit Document and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
1.6Times of Day
Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
1.7Timing of Payment or Performance
When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of

Interest Period) or performance shall extend to the immediately succeeding Business Day.
1.8Currency Equivalents Generally
In determining whether any Indebtedness, Investment, Lien, Disposition, Restricted Payment or any other amount under a “fixed amount” basket denominated in Dollars may be incurred in a currency other than Dollars, such amount shall be determined based on the currency exchange rate determined at the time of such incurrence (or, in the case of any revolving Indebtedness or any amount committed to be made, at the time it is first committed); provided that no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Investment, Lien, Disposition, Restricted Payment or such other amount is incurred or made; provided, further that for purpose of determining Consolidated Net Income, Consolidated EBITDA, Consolidated Total Debt or any other amount or ratio determined based on Consolidated Net Income, Consolidated EBITDA or Consolidated Total Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered Section 9.1 Financials.
1.9Classification of Loans and Borrowings
For purposes of this Agreement, Term Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Initial Term Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial Term Loan Borrowing”) or by Type (e.g., a “LIBOR Borrowing”) or by Class and Type (e.g., a “LIBOR Initial Term Loan Borrowing”).
1.10Unrestricted Escrow Subsidiary
Any Indebtedness permitted to be incurred hereunder (including any Incremental Facilities and Refinancing Facilities) may be incurred, at the option of the Borrower, by a newly created and newly designated Unrestricted Subsidiary (an “Unrestricted Escrow Subsidiary”) with no assets other than the cash proceeds of such incurred Indebtedness plus, subject to compliance with Section 10.5, any cash and Cash Equivalents contributed to such Unrestricted Escrow Subsidiary as deposit of interest expenses and fees, additional cash collateral or for other purposes, which Unrestricted Escrow Subsidiary will then merge with and into the Borrower or any of the Restricted Subsidiaries with the Borrower or such Restricted Subsidiary surviving the merger and assuming all obligations of the Unrestricted Escrow Subsidiary. So long as such Indebtedness would have been permitted to be incurred directly by the Borrower or any Restricted Subsidiary upon the incurrence of such Indebtedness by the Unrestricted Escrow Subsidiary, or, with respect to any Indebtedness incurred in connection with a Limited Condition Transaction, at the option of the Borrower, at the time the LCT Election is made, the creation, designation and re-designation of the Unrestricted Escrow

Subsidiary and the merger of the Unrestricted Escrow Subsidiary into the Borrower or any Restricted Subsidiary shall not be subject to any additional condition, including any condition that no Default or Event of Default shall have occurred and be continuing at such time.
1.11Limited Condition Transactions
In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test or (ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets), in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”; provided that such election may be revoked by the Borrower at any time prior to the consummation or abandonment of the Limited Condition Transaction in question), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction, the Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and, following the LCT Test Date, any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, Consolidated Interest Expense or Consolidated Total Assets following the LCT Test Date but at or prior to the consummation of the relevant Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earliest of the date on which (i) such Limited Condition Transaction is consummated, (ii) the LCT Election is revoked by the Borrower and (iii) the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated.

SECTION 2Amount and Terms of Credit
2.1Initial Term Loan Borrowing
~~Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make (or in the case of any Rollover Lender (as defined in the First Amendment) on the First Amendment Effective Date, be deemed to make) Term Loans in Dollars to the Borrower (i) in the case of Initial Term Loans made in respect of Initial Term Commitments described in clause (a) of the definition of Initial Term Commitments, on the Closing Date, and (ii) in the case of Initial Term Loans made in respect of Initial Term Commitments described in clause (b) of the definition of Initial Term Commitments, on the First Amendment Effective Date, in each case in an aggregate principal amount up to its Initial Term Commitment. The Initial Term Loan prepaid or repaid may not be re-borrowed.~~
The Tranche B-1 Term Loans were made (or deemed made from an extension of certain of the Tranche B Term Loans) on the Second Amendment Effective Date. The Tranche B-2 Term Loans were made (or deemed made from an extension of certain of the Tranche B Term Loans) on the Third Amendment Effective Date. The Tranche B-1 Term Loans and the Tranche B-2 Term Loans shall have the same terms and conditions unless otherwise specified herein or the context otherwise requires. The Initial Term Loan prepaid or repaid may not be re-borrowed.
2.2Minimum Amount of Each Borrowing; Maximum Number of Borrowings
The aggregate principal amount of each Borrowing of Term Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Term Loans and in a multiple of $1,000,000 in excess thereof. After giving effect to all Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent.
2.3Notice of Borrowing; Determination of Class of Term Loans
(a)Each Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent (i) not later than 2:00 p.m. one Business Day (or with respect to the second Borrowing, three Business Days) prior to the requested date of any Borrowing or continuation of LIBOR Loans or any conversion of ABR Loans to LIBOR Loans and (ii) not later than 1:00 p.m. on the requested date of any Borrowing of ABR Loans; provided that the Borrower may deliver new notices if such condition fails to be satisfied on the proposed Borrowing date. Each telephonic notice by the Borrower pursuant to this Section 2.3(a) must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Borrowing, appropriately completed and signed by an Authorized Officer of the Borrower. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of the amount of $500,000 in excess thereof. Except as otherwise provided hereunder, each Borrowing of or conversion to ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Notice of Borrowing (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Term Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or continued, (iv) the Type of Term Loans to be borrowed or which existing Term Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan in a Notice of Borrowing, then the applicable Term Loans shall be made as ABR Loans. If the Borrower fails to deliver a Notice of Borrowing to continue any LIBOR Loans, then the LIBOR Loans shall be deemed to have chosen to convert such Term Loan to an ABR Loan. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(b)Following receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the amount of its pro rata share of the Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans. In the case of each Borrowing, each Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office in Dollars not later than 1:00 p.m. on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in Section 6, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. The determination of the LIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the ABR promptly following the public announcement of such change.

(d)Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.
2.4Disbursement of Funds
(a)No later than 2:00 p.m. on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds may be made available at such earlier time as may be agreed among the Borrower, the Administrative Agent and the Lenders for the purpose of consummating the Transactions.
(b)Each Lender shall make available all amounts required under any Borrowing for its applicable Commitments in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower in writing and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the Term Loans of the applicable Class.
(c)Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
2.5Repayment of Term Loans; Evidence of Debt
(a)The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders holding ~~(i) Tranche B~~Initial Term Loans, on the ~~Tranche B~~Initial Term Loan Maturity Date, the then outstanding ~~Tranche B Term Loans and (ii) Tranche B-1 Term Loans, on the Tranche B-1 Term Loan Maturity Date, the then outstanding Tranche B-1 Term~~Initial Term Loans. The Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, on the other applicable Maturity Dates, the then outstanding other Term Loans.
(b)The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of the Initial Term Loans, on the last Business Day of each March, June, September and December commencing on June 30, 2018 (each such Business Day, an “Initial Term Loan Repayment Date”), an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the ~~Closing~~Third Amendment Effective Date (each such repayment amount, an “Initial Term Loan Repayment Amount”), which payments shall be reduced as a result of voluntary prepayments or repurchase of the Initial Term Loans in accordance with this Agreement, including Sections 5.1 and 13.6(g) and further reduced by any prepayments pursuant to Section 5.2 and any other reductions in principal of the Initial Term Loans, including pursuant to Section 2.15, 2.16 or 13.7(a) (and each of the Lenders of the Initial Term Loans acknowledges that, as of the ~~Second~~Third Amendment Effective Date, the Initial Term Loan Repayment Amount for each Initial Term Loan Repayment Date scheduled to occur from the ~~Second~~Third Amendment Effective Date through the Latest Maturity Date with respect to the Initial Term Loans has been reduced to $0 as a result of prepayments, repayments and repurchases of Initial Term Loans that have occurred on or prior to the ~~Second~~Third Amendment Effective Date).
(c)In the event any Incremental Term Loans are made, such Incremental Term Loans shall be repaid in amounts (each, an “Incremental Term Loan Repayment Amount”) and on dates as agreed between the Borrower and the relevant Lenders of such Incremental Term Loans, subject to the requirements set forth in Section 2.14. In the event that any Extended Term Loans, such Extended Term Loans, subject to Section 2.15(a), be repaid by the Borrower in the amounts (each, an “Extended Term Loan Repayment Amount”) and on the dates set forth in the applicable Extension Amendment. In the event that any Refinancing Term Loans are established, such Refinancing Term Loans shall, subject to Section 2.15(b), be repaid by the Borrower in the amounts (each, a “Refinancing Term Loan Repayment Amount”) and on the dates set forth in the applicable Refinancing Amendment.
(d)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Term Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.
(e)The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Term Loan made hereunder and, if applicable, the relevant tranche thereof and the Type of each Term Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof, and (iv) any cancellation or retirement of Term Loans as contemplated by Section 13.6(g).
(f)The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
(g)The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made an initial Borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s expense a promissory note substantially in the form of Exhibit B, evidencing the Term Loans owing to such Lender.
(h)~~For the avoidance of doubt, the Term Loans made on the First Amendment Effective Date (x) shall constitute the Initial Term Loans for all purposes of this Agreement and (y) shall mature and become due and payable on the Tranche B Term Loan Maturity Date. The Tranche B-1~~ The Initial Term Loans shall mature and become due and payable on the ~~Tranche B-1~~Initial Term Loan Maturity Date.
2.6Conversions and Continuations
(a)Subject to the penultimate sentence of this clause (a), (x) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of any Term Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Required Lenders have determined in their sole discretion not to permit such continuation, and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. at least (i) three Business Days’, in the case of a continuation of, or conversion to, LIBOR Loans or (ii) one Business Day’s in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing), in each case substantially in the form of Exhibit A (each, a “Notice of Conversion or Continuation”) specifying the Term Loans to be so converted or continued, the Type of Term Loans to be converted into or continued and, if such Term Loans are to be converted into, or continued as, LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans.
(b)If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Required Lenders have determined in their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.
(c)Notwithstanding anything to the contrary herein, the Borrower may deliver a Notice of Conversion or Continuation pursuant to which the Borrower elects to irrevocably continue the outstanding principal amount of any Term Loans subject to an interest rate Hedging Agreement as LIBOR Loans for each Interest Period until the expiration of the term of such applicable Hedging Agreement.
2.7[Reserved]
2.8Interest
(a)The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR, in each case, in effect from time to time.

(b)The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin plus the relevant LIBOR Rate, in each case in effect from time to time.
(c)[Reserved]
(d)If all or a portion of (i) the principal amount of any Term Loan or (ii) any interest payable thereon or any other amount hereunder shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), and a Specified Default shall have occurred and be continuing, then, upon the giving of written notice by the Administrative Agent to the Borrower (except in the case of an Event of Default under Section 11.5, for which no notice is required), such overdue amount (other than any such amount owed to a Defaulting Lender) shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest or other amounts due hereunder, to the extent permitted by Applicable Law, the rate described in Section 2.8(a) plus 2% from the date of written notice to the date on which such amount is paid in full (after as well as before judgment) (or if an Event of Default under Section 11.5 shall have occurred and be continuing, the date of the occurrence of such Event of Default).
(e)Interest on each Term Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Term Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Term Loan, (A) on any prepayment; provided that interest on ABR Loans shall only become due pursuant to this clause (A) if the aggregate principal amount of the ABR Loans then-outstanding is repaid in full, (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.
(f)All computations of interest hereunder shall be made in accordance with Section 5.5.
2.9Interest Periods
At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six or (if available to all relevant Lenders participating in the relevant Credit Facility) a twelve month period or a period of less than one month.
Notwithstanding anything to the contrary contained above:
(a)the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(b)if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and
(d)the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Term Loan.
2.10Increased Costs, Illegality, LIBOR Discontinuation, Etc.
(a)In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, the Required Lenders shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
(i)on any date for determining the LIBOR Rate for any Interest Period that (x) deposits in the principal amounts and currencies of the Term Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or
(ii)at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans (other than any increase or reduction attributable to (i) Indemnified Taxes and Taxes indemnifiable under Section 5.4, (ii) net income Taxes and franchise and excise Taxes (imposed in lieu of net income Taxes) imposed on any Agent or Lender or (iii)

Taxes included under clauses (c) through (e) of the definition of “Excluded Taxes”) because of (x) any change since the Closing Date in any Applicable Law (or in the interpretation or administration thereof and including the introduction of any new Applicable Law), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank LIBOR market or the position of such Lender in such market; or

(iii)at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Applicable Law (or would conflict with any such Applicable Law not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the interbank LIBOR market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, as applicable, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of or a different method of calculating, interest or otherwise, as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by Applicable Law.
(b)At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan, affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected LIBOR Loan is then-outstanding, upon at least three Business Days’ notice to the Administrative Agent require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).
(c)If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliates’ capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or any Affiliate thereof could have achieved but for such Change in Law (taking into consideration such Lender’s or parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any Applicable Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.
(d)Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.10 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.
(e)Notwithstanding anything contained herein to the contrary, and without limiting the provisions of Section 2.6, in the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error) that there exists, at such time, a broadly accepted market convention for determining a rate of interest for syndicated loans in the United States in lieu of the LIBOR Rate, and the Administrative Agent shall have given written notice of such determination to the Borrower and each Lender (it being understood that the Administrative Agent shall have no obligation to make such determination and/or to give such notice), then the Administrative Agent and the Borrower may enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement, in each case, as may be agreed by the Administrative Agent and the Borrower (including clause (c) of the definition of ABR). Notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five

Business Days of the distribution of such amendment to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. In addition, the Borrower and the Required Lenders may at any time upon not less than 15 Business Days’ prior written notice to the Administrative Agent select a different broadly accepted market convention for determining a rate of interest for syndicated loans in the United States in lieu of the LIBOR Rate as long as it is reasonably practicable for the Administrative Agent to administer such different rate (such practicability being determined by the Administrative Agent in its sole discretion).
2.11Compensation
If (i) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Term Loans pursuant to Section 11 or for any other reason, (ii) any Borrowing of LIBOR Loans is not made as a result of a withdrawn Notice of Borrowing, (iii) any ABR Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (iv) any LIBOR Loan is not continued as a LIBOR Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (v) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.11 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.
2.12Change of Lending Office
Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b) or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or 5.4.

The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation.
2.13Notice of Certain Costs
Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower.
2.14Incremental Facilities
(a)The Borrower may, at any time and from time to time, elect to request the establishment of (x) one or more additional tranches of term loans, which may be of the same Class as any then-existing Term Loans (a “Term Loan Increase”) or a separate Class of Term Loans (the commitments for additional term loans of the same Class or a separate Class, collectively, the “Incremental Term Commitments”) or (y) one or more tranches of revolving credit facilities (the “Incremental Revolving Commitments”, together with the Incremental Term Commitments, the “Incremental Commitments”; and the loans thereunder, “Incremental Loans”), in an aggregate principal amount not in excess of the then-available Maximum Incremental Facilities Amount at the time of incurrence thereof and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent in its reasonable discretion or (y) shall constitute the then-available Maximum Incremental Facilities Amount at such time). The Borrower may approach any existing Lender or any Additional Lender to provide all or a portion of the Incremental Commitments; provided that any Lender offered or approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment, and the Borrower shall have no obligation to approach any existing Lender to provide any Incremental Commitment; provided, further, that the Administrative Agent shall have consented to such Additional Lender’s providing of the Incremental Commitments to the extent such consent, if any, would be required under Section 13.6(b) in connection with an assignment of Term Loans or Commitments to such Additional Lender. In each case, such Incremental Commitments shall become effective as of the date determined by the Borrower (the “Increased Amount Date”); provided that, (i) (x) other than as described in the immediately succeeding clause (y), no Event of Default shall exist on such Increased Amount Date immediately before or immediately after giving effect to such Incremental Commitments and the borrowing of any Incremental Loans thereunder or (y) if such Incremental Commitment is being provided in connection with a Permitted Acquisition or similar Investment, or in connection with refinancing of any Indebtedness that requires an irrevocable prepayment or redemption notice, then no

Specified Default shall exist on such Increased Amount Date, (ii) in connection with any incurrence of Incremental Loans or establishment of Incremental Commitments, there shall be no requirement for the Borrower to bring down the representations and warranties under the Credit Documents unless requested by the lenders providing such Incremental Loans or Incremental Commitments (subject to waiver by such lenders of any such requirement) and (iii) the establishment of Incremental Commitments or the incurrence of Incremental Loans shall be effected pursuant to one or more amendments (each, an “Incremental Amendment”) to this Agreement executed and delivered by the Borrower and the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(e). For all purposes of this Agreement, any Incremental Term Loans made on an Increased Amount Date shall be designated (x) a separate series of Term Loans or (y) in the case of a Term Loan Increase, a part of the series of existing Term Loans subject to such increase (such new or existing series of Term Loans, each, a “Series”).
(b)The terms and conditions of the Incremental Revolving Commitments shall be reasonably satisfactory to the Administrative Agent; provided that (i) such Incremental Revolving Commitments may have a maturity that is shorter than the Maturity Dates of the Term Loans but such maturity shall be longer than the maturity date of the Initial ABL Facility, (ii) the pricing, interest rate margins, discounts, premiums, interest rate floors and fees of such Incremental Revolving Commitments shall be determined by the Borrower and the lender(s) thereunder and shall not be subject to any “most-favored nation” provisions (including under Section 2.14(d)(iv) below), (iii) such Incremental Revolving Commitments may have sub-facilities for letters of credit and swingline loans, (iv) lenders providing such Incremental Revolving Commitments shall be included in the definition of “Required Lenders”, (v) if such Incremental Revolving Commitments benefit from a financial covenant, the Term Loans shall not be required to enjoy the same benefit of such financial covenant and they shall cross accelerate (instead of cross default) to a breach of such financial covenant, (vi) customary amendments to the definition of “Maximum Incremental Facilities Amount” may be made to permit any repayment of loans under Incremental Revolving Commitments accompanied with permanent terminations of such Incremental Revolving Commitments to be added to clause (2) of such definition, (vii) no Subsidiary (other than a Guarantor) is an obligor of such Incremental Revolving Commitments and (viii) if secured, such Incremental Revolving Commitments are not secured by any assets other than all or any portion of the Collateral or any Liens other than Liens that are pari passu with or junior to the Liens securing the Obligations.
(c)On any Increased Amount Date on which any Incremental Term Commitments of any Series are effective, subject to the satisfaction (or waiver) of the foregoing applicable terms and conditions, (i) each Lender with an Incremental Term Commitment of any Series shall make a term loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Series, and (ii) each Lender of any Series shall become a Lender hereunder with respect to the Incremental Term Commitment of such Series and the Incremental Term Loans of such

Series made pursuant thereto. The Borrower shall use the proceeds, if any, of the Incremental Term Loans for any purpose not prohibited by this Agreement and as agreed by the Borrower and the lender(s) providing such Incremental Term Loans.
(d)The terms and provisions of any Incremental Term Commitments and the respective related Incremental Term Loans, in each case effected pursuant to a Term Loan Increase shall be substantially identical to the terms and provisions applicable to the Class of Term Loans subject to such increase; provided that underwriting, arrangement, structuring, ticking, commitment, original issue discount, upfront or similar fees, and other fees payable in connection therewith that are not generally shared with all relevant lenders providing such Incremental Term Commitments and the respective related Incremental Term Loans, that may be agreed to among the Borrower and the lender(s) providing and/or arranging such Incremental Term Commitments may be paid in connection with such Incremental Term Commitments. The terms and provisions of any Incremental Term Commitments and the respective related Incremental Term Loans of any Series not effected pursuant to a Term Loan Increase shall be on terms and documentation set forth in the applicable Incremental Amendment as determined by the Borrower; provided that:
(i)the applicable Incremental Term Loan Maturity Date of each Series shall be no earlier than the Latest Maturity Date with respect to the Initial Term Loans, provided that the requirements of the foregoing clause (i) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements;
(ii)the Weighted Average Life to Maturity of the applicable Incremental Term Loans of each Series shall be no shorter than the Weighted Average Life to Maturity of the Initial Term Loans;
(iii)the Incremental Term Loans (x) may participate on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayment of any Class of Term Loans hereunder and may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of any Class of Term Loans hereunder; provided that if such Incremental Term Loans are unsecured or rank junior in right of payment or as to security with the Obligations, such Incremental Term Loans shall participate on a junior basis with respect to mandatory repayments of Term Loans hereunder (except in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement), (y) shall not be guaranteed by any Subsidiary other than a Guarantor hereunder and (z) shall be unsecured or rank pari passu or junior in right of security with any Obligations outstanding under this Agreement and, if secured, shall not be secured by assets of the Credit Parties other than Collateral (and, unless secured on a pari passu basis with the Obligations, shall be subject to a subordination agreement (if payment subordinated) and/or the Applicable Intercreditor Agreement);
(iv)the pricing, interest rate margins, discounts, premiums, interest rate floors, fees, and amortization schedule (subject to clauses (i) and (ii) above) applicable to any Incremental Term Loans shall be determined by the Borrower and the lender(s) thereunder; provided, however, that, if the Yield, in respect of any Incremental Term Loans that (w) rank pari passu in right of payment and security with the Initial Term Loans, (x) are incurred on or prior to the date that is 12 months after the Closing Date and (y) have a maturity date that is less than two years after the Initial Term Loan Maturity Date as of the date of funding thereof, exceeds the Yield in respect of any Initial Term Loans by more than 0.50%, then the Applicable ABR Margin or the Applicable LIBOR Margin, as applicable, in respect of such Initial Term Loans shall be adjusted so that the Yield in respect of such Initial Term Loans is equal to the Yield in respect of such Incremental Term Loans minus 0.50%; provided, further, to the extent any change in the Yield of the Initial Term Loans is necessitated by this clause (iv) on the basis of an effective interest rate floor in respect of the Incremental Term Loans, the increased Yield in the Initial Term Loans shall (unless otherwise agreed in writing by the Borrower) have such increase in the Yield effected solely by increases in the interest rate floor(s) applicable to the Initial Term Loans; and
(v)all other terms of any Incremental Term Loans (other than as described in clauses (i), (ii), (iii) and (iv) above) may differ from the terms of the Initial Term Loans if agreed by the Borrower and the lender(s) providing such Incremental Term Loans.
(e)The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.14 and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.14. Each Incremental Amendment may, without the consent of any other Lenders, (x) effect technical and corresponding amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14 and (y) with respect to the Incremental Revolving Commitments, add provisions solely applicable to such Incremental Revolving Commitments (including provisions relating to extensions and refinancings of Incremental Revolving Commitments).
2.15Extensions of Term Loans; Refinancing Facilities
(a)Extensions
(i)The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing

Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall either, at the option of the Borrower, (A) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) or (B) if not consistent with the terms of the applicable Existing Term Loan Class, shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans of the Existing Term Loan Class unless (x) the Lenders of the Term Loans of such applicable Existing Term Loan Class receive the benefit of such more restrictive terms or (y) any such provisions apply after the Latest Maturity Date as determined at the time of incurrence or issuance; provided, however, that (1) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Extension Amendment, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were converted, in each case as more particularly set forth in Section 2.15(a)(iii)), (2)(A) pricing, fees, optional prepayment or redemption terms shall be determined in good faith by the Borrower and the interest rates, interest margins, upfront fees, funding discounts, original issue discounts and premiums (including through fixed rate interest) with respect to the Extended Term Loans may be higher or lower than the interest margins and floors for the Term Loans of such Existing Term Loan Class and/or (B) additional fees, premiums or AHYDO Catch-Up Payments may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (3) the Extended Term Loans may participate on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayment of any Class of Term Loans hereunder and may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of any Class of Term Loans hereunder; provided that if such Extended Term Loans are unsecured or rank junior in right of payment or as to security with the Obligations, such Extended Term Loans shall participate on a junior basis with respect to mandatory repayments of Term Loans hereunder (except in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement) and (4) Extended Term Loans may have call protection and prepayment premiums and, subject to clause (3) above, other redemption terms as may be agreed by the Borrower and the Lenders thereof, provided that the principal amount of the Extended Term Loans shall not exceed the principal amount of the Term Loans being extended except as otherwise permitted herein. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request.
(ii)Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to such Term Loan Extension Request converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Term Loan Extension Request of the amount of its Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to such Term Loan Extension Request that it has elected to convert into Extended Term Loans. In the event that the aggregate principal amount of Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Term Loan Extension Request, Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election.
(iii)Extended Term Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the last sentence of this Section 2.15(a)(iii) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any Class of Extended Term Loans in an aggregate principal amount that is less than $10,000,000 and the Borrower may condition the effectiveness of any Extension Amendment on an Extension Minimum Condition, which may be waived by the Borrower in its sole discretion. In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Amendment shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Extension Amendment with respect to the Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an

Extended Term Loan shall not be reduced as a result thereof). Notwithstanding anything to the contrary in this Section 2.15, and without limiting the generality or applicability of Section 13.1 to any Section 2.15(a) Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.15(a) Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.15(a) Additional Amendments comply with the requirements of Section 2.15(a) and do not become effective prior to the time that such Section 2.15(a) Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of Incremental Term Loans provided for in any Incremental Amendment and (2) consents applicable to holders of any Extended Term Loans provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.15(a) Additional Amendments to become effective in accordance with Section 13.1.
(iv)Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loan Class is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above, in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date. Any Extended Term Loans shall constitute a separate Class of Term Loans from the Existing Term Loan Class from which they were converted; provided that any Extended Term Loans converted from an Existing Term Loan Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding Class of Term Loans other than the Existing Term Loan Class from which such Extended Term Loans were converted (in which case scheduled amortization with respect thereto shall be proportionally increased).
(v)The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.15(a) (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.15(a).
(vi)In the event that the Administrative Agent determines, and the Borrower agrees (acting reasonably), that the allocation of Extended Term Loans of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (A) provide for the conversion and extension of the applicable Term Loans in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Extension Series into which such other Term Loans were initially converted, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Term Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (B) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.15(a)), and (C) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in Section 2.15(a) to the extent reasonably necessary to effectuate the purposes of this Section 2.15(a)(vi).
(vii)No conversion of Term Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.15(a) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(b)Refinancing Facilities.
(i)The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Term Loan Request”), request the establishment of (x) one or more new Classes of term loans under this Agreement (any such new Class, “New Refinancing Commitments”) or (y) increases to one or more existing Classes of Term Loans under this Agreement (any such increase to an existing Class, collectively with New Refinancing Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more then existing Class or Classes of Term Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Term Loan, such existing Term Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders.

(ii)Any Refinancing Term Loans made pursuant to New Refinancing Commitments shall be designated a separate Class of Term Loans, for all purposes of this Agreement unless designated as a part of an existing Class of Term Loans in accordance with this Section 2.15(b). On any Refinancing Facility Closing Date on which any Refinancing Commitments of any Class are effected, subject to the satisfaction or waiver of the terms and conditions in this Section 2.15(b), (x) each Refinancing Term Lender of such Class shall make a term loan to the Borrower (each, a “Refinancing Term Loan”) in an amount equal to its Refinancing Commitment of such Class and (y) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto.
(iii)Each Refinancing Term Loan Request from the Borrower pursuant to this Section 2.15(b) shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans and identify the Refinanced Debt with respect thereto. Refinancing Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Term Loan, a “Refinancing Term Lender”); provided that the Administrative Agent shall have consented to such Additional Lender’s providing of the Refinancing Commitments to the extent such consent, if any, would be required under Section 13.6(b) in connection with an assignment of Term Loans or Commitments to such Additional Lender.
(iv)The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction (or waiver) on the date thereof (each, a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:
(A)each Refinancing Commitment shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt), and,
(B)the Refinancing Term Loans made pursuant to any increase in any existing Class of Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under the respective Class so incurred on a pro rata basis (based on the principal amount of each Borrowing) so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans under such Class.
(v)[Reserved].

(vi)The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Commitments of any Class shall be as agreed between the Borrower and the applicable Refinancing Term Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not identical to (or constituting a part of) any Class of Term Loans existing on the Refinancing Facility Closing Date, shall be consistent with the provisions below, and the other terms and conditions shall either, at the option of the Borrower, (x) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower) or (y), not be materially more restrictive to the Borrower (as determined by the Borrower), when taken as a whole, than the terms of the Initial Term Loans (except (1) covenants or other provisions applicable only to periods after the Latest Maturity Date (as of the applicable Refinancing Facility Closing Date) and (2) pricing, fees, rate floors, premiums, optional prepayment or redemption terms (which shall be determined by the Borrower) and it being understood there shall be no “MFN” protection unless the Lenders under the Term Loans existing on the Refinancing Facility Closing Date, receive the benefit of such more restrictive terms). In any event, the Refinancing Term Loans:
(1)(I) shall rank pari passu or junior in right of payment with any Obligations outstanding under this Agreement and (II) shall be unsecured or rank pari passu or junior in right of security with any Obligations outstanding under this Agreement and, if secured, shall not be secured by assets of the Credit Parties other than the Collateral (and, unless secured on a pari passu basis with the Obligations, shall be subject to a subordination agreement (if payment subordinated) and the Applicable Intercreditor Agreements);
(2)as of the Refinancing Facility Closing Date, shall not have a Maturity Date earlier than the Maturity Date of the Refinanced Debt;
(3)as of the Refinancing Facility Closing Date, such Refinancing Term Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt on the date of incurrence of such Refinancing Term Loans;
(4)may provide for the ability to participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments or prepayments of principal of Term Loans hereunder; provided that if such Refinancing Term Loans are unsecured or rank junior in right of payment or as to security with the Obligations, such Refinancing Term Loans shall participate on a junior basis with respect to mandatory repayments of Term Loans hereunder (except in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement);

(5)unless otherwise permitted hereby, shall not have a greater principal amount than the principal amount of the Refinanced Debt (plus the amount of any unused commitments thereunder), plus accrued interest, fees, defeasance costs and premium (including call and tender premiums), if any, under the Refinanced Debt, plus underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the refinancing of such Refinanced Debt and the incurrence or issuance of such Refinancing Term Loans; and
(6)shall not be guaranteed by any Subsidiary other than a Guarantor hereunder;
(vii)Commitments in respect of Refinancing Term Loans shall become additional Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Refinancing Term Lender providing such Commitments and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15(b). The Borrower will use the proceeds, if any, of the Refinancing Term Loans in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, substantially concurrently, the applicable Refinanced Debt.
(viii)The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.15(b) (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Refinanced Debt on such terms as may be set forth in the relevant Refinancing Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such refinancing or any other transaction contemplated by this Section 2.15.
2.16Defaulting Lenders
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then no Defaulting Lender shall be entitled to receive any fee payable under Section 4 or any interest at the Default Rate payable under Section 2.8(d) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee or interest that otherwise would have been required to have been paid to that Defaulting Lender).
2.17Permitted Debt Exchanges

(a)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than any Lender that, in connection with an issuance of Permitted Debt Exchange Instrument that constitutes Permitted Other Note, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) with outstanding Term Loans under one or more Classes of Term Loans (as determined by the Borrower in its sole discretion) on the same terms, the Borrower may from time to time consummate one or more exchanges of Term Loans for Permitted Other Debt (such notes or loans, “Permitted Debt Exchange Instruments” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied or waived: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Instruments issued in exchange for Term Loans shall not exceed the principal amount (calculated on the face amount thereof) of the Term Loans being exchanged plus any accrued interest, fees and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the exchange of such Term Loans and the issuance of such Permitted Debt Exchange Instruments, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Auction Agent, and (vi) any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower.
(b)With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.17, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and (ii) such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing clause (ii) the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s sole discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s sole discretion) of Term Loans of any or all applicable Classes will be accepted for exchange.
(c)In connection with each Permitted Debt Exchange, the Borrower and the Auction Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17 and without conflict with Section 2.17(c); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower and the Auction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.
(d)The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.

SECTION 3[Reserved]
SECTION 4Fees; Commitments
4.1Fees
(a)(i)    In the event that, prior to the six month anniversary of the Second Amendment Effective Date, the Borrower (x) makes any prepayment or repayment of Tranche B-1 Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding Tranche B-1 Term Loans, (I) a prepayment premium of 1.00% of the principal amount of the Tranche B-1 Term Loans being prepaid in connection with such Repricing Transaction and (II) in the case of clause (y), an amount equal to 1.00% of the aggregate principal amount of the applicable Tranche B-1 Term Loans of non-consenting Lenders outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such amendment.
(ii)In the event that, prior to the six month anniversary of the Third Amendment Effective Date, the Borrower (x) makes any prepayment or repayment of Tranche B-2 Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding Tranche B-2 Term Loans, (I) a prepayment premium of 1.00% of the principal amount of the Tranche B-2 Term Loans being prepaid in connection with such Repricing Transaction and (II) in the case of clause (y), an amount equal to 1.00% of the aggregate principal amount of the applicable Tranche B-2 Term Loans of non-consenting Lenders outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such amendment.
(b)The Borrower agrees to pay directly to the Administrative Agent for its own account the administrative agent fees as set forth in the Fee Letter.
(c)Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1 (subject to Section 2.16).
4.2Mandatory Termination or Reduction of Commitments
The Initial Term Commitments described in clause (a) of the definition thereof shall terminate upon the occurrence of the Closing Date and the Initial Term Commitments described in clause (b) of the definition thereof shall terminate upon the occurrence of the First Amendment Effective Date. The Initial Term Commitments described in clause (c) of the definition thereof shall terminate upon the occurrence of the Second Amendment Effective Date and the Initial Term Commitments described in clause (d) of the definition thereof shall terminate upon the occurrence of the Third Amendment Effective Date.
SECTION 5Payments
5.1Voluntary Prepayments
The Borrower shall have the right to prepay Term Loans, without premium or penalty (other than as provided in Section 4.1(a) with respect to the Initial Term Loans or as otherwise provided with respect to Term Loans incurred after the Closing Date and amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of LIBOR Loans made on any date other than the last day of the applicable Interest Period), in whole or in part, from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office revocable written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and, in the case of LIBOR Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 1:00 p.m. (x) one Business Day prior to (in the case of ABR Loans) or (y) three Business Days prior to (in the case of LIBOR Loans) such prepayment and shall be promptly transmitted by the Administrative Agent to each Lender, (b) each partial prepayment of (i) any LIBOR Loans shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof and (ii) any ABR Loans shall be in a minimum amount of $1,000,000 and in multiples of $100,000 in excess thereof; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Loans and (c) any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day prior to the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans in such manner as the Borrower may determine, (b) applied to reduce Repayment Amounts in such order as the Borrower may determine and (c) applied to reduce the Type of Term Loans in the applicable Class as the Borrower may determine. In the event that the Borrower does not specify the order in which to apply prepayments of Term Loans to reduce Repayment Amounts or prepayments of Term Loans as between Classes of Term Loans, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the Repayment Amounts in direct order of maturity on a pro rata basis with the applicable Class or Classes, if a Class or Classes were specified, or among all Classes of Term Loans then outstanding, if no Class was specified. If the Borrower does not specify the Type of Term Loans in the applicable Class, the Administrative Agent may make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan of a Defaulting Lender.

5.2Mandatory Prepayments
(a)Prepayment Events. (i) On each occasion that an Asset Sale Prepayment Event or a Recovery Prepayment Event occurs, the Borrower shall, within ten Business Days after the receipt of Net Cash Proceeds of such Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within three Business Days after the Deferred Net Cash Proceeds Payment Date), prepay (or cause to be prepaid) (subject to Section 11.11 when applicable), in accordance with clauses (c) and (d) below, Term Loans with a principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that the percentage in this Section 5.2(a)(i) shall be reduced to (A) 50% if the Consolidated First Lien Net Leverage Ratio on the date of such prepayment is less than or equal to 2.80 to 1.00 but greater than 2.30 to 1.00 and (B) 0% if the Consolidated First Lien Net Leverage Ratio on the date of such prepayment is less than or equal to 2.30 to 1.00; provided, further, that the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase any Indebtedness (and with such prepaid or repurchased Indebtedness permanently extinguished) to the extent such Indebtedness is secured with a Lien on the Collateral ranking pari passu with the Lien securing the Initial Term Loans to the extent such Indebtedness requires the issuer to prepay or make an offer to purchase or prepay such Indebtedness with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of such Indebtedness and with respect to which such a requirement to prepay or make an offer to purchase or prepay exists and the denominator of which is the sum of the outstanding principal amount of such Indebtedness and the outstanding principal amount of the Term Loans (it being understood that to the extent the holders of such Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof); provided, further, that (i) no prepayment shall be required pursuant to this Section 5.2(a)(i) in the case of any Asset Sale Prepayment Event or Recovery Prepayment Event yielding Net Cash Proceeds of less than $5,000,000 in the aggregate and (ii) unless and until the amount at any time of Net Cash Proceeds from such Prepayment Events required to be applied at or prior to such time pursuant to this Section 5.2(a)(i) and not yet applied at or prior to such time to prepay Term Loans pursuant to this Section exceeds (x) $25,000,000 for a single Prepayment Event or (y) $100,000,000 in the aggregate for all Prepayment Events (other than those that are either under the threshold specified in clause (i) or over the threshold specified in clause (ii)(x)) in any one Fiscal Year, at which time all such Net Cash Proceeds referred to in this clause (ii) with respect to such Fiscal Year shall be applied as a prepayment in accordance with this Section 5.2(a)(i) (and only amounts in excess of the threshold amount in clause (x) or (y) above shall be applied as a prepayment in accordance with this Section 5.2(a)(i)).
(ii)On each occasion that a Debt Incurrence Prepayment Event occurs, the Borrower shall, within ten Business Days after the receipt of the Net

Cash Proceeds from the occurrence of such Debt Incurrence Prepayment Event, prepay Term Loans in accordance with clauses (c) and (d) below.
(iii)On each occasion that a New Debt Incurrence Prepayment Event occurs, the Borrower shall, within five Business Days after the receipt of the Net Cash Proceeds from the occurrence of such New Debt Incurrence Prepayment Event, (A) with respect to a New Debt Incurrence Prepayment Event resulting from the incurrence of Indebtedness pursuant to Section 10.1(v)(i), at the Borrower’s election as to the allocation of such Net Cash Proceeds as among any and all of the Classes of Term Loans as selected by Borrower and (B) with respect to each other New Debt Incurrence Prepayment Event, prepay the applicable Class or Classes of Term Loans that are the subject of the Refinanced Debt, in each case in a principal amount equal to 100% of the Net Cash Proceeds from such New Debt Incurrence Prepayment Event.
(b)Excess Cash Flow. Not later than ten Business Days after the date on which financial statements are delivered pursuant to Section 9.1(a) (in any case no later than the end of any cure period under Section 11.3(b) applicable to the delivery of such financial statements) for any Fiscal Year (commencing with the first full Fiscal Year completed after the Closing Date), prepay Term Loans in accordance with clauses (c) and (d) below in a principal amount equal to, as applicable, (i) (A) if the Consolidated First Lien Net Leverage Ratio as of the end of such Fiscal Year is greater than 2.80:1.00, 50% of the Excess Cash Flow for such Fiscal Year, (B) if the Consolidated First Lien Net Leverage Ratio as of the end of such Fiscal Year is equal to or less than 2.80:1.00 and greater than 2.30:1.00, 25% of the Excess Cash Flow for such Fiscal Year or (C) otherwise, 0% of the Excess Cash Flow for such Fiscal Year; minus (ii) to the extent any Indebtedness secured with a Lien on the Collateral ranking pari passu with the Lien securing the Initial Term Loans also requires the issuer of such Indebtedness to prepay or make an offer to purchase or prepay such Indebtedness with the amount of Excess Cash Flow, the Borrower may reduce the amount calculated pursuant to the provisions above by an amount not to exceed the product of (x) such amount multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of such Indebtedness and with respect to which such a requirement to prepay or make an offer to purchase or prepay exists and the denominator of which is the sum of the outstanding principal amount of such Indebtedness and the outstanding principal amount of the Term Loans (it being understood that to the extent the holders of such Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof); minus (iii) any voluntary prepayments or repurchases of Term Loans or any other Indebtedness secured on a pari passu basis with the Initial Term Loans (unless such prepayment or repurchase is funded with other long-term Indebtedness) made during such Fiscal Year or, at the Borrower’s option and without duplication, after the end of such Fiscal Year and prior to the time such Excess Cash Flow payment is due on a dollar-for-dollar basis (with the Consolidated First Lien Net Leverage Ratio to be recalculated to give effect to any such after-Fiscal Year end payments); provided that (I) if for any Fiscal Year, the amounts calculated pursuant to the provisions above is a negative amount, any such negative amount shall, at the option of the Borrower, be carried forward in future Fiscal Years to reduce the required payments pursuant to this Section 5.2(b) and (II) notwithstanding anything set forth above, any prepayment under this Section 5.2(b) shall be required only if the required prepayment amount calculated pursuant to the provisions above (including giving effect to any credit applied pursuant to clause (I) of this proviso) exceeds $20,000,000, and only the amount in excess thereof shall be applied to make prepayments of the Term Loans.
(c)Application to Repayment Amounts. Each prepayment of Term Loans required by Section 5.2(a) (except as provided in Section 5.2(a)(iii)) or Section 5.2(b) shall be allocated to the Term Loans then outstanding (ratably to each Class of Term Loans (or on a less than ratable basis, if agreed to by the Lenders providing such Class of Term Loans) based on then remaining principal amounts of the respective Classes of Term Loans then outstanding) until paid in full. In addition, each such prepayment shall be applied within each Class of Term Loans (i) ratably among the Lenders holding the Term Loans of such Class (unless otherwise agreed by an applicable affected Lender) and (ii) to scheduled amortization payments in respect of such Term Loans in direct forward order of scheduled maturity thereof or as otherwise directed by the Borrower.
(d)Application to Term Loans. With respect to each prepayment of Term Loans required pursuant to Section 5.2(a) (other than Section 5.2(a)(iii)) or Section 5.2(b), subject to Section 11.11 in the case of Section 5.2(a)(ii) (when applicable), the Borrower may designate the Types of Term Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided that the Borrower pays any amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of LIBOR Loans made on any date other than the last day of the applicable Interest Period. In the absence of a Rejection Notice or a designation by the Borrower as described in the preceding sentence, the Administrative Agent may, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
(e)[Reserved]
(f)Rejection Right. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a)(i) or Section 5.2(b), in each case at least three Business Days prior to the date such prepayment is required to be made (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion). Each such notice shall be revocable and specify the anticipated date of such prepayment and provide a reasonably detailed estimated calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans to be prepaid in accordance with such prepayment notice of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment. Each Lender may reject all or a portion of its pro rata share of any such prepayment of Term Loans required to be made pursuant to Section 5.2(a)(i) or Section 5.2(b) (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such prepayment of Term Loans. Any Declined Proceeds remaining thereafter shall be retained by the Borrower (“Retained Declined Proceeds”).
(g)Foreign Net Cash Proceeds or Excess Cash Flow. Notwithstanding any other provisions of this Section 5.2, (i) to the extent that the repatriation of any or all of the Net Cash Proceeds from a Recovery Prepayment Event (a “Foreign Recovery Event”) of, or any Disposition by, a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) or (ii) the repatriation of any Excess Cash Flow attributable to a Restricted Foreign Subsidiary (“Foreign Excess Cash Flow”), are prohibited or delayed by applicable local law (including financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and fiduciary and statutory duties of the directors of the relevant subsidiaries) or material agreement (so long as not created in contemplation of such prepayment) or organizational document from being repatriated to the United States or, if the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Recovery Event or any Foreign Asset Sale or any Foreign Excess Cash Flow would have an material adverse tax consequence to the Borrower and its Restricted Subsidiaries (or any direct or indirect parent company of the Borrower), such portion of the Net Cash Proceeds or the Foreign Excess Cash Flow so affected will not be required to be applied to repay Term Loans, at the times provided in this Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary for working capital purposes so long, but only so long, (i) as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to promptly take commercially reasonable actions reasonably required by the applicable local law or material agreement to permit such repatriation) or (ii) as the Borrower determines in good faith such material adverse tax consequence to the Borrower and its Restricted Subsidiaries (or any direct or indirect parent company of the Borrower) would be incurred, and once such repatriation is permitted under the applicable local law or such material adverse tax consequence would no longer be incurred as determined by the Borrower in good faith (and in any event not later than ten (10) Business Days after such repatriation is permitted to occur or the Borrower determines in good faith that such material adverse tax consequence would no longer be incurred) applied (net of additional taxes payable or reserved against as a result thereof) apply an amount equal thereto to the repayment of the Term Loans as required pursuant to this Section 5.2.

5.3Method and Place of Payment
(a)Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, as the case may be, not later than 2:00 p.m., in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by written notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Term Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. or, otherwise, on the next Business Day) like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled thereto.
(b)Any payments under this Agreement that are made later than 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
5.4Net Payments
(a)Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by Applicable Law (as determined in the good faith discretion of an applicable withholding agent) to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings and (ii) the Borrower or such Guarantor or the Administrative Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with Applicable Law. If such a Tax is an Indemnified Tax, the sum payable by the Borrower or any Guarantor shall be increased as necessary so that after making all such required deductions and withholdings (including such deductions or withholdings applicable to additional sums payable under this Section 5.4), the Administrative Agent, the Collateral Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes are payable by the Borrower or such Guarantor, as promptly as practicable thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof..
(b)The Borrower shall timely pay to the relevant Governmental Authority Other Taxes in accordance with Applicable Law, or at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes that are paid by the Administrative Agent to the relevant Governmental Authority in accordance with Applicable Law.
(c)The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within fifteen Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) payable or paid by such Agent or Lender or required to be withheld or deducted from a payment to such Agent or Lender and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(d)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6 relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement or any Credit Document, and any reasonable expenses arising therefrom or with respect thereof, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)Any Non-U.S. Lender claiming a basis for an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall, to the extent it is legally able to do so, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding or as will permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 5.4(d), the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.4(f), 5.4(i) and 5.4(j) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(f)Without limiting the generality of Section 5.4(e), each Non-U.S. Lender with respect to any amounts payable hereunder or under any other Credit Document shall, to the extent it is legally entitled to do so:
(i)deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN or W-8BEN-E (together with a certificate substantially in the form of Exhibit J-1 representing that such Non-U.S. Lender is not a bank within the meaning of Section 881(c)(3)(A) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, any interest payment received by such Non-U.S. Lender under this Agreement or any other Credit Document is not effectively connected with the conduct of a trade or business in the United States and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), (y) Internal Revenue Service Form W-8BEN, Form W-8-BEN-E or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding Tax on payments under any Credit Document or (z) to the extent a Non-U.S. Lender is not the beneficial owner with respect to any portion of any sums paid or payable to such Lender under any of the Credit Documents (for example, in the case of a typical participation or where Non-U.S. Lender is a pass through entity) Internal Revenue Service Form W-8IMY and all necessary attachments (including the forms described in clauses (x) and (y) above and in Section 5.4(i), Exhibit J-2, Exhibit J-3 and or other certification documents from each beneficial owner, as applicable); provided that if the Non-U.S. Lender is a partnership it may provide Exhibit J-4 on behalf of one or more of its direct or indirect partners that are claiming the portfolio interest exemption; and
(ii)deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate in any respect and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or the Administrative Agent.
If in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it, such Non-U.S. Lender shall promptly so advise the Borrower and the Administrative Agent.
(g)If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion exercised in good faith, that it had received and retained a refund of an Indemnified Tax or additional sums payable under this Section 5.4 (including an Other Tax) for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower for such amount (net of all out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, the Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion exercised in good faith to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. A Lender, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. None of any Lender, the Administrative Agent or the Collateral Agent shall be obliged to disclose any information regarding its tax affairs that it deems confidential to any Credit Party in connection with this clause (g).
(h)If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. Subject to the provisions of Section 2.12, each Lender and Agent agrees to use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request to minimize any amount payable by the Borrower or any Guarantor pursuant to this Section 5.4. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(h). Nothing in this Section 5.4(h) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.
(i)Without limiting the generality of Section 5.4(d), with respect to any amounts payable hereunder or under any other Credit Document, each Lender or Agent that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two United States Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any respect, (iii) after the occurrence of a change in such Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
(j)If a payment made to any Agent or Lender would be subject to U.S. federal withholding Tax imposed under FATCA if such Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Agent or Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the Administrative Agent and the Borrower as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA, to determine whether such Agent or Lender has or has not complied with such Agent’s or Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment and deliver to the Borrower and the Administrative Agent two further copies of any such documentation on or before the date that any such documentation expires or becomes obsolete or inaccurate in any respect and after the occurrence of any event requiring a change in the documentation previously delivered by it to the Borrower or the Administrative Agent. Solely for purposes of this subsection (j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any current or future intergovernmental agreements and any Applicable Law implementing such agreement entered into in connection therewith.
(k)The agreements in this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder and under any other Credit Document.
5.5Computations of Interest and Fees
Except as provided in the next succeeding sentence, interest on LIBOR Loans and ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the rate of interest in effect for such day as publicly announced from time to time by the Wall Street Journal as the “U.S. prime rate” and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.
5.6Limit on Rate of Interest
(a)No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any Applicable Law.
(b)Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with Applicable Laws.
(c)Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any Applicable Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.
(d)Spreading. In determining whether the interest hereunder is in excess of the amount or rate permitted under or consistent with any Applicable Law, the total amount of interest shall be spread throughout the entire term of this Agreement until its payment in full.
(e)Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any Applicable Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.
SECTION 6Conditions Precedent to the Closing Date
The initial Borrowing under this Agreement is subject to the satisfaction in all material respects of the conditions set forth below, except as otherwise agreed between the Borrower and the Commitment Parties (as defined in the Commitment Letter).
6.1Credit Documents
The Administrative Agent shall have received (a) this Agreement, executed and delivered by an Authorized Officer of Holdings and the Borrower, (b) the Guarantee, executed and delivered by an Authorized Officer of each Guarantor as of the Closing Date, (c) the Security Agreement, executed and delivered by an Authorized Officer of each grantor party thereto as of the Closing Date and (d) a duly executed Notice of Borrowing delivered pursuant to Section 2.3(a).
6.2Collateral
(a)All outstanding Stock of the Borrower and all Stock of each Subsidiary of the Borrower directly owned by the Borrower or any Subsidiary Guarantor, in each case, as of the Closing Date, shall have been pledged pursuant to the Security Agreement (except that such Credit Parties shall not be required to pledge any Excluded Stock and Stock Equivalents) and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Security Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank.
(b)All Indebtedness of the Borrower and each Subsidiary of the Borrower that is owing to the Borrower or a Subsidiary Guarantor shall, to the extent exceeding $10,000,000 in aggregate principal amount, be evidenced by one or more global promissory notes and shall have been pledged pursuant to the Security Agreement, and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank.
(c)All documents and instruments, including Uniform Commercial Code or other applicable personal property financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document to be executed on the Closing Date and to perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent in proper form for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted hereunder.
(d)The Borrower shall deliver to the Collateral Agent a completed Perfection Certificate, executed and delivered by an Authorized Officer of the Borrower, together with all attachments contemplated thereby.
Notwithstanding anything set forth above, to the extent any security interest (other than to the extent that a lien on the Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code or by the delivery of stock or other equity certificates of the Borrower or a Material Subsidiary of the Borrower constituting a Wholly Owned Domestic Subsidiary that is part of the Collateral and such stock or other equity certificates have been received from the Borrower) is not or cannot be provided or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, or without undue burden or expense, the creation or perfection of such security interest shall not constitute a condition precedent to the availability of the Initial Term Loans on the Closing Date but shall instead be required to be delivered or provided within 90 days after the Closing Date (or such later date as may be reasonably agreed by the Borrower and the Administrative Agent (with respect to Term Priority Collateral) or the ABL Administrative Agent (with respect to ABL Priority Collateral)) pursuant to arrangements to be mutually agreed by the Borrower and the Administrative Agent or the ABL Administrative Agent.
6.3Legal Opinions
The Administrative Agent shall have received the executed customary legal opinions of Kirkland & Ellis LLP, special New York counsel to the Credit Parties. Holdings, the Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.
6.4Closing Certificates
The Administrative Agent shall have received a certificate of the Credit Parties, dated the Closing Date, in respect of the conditions set forth in Sections 6.7, 6.8, 6.11, 6.12 and 6.13.
6.5Authorization of Proceedings of Each Credit Party
The Administrative Agent shall have received (a) a copy of the resolutions of the board of directors, other managers or general partner of each Credit Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of the Credit Documents referred to in Section 6.1 (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder, (b) true and complete copies of the Organizational Documents of each Credit Party as of the Closing Date, and (c) good standing certificates (to the extent such concept exists in the relevant jurisdiction of organization) of the Borrower and the Guarantors.
6.6Fees
All fees required to be paid on the Closing Date pursuant to the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date, shall have been paid, or shall be paid substantially concurrently with, the initial Borrowings hereunder.
6.7Representations and Warranties
All Specified Representations shall be true and correct in all material respects on the Closing Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects as of such earlier date).
6.8Company Material Adverse Change
No Company Material Adverse Change shall have occurred since October 23, 2017.
6.9Solvency Certificate
On the Closing Date, the Administrative Agent shall have received a certificate from the chief financial officer of Holdings substantially in the form of Annex I to Exhibit D of the Commitment Letter.
6.10Financial Statements
(a)The Joint Lead Arrangers shall have received copies of (i) the audited consolidated balance sheet and the related audited consolidated statements of income, cash flows and shareholders’ equity of the Borrower and its Subsidiaries as of and for the fiscal years ended September 30, 2015 and September 30, 2016 and (ii) the unaudited consolidated balance sheet and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries as of and for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Borrower’s Fiscal Year) ended at least 45 days before the Closing Date.
(b)The Joint Lead Arrangers shall have received an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of the Borrower and its Subsidiaries as of and for the twelve-month period ending on June 30, 2017, prepared after giving effect to the Transactions as if the

Transactions had occurred on such date (in the case of such pro forma balance sheet) or on the first day of such period (in the case of such pro forma statement of income), as applicable (which need not be prepared in compliance with Regulations S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).
6.11Plan Consummation
The Plan shall not have been amended, modified or supplemented after October 23, 2017 in any manner or any condition to the effectiveness thereof shall not have been waived that, individually or in the aggregate, would reasonably be expected to adversely affect the interests of the Joint Lead Arrangers and the Lenders (taken as a whole and in their capacities as such) in any material respect. The Confirmation Order shall be in form and substance materially consistent with the Plan and the Commitment Letter and otherwise reasonably satisfactory to the Joint Lead Arrangers and shall have been entered confirming the Plan. Each of the Approval Order and the Confirmation Order shall be in full force and effect and not have been stayed, reversed, or vacated, amended, supplemented, or modified except that such applicable order may be further amended, supplemented or otherwise modified in any manner that would not reasonably be expected to adversely affect the interests of the Joint Lead Arrangers and the Lenders (taken as a whole and in their capacities as such) in any material respect and shall not be subject to any pending appeals, except for any of the following, which shall be permissible appeals the pendency of which shall not prevent the occurrence of the Closing Date: (i) any appeal brought (A) by or on behalf of any member of the Ad Hoc Crossover Group (as defined in the Disclosure Statement (as defined the Plan)), whether individually or as a group, asserting objections described in [Docket No. 955] in the Case, (B) by or on behalf of the Second Lien Notes Trustee (as defined in the Plan) asserting objections described in [Docket No. 957] or [Docket No. 954] in the Case, (C) by or on behalf of Ms. Marlene Clark asserting objections with respect to the subject matter addressed by the Bankruptcy Court’s opinion at [Docket No. 1182] in the Case, (D) by or on behalf of SAE Power Inc. and/or SAE Power Co. asserting the claims described in [Docket No. 925] in the Case, or (E) asserting objections of the type described in [Docket No. 1195] and similar objections, (ii) any appeal with respect to or relating to the distributions (or the allocation of such distributions) between and among creditors under the Plan, or (iii) any other appeal, the result of which would not have a materially adverse effect on the rights and interests of the Joint Lead Arrangers and the Lenders (taken as a whole and in their capacities as such). The Confirmation Order shall authorize the Avaya Debtors and the Credit Parties to execute, deliver and perform all of their obligations under all Credit Documents and shall contain no term or provision that contradicts such authorization. The Avaya Debtors shall be and shall have been in compliance with the Confirmation Order in all material respects. The Plan shall have become effective in accordance with its terms and all conditions to the effectiveness of the Plan shall have been satisfied or waived without giving effect to any waiver that would reasonably be expected to adversely affect the interests of the Joint Lead Arrangers and the Lenders in any material respect unless consented to by the Joint Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed), and all transactions contemplated therein or in the Confirmation Order to occur on the effective date of the Plan shall have been (or concurrently with the Closing Date, shall be) substantially consummated in accordance with the terms thereof and in compliance with Applicable Laws.
6.12Refinancing
The Closing Refinancing shall have been made or consummated prior to, or shall be made or consummated substantially concurrently with, the initial borrowing of the Initial Term Loans. The principal amount of all third party indebtedness for borrowed money (which, for the avoidance of doubt, does not include intercompany loans or comfort letters reinstated pursuant through the Plan) of the Avaya Debtors on the Closing Date that is incurred, issued, or reinstated or otherwise not discharged in connection with consummation of the Plan (giving effect to any amendments thereto), excluding all such amounts that are (i) not impaired under the Plan (without giving effect to any amendments thereto) and (ii) not required to be paid in full upon the consummation of the Plan (without giving effect to any amendments thereto) (such exclusion to include, without limitation, all Capital Leases in existence on the Closing Date), shall not exceed in the aggregate (x) $2,925 million plus all additional amounts incurred to fund OID and/or upfront fees as contemplated hereunder and (y) the Initial ABL Facility.
6.13PBGC Settlement
The PBGC Settlement Order (as defined in the Plan) shall have been entered and be in effect and the PBGC Settlement (as defined in the Plan) shall have been entered into and consummated, in each case, without giving effect to any amendment, modification or supplement that would, individually or in the aggregate, reasonably be expected to adversely affect the interests of the Joint Lead Arrangers or the Lenders in any material respect.
6.14Patriot Act
The Administrative Agent shall have received (at least 3 Business Days prior to the Closing Date) all documentation and other information about the Borrower and each Guarantor as has been reasonably requested in writing at least 10 Business Days prior to the Closing Date by the Administrative Agent or the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.
For purposes of determining compliance with the conditions specified in Section 6 on the Closing Date, each Lender that has signed or authorized the signing of this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6 to be consented to or approved by or acceptable or satisfactory to a Lender unless the

Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 7[Reserved]
SECTION 8Representations and Warranties.
In order to induce the Lenders to enter into this Agreement and to make the Term Loans, each of Holdings and the Borrower makes the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Term Loans:
8.1Corporate Status; Compliance with Laws
Each of Holdings, the Borrower and each Material Subsidiary of the Borrower that is a Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing (as applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, except as would not reasonably be expected to result in a Material Adverse Effect, (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect and (c) is in compliance with all Applicable Laws, except to the extent that the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.
8.2Corporate Power and Authority
Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law) (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent the creation and perfection of such obligation is governed by the UCC).
8.3No Violation

Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor the compliance with the terms and provisions thereof nor the consummation of the financing transactions contemplated hereby and thereby will (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws) other than any contravention which would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of Holdings, the Borrower or any Restricted Subsidiary (other than Liens permitted hereunder) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust or other material debt agreement or instrument to which Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of any Credit Party.
8.4Litigation
Except as set forth on Schedule 8.4, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing with respect to Holdings, the Borrower or any of the Restricted Subsidiaries that have a reasonable likelihood of adverse determination and such determination would reasonably be expected to result in a Material Adverse Effect.
8.5Margin Regulations
Neither the making of any Term Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.
8.6Governmental Approvals
The execution, delivery and performance of the Credit Documents does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such licenses, authorizations, consents, approvals, registrations, filings or other actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
8.7Investment Company Act
None of the Credit Parties is an “investment company” within the meaning of, and subject to registration under, the Investment Company Act of 1940, as amended.
8.8True and Complete Disclosure

(a)None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower, any of the Subsidiaries of the Borrower or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) regarding Holdings, the Borrower and its Restricted Subsidiaries in connection with the Transactions for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.
(b)The projections posted to the Lenders on November 2, 2017 are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agents, Joint Lead Arrangers and the Lenders that such projections, forward-looking statements, estimates and pro forma financial information are not to be viewed as facts or a guarantee of performance, and are subject to material contingencies and assumptions, many of which are beyond the control of the Credit Parties, and that actual results during the period or periods covered by any such projections, forward-looking statements, estimates and pro forma financial information may differ materially from the projected results.
8.9Financial Condition; Financial Statements
The financial statements described in Section 6.10 present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, in each case, as of the dates thereof and for such period covered thereby in accordance with GAAP, consistently applied throughout the periods covered thereby, except as otherwise noted therein, and subject, in the case of any unaudited financial statements, to changes resulting from normal year-end adjustments and the absence of footnotes. There has been no Material Adverse Effect since the Closing Date.
8.10Tax Matters
Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of Holdings, the Borrower and each of the Restricted Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (after giving effect to all applicable extensions) and has paid all material Taxes payable by it that have become due (whether or not shown on such Tax return), other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided to the extent required by law and in accordance with GAAP, (b) each of Holdings, the Borrower and each of the

Restricted Subsidiaries has provided adequate reserves in accordance with GAAP for the payment of, all federal, state, provincial and foreign Taxes not yet due and payable, and (c) each of Holdings, the Borrower and each of the Restricted Subsidiaries has satisfied all of its Tax withholding obligations.
8.11Compliance with ERISA
(a)No ERISA Event has occurred or is reasonably expected to occur; and no Lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of Holdings, the Borrower or any ERISA Affiliate on account of any Pension Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Pension Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect.
(b)All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and Applicable Law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
8.12Subsidiaries
Schedule 8.12 lists each Subsidiary of Holdings (and the direct and indirect ownership interest of Holdings therein), in each case existing on the Closing Date (after giving effect to the Transactions).
8.13Intellectual Property
Each of Holdings, the Borrower and the Restricted Subsidiaries has good and marketable title to, or a valid license or right to use, all patents, trademarks, servicemarks, trade names, copyrights and all applications therefor and licenses thereof, and all other intellectual property rights, free and clear of all Liens (other than Liens permitted hereunder), that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such title, license or rights would not reasonably be expected to have a Material Adverse Effect.
8.14Environmental Laws

Except as would not reasonably be expected to have a Material Adverse Effect: (a) Holdings, the Borrower and the Restricted Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (b) Holdings, the Borrower and the Restricted Subsidiaries have, and have timely applied for renewal of, all permits under Environmental Law to construct and operate their facilities as currently constructed; (c) except as set forth on Schedule 8.14, neither Holdings, the Borrower nor any Restricted Subsidiary is subject to any pending or, to the knowledge of the Borrower, threatened Environmental Claim or any other liability under any Environmental Law, including any such Environmental Claim, or, to the knowledge of the Borrower, any other liability under Environmental Law related to, or resulting from the business or operations of any predecessor in interest of any of them; (d) none of Holdings, the Borrower or any Restricted Subsidiary is conducting or financing or, to the knowledge of the Borrower, is required to conduct or finance, any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; (e) to the knowledge of the Borrower, no Hazardous Materials have been released into the environment at, on or under any Real Estate currently owned or leased by Holdings, the Borrower or any Restricted Subsidiary, and (f) neither Holdings, the Borrower nor any Restricted Subsidiary has treated, stored, transported, released, disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or, to the knowledge of the Borrower, formerly owned or leased Real Estate or facility. Except as provided in this Section 8.14, Holdings, the Borrower and the Restricted Subsidiaries make no other representations or warranties regarding Environmental Laws.
8.15Properties
Except as set forth on Schedule 8.15, Holdings, the Borrower and the Restricted Subsidiaries have good title to or valid leasehold or easement interests or other license or use rights in all properties that are necessary for the operation of their respective businesses as currently conducted, free and clear of all Liens (other than any Liens permitted under this Agreement) and except where the failure to have such good title, leasehold or easement interests or other license or use rights would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Borrowers and the Restricted Subsidiaries do not own in fee any Real Estate with a fair market value of $10,000,000 or more.
8.16Solvency
On the Closing Date, after giving effect to the Transactions, immediately following the making of the Term Loans on such date and after giving effect to the application of the proceeds of such Term Loans, Holdings on a consolidated basis with its Subsidiaries will be Solvent.
8.17Security Interests
Subject to the qualifications set forth in Section 6.2 and the terms and conditions of any Applicable Intercreditor Agreement then in effect, with respect to each

Credit Party, the Security Documents, taken as a whole, are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest (subject to Liens permitted hereunder) in the Collateral described therein, in each case, to the extent required under the Security Documents, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. In the case of (i) the Stock described in the Security Agreement that is in the form of securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC (“Certificated Securities”), when certificates representing such Stock are delivered to the Collateral Agent along with instruments of transfer in blank or endorsed to the Collateral Agent, and (ii) all other Collateral constituting personal property described in the Security Agreement, when financing statements, intellectual property security agreements and other required filings, recordings, agreements and actions in appropriate form are executed and delivered, performed, recorded or filed in the appropriate offices, as the case may be, the Collateral Agent, for the benefit of the applicable Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in all Collateral that may be perfected by filing, recording or registering a financing statement, an intellectual property security agreement or analogous document (to the extent such Liens may be perfected by possession of the Certificated Securities by the Collateral Agent or such filings, agreements or other actions or perfection is otherwise required by the terms of any Credit Document), in each case, to the extent required under the Security Documents, as security for the Obligations, in each case prior and superior in right to any other Lien (except, in the case of Liens permitted hereunder).
8.18Labor Matters
Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened in writing; and (b) hours worked by and payment made for such work to employees of Holdings, the Borrower and each Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other Applicable Law dealing with such matters.
8.19Sanctioned Persons; Anti-Corruption Laws; Patriot Act
None of Holdings, the Borrower or any of its Subsidiaries or any of their respective directors or officers is subject to any economic embargoes or similar sanctions administered or enforced by the U.S. Department of State or the U.S. Department of the Treasury (including the Office of Foreign Assets Control) or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). Each of Holdings, the Borrower and its Subsidiaries and their respective officers and directors is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (iii) the Patriot Act and any other applicable anti-terrorism and anti-money laundering laws, rules, regulations and orders. No part of the proceeds of the Term Loans will be used, directly or indirectly, in violation of the Patriot Act, the Anti-Corruption Laws, Sanctions Laws and/or any other anti-terrorism or anti-money laundering laws in any material respect.
8.20Use of Proceeds
The Borrower will use the proceeds of the Term Loans in accordance with Section 9.13 of this Agreement.
SECTION 9Affirmative Covenants
The Borrower hereby covenants and agrees that on the Closing Date (immediately after giving effect to the Transactions) and thereafter, until all Commitments have terminated and the Term Loans, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or Contingent Obligations), are paid in full:
9.1Information Covenants
The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)Annual Financial Statements. As soon as available and in any event on or before the date that is 90 days after the end of each Fiscal Year (or, in the case of the Fiscal Years ended September 30, 2017 and September 30, 2018, the date that is 120 days after the end of such Fiscal Year), the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of operations and cash flows for such Fiscal Year, setting forth comparative consolidated figures for the preceding Fiscal Year (commencing with the Fiscal Year ended September 30, 2019), all in reasonable detail and prepared in accordance with GAAP in all material respects and, in each case, except with respect to any such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its consolidated Subsidiaries as a going concern (other than any exception or qualification that is a result of (x) a current maturity date of any Indebtedness or (y) any actual or prospective default of a financial maintenance covenant (including the ABL Financial Covenant)), all of which shall be (i) certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries(or Holdings or an indirect parent of the Borrower and its consolidated Subsidiaries, as the case may be) in accordance with GAAP in all material respects and (ii) accompanied by a Narrative Report with respect thereto.
(b)Quarterly Financial Statements. As soon as available and in any event on or before the date that is 45 days after the end of each of the first three fiscal quarters of any Fiscal Year (or, in the case of financial statements for the fiscal quarters ending December 31, 2017, March 31, 2018 and June 30, 2018, on or before the date that is 60 days after the end of such fiscal quarter), the consolidated balance sheets of the Borrower and its consolidated Subsidiaries, in each case, as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and, commencing with the fiscal quarter ended on March 31, 2019, setting forth comparative consolidated figures for the related periods in the prior Fiscal Year or, in the case of such consolidated balance sheet, for the last day of the prior Fiscal Year, all of which shall be (i) certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries (or Holdings or an indirect parent of the Borrower and its consolidated Subsidiaries, as the case may be) in accordance with GAAP in all material respects, subject to changes resulting from audit, normal year-end audit adjustments and absence of footnotes and (ii) accompanied by a Narrative Report with respect thereto.
(c)Officer’s Certificates. Within five Business Days of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (x) with specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent Fiscal Year or period, as the case may be and (y) commencing with the Fiscal Year ended on September 30, 2019, in the case of the financial statements provided for in Section 9.1(a), with customary details, the calculation of the Excess Cash Flow for the most recent Fiscal Year. Within five Business Days of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth (A) in reasonable detail the Available Amount and the Available Equity Amount as at the end of the Fiscal Year to which such financial statements relate and (B) the information required pursuant to Sections I and II of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this clause (c)(B), as the case may be.

(d)Notice of Default; Litigation; ERISA Event. Promptly after an Authorized Officer of the Borrower or any Restricted Subsidiary obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation, regulatory or governmental proceeding pending against the Borrower or any Restricted Subsidiary that has a reasonable likelihood of adverse determination and such determination would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect and (iii) the occurrence of any ERISA Event or any ERISA Event that is reasonably expected to occur, that would reasonably be expected to result in a Material Adverse Effect.
(e)Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements (other than drafts of pre-effective versions of registration statements) with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by Holdings, the Borrower or any Restricted Subsidiary (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that Holdings, the Borrower or any Restricted Subsidiary shall send to the ABL Administrative Agent or lenders under the ABL Credit Agreement or the holders of any publicly issued debt with a principal amount in excess of $300,000,000 of Holdings, the Borrower and/or any Restricted Subsidiary in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement).
(f)Requested Information. With reasonable promptness, following the reasonable request of the Administrative Agent, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time; provided that, notwithstanding anything to the contrary in this Section 9.1(f), none of Holdings, the Borrower or any of its Restricted Subsidiaries will be required to provide any such other information pursuant to this Section 9.1(f) to the extent that (i) the provision thereof would violate any attorney client privilege (as reasonably determined by counsel (internal or external) to the Credit Parties), law, rule or regulation, or any contractual obligation of confidentiality binding on the Credit Parties or their respective Affiliates (so long as not entered into in contemplation hereof) or (ii) such information constitutes attorney work product (as reasonably determined by counsel (internal or external) to the Credit Parties).
(g)Projections. Within 90 days (or 120 days for the Fiscal Year ended on September 30, 2018) after the end of each Fiscal Year of the Borrower ended after the Closing Date, a reasonably detailed consolidated budget for the following Fiscal Year as customarily prepared by management of the Borrower for its internal use (including a projected consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of the end of such Fiscal Year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer of the Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were based on good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time of preparation of such Projections, it being understood that such Projections and assumptions as to future events are not to be viewed as facts or a guarantee of performance, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, and that actual results may vary from such Projections and such differences may be material.
(h)Reconciliations. Simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 9.1(a) and (b) above, reconciliations for such consolidated financial statements or other consolidating information reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; provided that the Borrower shall be under no obligation to deliver the reconciliations or other information described in this clause (h) if the Consolidated Total Assets and the Consolidated EBITDA of the Borrower and its consolidated Subsidiaries (which Consolidated Total Assets and Consolidated EBITDA shall be calculated in accordance with the definitions of such terms, but determined based on the financial information of the Borrower and its consolidated Subsidiaries, and not the financial information of the Borrower and its Restricted Subsidiaries) do not differ from the Consolidated Total Assets and the Consolidated EBITDA, respectively, of the Borrower and its Restricted Subsidiaries by more than 2.5%.
Notwithstanding the foregoing, the obligations in clauses (a), (b), (e) and (g) of this Section 9.1 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings or any direct or indirect parent of Holdings or (B) the Borrower’s (or Holdings’ or any direct or indirect parent thereof), as applicable, Form 8-K, 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B) of this paragraph, to the extent such information relates to Holdings or a direct or indirect parent of Holdings, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to Holdings or such parent, on the one hand, and the information relating to the Borrower and its consolidated Restricted Subsidiaries on a standalone basis, on the other hand (provided, however, that the Borrower shall be under no obligation to deliver such consolidating or other explanatory information if the Consolidated Total Assets and the Consolidated EBITDA of the Borrower and its consolidated Restricted Subsidiaries do not differ from the Consolidated Total Assets and the Consolidated EBITDA, respectively, of Holdings or any direct or indirect parent of Borrower and its consolidated

Subsidiaries by more than 2.5%). Documents required to be delivered pursuant to clauses (a), (b) and (e) of this Section 9.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website as notified to the Administrative Agent; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, or filed with the SEC, and available in EDGAR (or any successor) to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).
9.2Books, Records and Inspections
(a)The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders (as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower or such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent, whether on its own or in conjunction with the Required Lenders, may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (ii) the Administrative Agent shall not exercise such rights more than one time in any calendar year and (iii) only one such visit shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 9.2, neither the Borrower nor any Restricted Subsidiary will be required under this Section 9.2 to disclose or permit the inspection or discussion of any document, information or other matter to the extent that such action would violate any attorney-client privilege (as reasonably determined by counsel (internal or external) to the Credit Parties), law, rule or regulation, or any contractual obligation of confidentiality (not created in contemplation thereof) binding on the Credit Parties or their respective Affiliates or constituting attorney work product (as reasonably determined by counsel (internal or external) to the Credit Parties).

(b)The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity, in all material respects, with GAAP shall be made of all material financial transactions and matters involving the assets of the business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that any Restricted Subsidiary may maintain its individual books and records in conformity with local standards or customs and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
9.3Maintenance of Insurance
The Borrower will, and will cause each Material Subsidiary that is a Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower, as applicable) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative Agent, upon written reasonable request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried, provided, however, that for so long as no Event of Default has occurred and is continuing, the Administrative Agent shall be entitled to make such request only once in any calendar year. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
9.4Payment of Taxes
The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims in respect of any Taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any Restricted Subsidiary; provided that neither the Borrower nor any such Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim (i) that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto in accordance with GAAP or (ii) with respect to which the failure to pay would not reasonably be expected to result in a Material Adverse Effect.
9.5Consolidated Corporate Franchises
The Borrower will do, and will cause each Material Subsidiary that is a Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and the Restricted Subsidiaries may consummate any transaction otherwise permitted hereby, including under Section 10.2, 10.3, 10.4 or 10.5.
9.6Compliance with Statutes, Regulations, Etc
The Borrower will, and will cause each Restricted Subsidiary to, comply with all Applicable Laws applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
9.7Lender Calls
At the reasonable request of the Administrative Agent, the Borrower shall conduct a conference call that Lenders may attend to discuss the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for the most recently ended measurement period for which financial statements have been delivered pursuant to Section 9.1(a) or (b) (beginning with the fiscal period of the Borrower ended March 31, 2018), at a date and time to be determined by the Borrower with reasonable advance notice to the Administrative Agent, limited to one conference call per fiscal quarter.
9.8Maintenance of Properties
The Borrower will, and will cause the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear, casualty and condemnation excepted), except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
9.9Transactions with Affiliates
The Borrower will conduct, and will cause the Restricted Subsidiaries to conduct, all transactions with any of its or their respective Affiliates (other than (x) any transaction or series of related transactions with an aggregate value that is equal to or less than $25,000,000 or (y) transactions between or among (i) the Borrower and the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transactions and (ii) the Borrower, the Restricted Subsidiaries and to the extent in the ordinary course or consistent with past practice, Holdings) on terms that are, taken as a whole, not materially less favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate (as determined in good faith by the Borrower); provided that the foregoing restrictions shall not apply to:
(a)transactions permitted by Section 10 (other than Section 10.6(m) and any provision of Section 10 permitting transactions by reference to Section 9.9),
(b)the Transactions and the payment of the Transaction Expenses,
(c)the issuance of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) to the management of the Borrower (or any direct or indirect parent thereof) or any Subsidiary of the Borrower in connection with the Transactions or pursuant to arrangements described in clause (e) of this Section 9.9,
(d)loans, advances and other transactions between or among the Borrower, any Subsidiary of the Borrower or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary of the Borrower has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower but for the Borrower’s or such Subsidiary’s Subsidiary ownership of Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10,
(e)(i) employment, consulting and severance arrangements between the Borrower and the Restricted Subsidiaries (or any direct or indirect parent of the Borrower) and their respective officers, employees, directors or consultants in the ordinary course of business (including payments, loans and advances in connection therewith) and (ii) issuances of securities, or other payments, awards or grants in cash, securities or otherwise and other transactions pursuant to any equityholder, employee or director equity plan or stock or other equity option plan or any other management or employee benefit plan or agreement, other compensatory arrangement or any stock or other equity subscription, co-invest or equityholder agreement,
(f)the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower (or, to the extent attributable to the ownership of the Borrower and its Restricted Subsidiaries, any direct or indirect parent thereof) and the Subsidiaries of the Borrower,
(g)the issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) to Holdings or to any director, officer, employee or consultant,

(h)any customary transactions with a Receivables Entity effected as part of a Permitted Receivables Financing and any customary transactions with a Securitization Subsidiary effected as part of a Qualified Securitization Financing,
(i)transactions pursuant to permitted agreements in existence on the Closing Date and, to the extent each such transaction is valued in excess of $25,000,000, set forth on Schedule 9.9 or any amendment, modification, supplement, replacement, extension, renewal or restructuring thereto to the extent such an amendment, modification, supplement, replacement, extension renewal or restructuring (together with any other amendment or supplemental agreements) is not materially adverse, taken as a whole, to the Lenders (in the good faith determination of the Borrower),
(j)transactions in which Holdings (or any indirect parent of the Borrower), the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 9.9,
(k)the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable,
(l)Affiliate repurchases of the Term Loans or Commitments to the extent permitted hereunder and the payments and other transactions reasonably related thereto,
(m)transactions constituting any part of a Permitted Reorganization, and
(n)transactions related to a Permitted Change of Control, the payment of Permitted Change of Control Costs and the issuance of Stock and Stock Equivalents to the management of Avaya Holdings, the Borrower or any of its Restricted Subsidiaries in connection with a Permitted Change of Control.
9.10End of Fiscal Years
The Borrower will, for financial reporting purposes, cause its Fiscal Year to end on September 30 of each year (each a “Fiscal Year”) and cause its Restricted Subsidiaries to maintain their fiscal years as in effect on the Closing Date; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the Fiscal Year or the fiscal years of its Restricted Subsidiaries with the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned, delayed or denied), in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.
9.11Additional Guarantors and Grantors
Subject to any applicable limitations set forth in the Guarantee, the Security Documents, or any Applicable Intercreditor Agreement and this Agreement (including Section 9.12), the Borrower will cause each direct or indirect Wholly Owned Domestic Subsidiary of the Borrower (excluding any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date and each other Domestic Subsidiary of the Borrower that ceases to constitute an Excluded Subsidiary to, within 60 days from the date of such formation, acquisition or cessation (which in the case of any Subsidiary ceasing to constitute an Excluded Subsidiary pursuant to clause (a) thereof, commencing on the date of delivery of the applicable compliance certificate pursuant to Section 9.1(c)), as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), execute (A) a supplement to each of the Guarantee and the Security Agreement in order to become a Guarantor under such Guarantee and a grantor/pledgor under the Security Agreement and (B) a joinder to the Intercompany Subordinated Note.
9.12Further Assurances
(a)Subject to the applicable limitations set forth in this Agreement (including Section 9.11) and the Security Documents and any Applicable Intercreditor Agreement, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any Applicable Law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.
(b)Subject to any applicable limitations set forth in the Security Documents (including in any Mortgage), if any assets that are of the nature secured by any Security Documents (including any owned Real Estate or improvements thereto constituting Collateral with a fair market value in excess of $10,000,000) are acquired by the Borrower or any Subsidiary Guarantor after the Closing Date or are held by any Subsidiary on or after the time it becomes a Guarantor pursuant to Section 9.11 (other than assets constituting Collateral under the Security Documents that become subject to the Lien of any Security Document upon acquisition thereof or assets subject to a Lien granted pursuant to Section 10.2(d) or 10.2(g)), the Borrower will promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other

Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 120 days, unless extended by the Collateral Agent in its reasonable discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in paragraph (a) of this Section, all at the expense of the Credit Parties.
(c)Any Mortgage delivered to the Collateral Agent in accordance with the preceding clause (b) shall be accompanied by those items set forth in clause (d) that are customary for the type of assets covered by such Mortgage. Any items that are customary for the type of assets covered by such Mortgage may be delivered within a commercially reasonable period of time after the delivery of a Mortgage if they are not reasonably available at the time the Mortgage is delivered.
(d)With respect to any Mortgaged Property, within 120 days, unless extended by the Collateral Agent in its reasonable discretion, the Borrower will deliver, or cause to be delivered, to the Collateral Agent (i) a Mortgage with respect to each Mortgaged Property, executed by an Authorized Officer of each obligor party thereto, (ii) a policy or policies of title insurance insuring the Lien of each such Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Encumbrances or consented to in writing (including via email) by the Collateral Agent, together with such endorsements and reinsurance as the Collateral Agent may reasonably request, together with evidence reasonably acceptable to the Collateral Agent of payment of all title insurance premiums, search and examination charges, escrow charges and related charges, fees, costs and expenses required for the issuance of the title insurance policies referred to above, (iii) a Survey, to the extent reasonably necessary to satisfy the requirements of clause (ii) above, (iv) all other documents and instruments, including Uniform Commercial Code or other applicable fixture security financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any such Mortgage and perfect such Liens to the extent required by, and with the priority required by, such Mortgage shall have been delivered to the Collateral Agent in proper form for filing, registration or recording and (v) written opinions of legal counsel in the states in which each such Mortgaged Property is located in customary form and substance. If any building or other improvement included in any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or as hereafter in effect or successor act thereto), then the Borrower shall, prior to delivery of the Mortgages, deliver or cause to be delivered, (i) a completed Federal Emergency Management Agency Standard Flood Determination with respect to each Mortgaged Property, in each case in form and substance reasonably satisfactory to the Collateral Agent and (ii) evidence of flood insurance with respect to each Mortgaged Property, to the extent and in amounts required by Applicable Laws, in each case in form and substance reasonably satisfactory to the Collateral Agent.

(e)Notwithstanding anything herein to the contrary, if the Borrower and the Collateral Agent mutually agree in their reasonable judgment (confirmed in writing to the Borrower and the Administrative Agent) that the cost or other consequences (including adverse tax and accounting consequences) of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Secured Parties thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.
(f)Notwithstanding anything herein or in any other Credit Document to the contrary, the Borrower and the Guarantors shall not be required, nor shall the Collateral Agent be authorized, (i) to perfect the above-described pledges, security interests and mortgages by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant State(s), (B) filings in United States government offices with respect to intellectual property as expressly required herein and under the other Credit Documents, (C) delivery to the Collateral Agent, for its possession, of all Collateral consisting of material intercompany notes, stock certificates of the Borrower and its Restricted Subsidiaries or (D) Mortgages required to be delivered pursuant to this Section 9.12, (ii) to enter into any control agreement with respect to any deposit account, securities account or commodities account or contract (other than for which control agreements are required to be obtained or for which the ABL Collateral Agent has obtained control, in each case, to the extent required by the ABL Credit Documents; provided that in such case, the ABL Collateral Agent will act as the agent for perfection on behalf of the Secured Parties without causing the Collateral Agent or the Administrative Agent to become a party to such control agreements), (iii) to take any action in any non-U.S. jurisdiction or pursuant to the requirements of the laws of any non-U.S. jurisdiction in order to create any security interests or to perfect any security interests, including with respect to any intellectual property registered outside of the United States (it being understood that there shall be no security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction), (iv) except as expressly set forth above, to take any other action with respect to any Collateral to perfect through control agreements or to otherwise perfect by “control” or (v) to provide any notice to obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof).
9.13Use of Proceeds
The Borrower will use (i) the proceeds of the ~~Initial Term Loans (other than the~~ Tranche ~~B~~B-1 Term Loans made on the ~~First~~Second Amendment Effective Date~~)~~ to ~~fund, together with cash on hand at the Borrower and its Subsidiaries (a) to pay the Transaction Expenses, (b) to fund the Closing Refinancing, (c) to fund distributions in connection with the consummation of, or as required by, the Plan, (d) for working capital and general corporate purposes, (e) to pay fees, expenses and costs relating to the consummation of the Plan and funding~~consummate the transactions contemplated by the ~~Plan and (f) to cash collateralize any letters of credit and/or cash management obligations existing on the Closing Date~~Second Amendment and (ii) the proceeds of the Tranche

~~B~~B-2 Term Loans made on the ~~First~~Third Amendment Effective Date to ~~(a) prepay in full all Initial Term Loans outstanding hereunder as of the First Amendment Effective Date (immediately prior to giving effect to the First Amendment), and pay all accrued and unpaid interest thereon and all other Obligations in respect thereof and (b) for working capital and general corporate purposes~~consummate the transactions contemplated by the Third Amendment. The Borrower will use the proceeds of other Term Loans or Commitments for purposes as agreed with the Lenders thereof.
9.14Maintenance of Ratings
The Borrower will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a public corporate family and/or corporate credit rating, as applicable, and public ratings in respect of the Initial Term Loans provided pursuant to this Agreement, in each case, from each of S&P and Moody’s.
9.15Changes in Business
The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date and other business activities which are extensions thereof or otherwise similar, incidental, complementary, synergistic, reasonably related or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as determined by the Borrower in good faith.
SECTION 10Negative Covenants
The Borrower hereby covenants and agrees that on the Closing Date (immediately after giving effect to the Transactions) and thereafter, until all Commitments and all Term Loans, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreement or Contingent Obligations), are paid in full:
10.1Limitation on Indebtedness
The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness. Notwithstanding the foregoing, the limitations set forth in the immediately preceding sentence shall not apply to any of the following:
(a)Indebtedness arising under the Credit Documents (including any Indebtedness incurred as permitted by Sections 2.14, 2.15 and 13.1);

(b)Indebtedness under the ABL Credit Documents and any Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed the sum of (i) $300,000,000 plus (ii) the principal amount of “Incremental Facilities” (as defined in the ABL Credit Agreement) measured at the time of incurrence pursuant to the ABL Credit Agreement as in effect on the Closing Date plus (iii) solely in the case of any such Refinancing Indebtedness, the Refinancing Increased Amount with respect thereto;
(c)[reserved];
(d)subject to compliance with Section 10.5, Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary; provided that all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be (x) evidenced by the Intercompany Subordinated Note (provided that any Person becoming a Restricted Subsidiary after the Closing Date may enter into the Intercompany Subordinated Note within the time period set forth in Section 9.11) or (y) otherwise be subject to subordination terms substantially identical to the subordination terms set forth in the Intercompany Subordinated Note or otherwise reasonably acceptable to the Administrative Agent;
(e)subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (x) if the Indebtedness being guaranteed under this Section 10.1(e) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (y) a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(e), guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1;
(f)Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and similar obligations);
(g)Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees, (ii) otherwise constituting Investments permitted by Section 10.5 (other than Investments permitted by Section 10.5(l) by reference to Section 10.1 and Section 10.5(q)); provided that this clause (ii) shall not be construed to limit the requirements of Section 10.1(d) and (e), or (iii) contemplated by the Plan;

(h)Indebtedness (including Indebtedness arising under Capital Leases) incurred to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of fixed or capital assets or otherwise in respect of Capital Expenditures, so long as such Indebtedness is incurred concurrently with or within 270 days of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of such fixed or capital assets or incurrence of such Capital Expenditure, and any Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed (i) the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance plus the principal amount of Capital Leases outstanding on the Closing Date, in each case at any time outstanding plus (ii) solely in the case of any such Refinancing Indebtedness, the Refinancing Increased Amount with respect thereto;
(i)Indebtedness permitted to remain outstanding under the Plan, and to the extent such Indebtedness exceeds $5,000,000, set forth on Schedule 10.1 and any Refinancing Indebtedness thereof; provided that in the case of any Refinancing Indebtedness of any such Indebtedness, each obligor of such Refinancing Indebtedness is an obligor of such Indebtedness;
(j)Indebtedness in respect of Hedging Agreements; provided that such Hedging Agreements are not entered into for speculative purposes (as determined by the Borrower in good faith);
(k)(i) Permitted Other Debt assumed or incurred for any purpose, including to finance a Permitted Acquisition, other permitted Investments or Capital Expenditures; provided that (A) if such Indebtedness is incurred or assumed by a Restricted Subsidiary that is not a Credit Party, such Indebtedness is not guaranteed in any respect by the Borrower or any other Guarantor except as permitted under Section 10.5, (B) the aggregate principal amount of Indebtedness incurred or assumed under this Section 10.1(k)(i) shall not exceed (1) the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance plus (2) additional amounts if, on a Pro Forma Basis after giving effect to the incurrence or assumption of such Indebtedness and the application of proceeds thereof and, if applicable, the Permitted Acquisition, permitted Investment or Capital Expenditure, the Consolidated Total Net Leverage Ratio is not greater than 3.30 to 1.00 or, to the extent incurred or assumed in connection with a Permitted Acquisition or similar Investment, the Consolidated Total Net Leverage Ratio (on a Pro Forma Basis for such transaction and the incurrence or assumption of such Indebtedness) is not greater than (I) 3.30 to 1.00 or (II) the Consolidated Total Net Leverage Ratio immediately prior to such Permitted Acquisition or similar Investment and (C) if such Permitted Other Debt incurred (and for the avoidance of doubt, not “assumed”) pursuant to this clause (k)(i) constitutes a Permitted Other Loan that ranks pari passu with the Initial Term Loans as to right of payment and security with respect to the Collateral, the Initial Term Loans shall be subject to the adjustment (if applicable) set forth in the proviso to Section 2.14(d)(iv) as if such Permitted Other Loan were an Incremental Term Loan incurred hereunder and (ii) any Refinancing Indebtedness in respect of the Indebtedness under clause (i) above; provided that Indebtedness incurred or assumed by Restricted Subsidiaries that are not Subsidiary Guarantors under this Section 10.1(k), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 10.1(ee), shall not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding;
(l)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including in respect of construction or restoration activities) or consistent with past practice;
(m)additional Indebtedness; provided that the aggregate amount of Indebtedness incurred or issued pursuant to this Section 10.1(m) shall not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding;
(n)Cash Management Obligations and other Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;
(o)(i) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (ii) Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary with the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;
(p)Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with a Permitted Change of Control, Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock or Stock Equivalents permitted hereunder;
(q)Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) financing of insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business;

(r)Indebtedness representing deferred compensation, or similar arrangement, to employees, consultants or independent contractors of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;
(s)Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6(b);
(t)Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions, any other Investment permitted hereunder and any Permitted Change of Control;
(u)Indebtedness in respect of (i) Permitted Receivables Financings owed by a Receivables Entity or Qualified Securitization Financings owed by a Securitization Subsidiary and (ii) accounts receivable factoring facilities in the ordinary course of business; provided that the aggregate amount of Receivables Indebtedness pursuant to this clause (u) shall not exceed $160,000,000 at any time outstanding;
(v)Indebtedness in respect of (i) Permitted Other Debt issued or incurred to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of the Term Loans in the manner set forth in Section 5.2(a)(iii)(A); (ii) other Permitted Other Debt (such Indebtedness incurred pursuant to this clause (ii), “Incremental Equivalent Debt”) in an aggregate principal amount not to exceed the then-available Maximum Incremental Facilities Amount; provided that (x) if such Permitted Other Debt incurred pursuant to this clause (ii) is a Permitted Other Loan that ranks pari passu with the Initial Term Loans as to right of payment and security, the Initial Term Loans shall be subject to the adjustment (if applicable) set forth in the proviso to Section 2.14(d)(iv) as if such Permitted Other Loan were an Incremental Term Loan incurred hereunder and (y) if such Permitted Other Debt incurred pursuant to this clause (ii) is unsecured or secured on a junior basis to the Obligations, such Permitted Other Debt shall not have a maturity date earlier than 91 days after the Initial Term Loan Maturity Date; and (iii) any Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clauses (i) and (ii) above;
(w)(i) Indebtedness in respect of Permitted Debt Exchange Instruments incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.17 and (ii) any Refinancing Indebtedness thereof;
(x)Indebtedness in an amount not to exceed the Available Equity Amount;

(y)Indebtedness of any Minority Investments or Indebtedness incurred on behalf thereof or representing guarantees of such Indebtedness of any Minority Investment, in an amount not to exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding;
(z)intercompany Indebtedness among the Borrower and its Subsidiaries constituting any part of any Permitted Reorganization;
(aa)to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(bb)(i) Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 10.1 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Borrower or any Subsidiary of the Borrower in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than the United States;
(cc)Indebtedness owing to the seller of any business or assets permitted to be acquired by the Borrower or any Restricted Subsidiary under this Agreement; provided that the aggregate amount of Indebtedness permitted under this clause (cc) shall not exceed the greater of $160,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;
(dd)obligations in respect of Disqualified Stock in an amount not to exceed the greater of $25,000,000 and 3% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;
(ee)Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (ee), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 10.1(k), shall not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding; and
(ff)all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (ee) above.

For the avoidance of doubt, any Indebtedness permitted to be incurred under any clause of this Section 10.1 may be used to modify, refinance, refund, renew, replace, exchange or extend any outstanding Indebtedness, including any such Indebtedness incurred under any other clause of this Section 10.1 and any such Indebtedness with respect to which the incurrence of Refinancing Indebtedness is expressly permitted under this Section 10.1, in each case, subject to the restrictions set forth in Section 10.7.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence or issuance of Indebtedness or Disqualified Stock for purposes of this covenant.
This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior lien priority with respect to the same collateral.
10.2Limitation on Liens
The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or such Restricted Subsidiary, whether now owned or hereafter acquired, except:
(a)Liens arising under the Security Documents;
(b)Liens securing Indebtedness permitted to be incurred pursuant to Section 10.1(b), and Hedging Obligations and Cash Management Obligations permitted to be secured on a pari passu basis with the ABL Loans under the ABL Credit Documents; provided that such Lien over the Collateral shall be subject to the Applicable Intercreditor Agreements reflecting its pari passu status as compared with the Liens securing the ABL Loans;
(c)[reserved];
(d)Liens securing Indebtedness permitted pursuant to Section 10.1(h); provided that except as otherwise permitted hereby, such Liens attach at all times only to the assets so financed except (1) for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(e)Liens permitted to remain outstanding under the Plan; provided that any Lien securing Indebtedness or other obligations in excess of $5,000,000 shall only be permitted to the extent such Lien is listed on Schedule 10.2;
(f)(i) Liens securing Indebtedness permitted to be incurred under clause (B)(2) of the proviso to Section 10.1(k)(i), Section 10.1(v)(i), Section 10.1(v)(ii) or Section 10.1(w)(i); provided that (A) the representative of such Indebtedness shall have entered into the Applicable Intercreditor Agreements to the extent secured by the Collateral reflecting its pari passu or junior (but not senior) priority status as compared with the Liens securing the Obligations and (B) (I) with respect to Indebtedness incurred in reliance on clause (B)(2) of the proviso to Section 10.1(k)(i) that is secured by Liens on a pari passu basis with any Liens securing the Initial Term Loans (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio is no greater than 3.30 to 1.00 and (II) with respect to Indebtedness incurred in reliance on clause (B)(2) of the proviso to Section 10.1(k)(i) that is secured by Liens that are junior in right of security to the Liens securing the Initial Term Loans, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio is no greater than 3.30 to 1.00 and (ii) Liens securing Refinancing Indebtedness permitted to be incurred under Section 10.1(k)(ii), Section 10.1(v)(iii) and Section 10.1(w)(ii);
(g)Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) pursuant to a Permitted Acquisition or other permitted Investment or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or existing on assets acquired after the Closing Date, to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1; provided that such Liens (i) are not created or incurred in connection with, or in contemplation of, such Person becoming such a Restricted Subsidiary or such assets being acquired and (ii) attach at all times only to the same assets to which such Liens attached and after-acquired property, property that is affixed or incorporated into the property covered by such Lien and accessions thereto and products and proceeds thereof, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment financed by such lender, it being understood that such requirement to pledge such after-acquired property shall not be permitted to apply to any such after-acquired property to which such requirement would not have applied but for such acquisition except as otherwise permitted hereunder, and any Refinancing Indebtedness thereof permitted by Section 10.1;
(h)additional Liens on assets of any Restricted Subsidiary that is not a Credit Party securing Indebtedness of such Restricted Subsidiary permitted pursuant to

Section 10.1 (or other obligations of such Restricted Subsidiary not constituting Indebtedness);
(i)additional Liens on assets that do not constitute Collateral prior to the creation of such Liens, so long as the Credit Facilities hereunder are equally and ratably secured thereby and the aggregate amount of Indebtedness secured thereby at any time outstanding does not exceed $160,000,000; provided that such Liens are subject to intercreditor arrangements reasonably satisfactory to the Borrower and the Collateral Agent, it being understood and agreed that intercreditor arrangements in substantially the form of the Applicable Intercreditor Agreements are satisfactory;
(j)additional pari passu or junior Liens securing Indebtedness, so long as (i)(x) with respect to Indebtedness that is secured by Liens on a pari passu basis with any Liens securing the Initial Term Loans (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio is no greater than 3.30 to 1.00 and (y) with respect to Indebtedness that is secured by Liens that are junior in right of security to the Liens securing any Initial Term Loans, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio is no greater than 3.30 to 1.00 and (ii) the holder(s) of such Liens (or a representative thereof) shall have entered into the Applicable Intercreditor Agreements;
(k)additional Liens, so long as the aggregate amount of obligations secured thereby at any time outstanding does not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance;
(l)(i) Liens on accounts receivable, other Receivables Facility Assets, or accounts into which collections or proceeds of Receivables Facility Assets are deposited, in each case arising in connection with a Permitted Receivables Financing permitted under Section 10.1(u) and (ii) Liens on Securitization Assets and related assets arising in connection with a Qualified Securitization Financing permitted under Section 10.1(u);
(m)Permitted Encumbrances; and
(n)the supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal of any Lien permitted by clause (e), clause (g) and clause (i) of this Section 10.2 upon or in the same assets theretofore subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien and accessions thereto or any proceeds or products thereof) or the Refinancing Indebtedness (without a change in any obligor, except to the extent otherwise permitted hereunder) of the Indebtedness or other obligations secured thereby (including any unused commitments), to the extent such Refinancing Indebtedness is permitted by Section 10.1; provided that in the case of any such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal of any Lien permitted by clause (g) and clause (i) of this Section 10.2, the requirements set forth in the proviso to clause (g) or clause (i), as applicable, shall have been satisfied.
10.3Limitation on Fundamental Changes
The Borrower will not, and will not permit the Restricted Subsidiaries to, consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise consummate the Disposition of, all or substantially all its business units, assets or other properties, except that:
(a)so long as both before and after giving effect to such transaction, no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (A) the Borrower shall be the continuing or surviving company or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each grantor and each pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement, affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3) and (6) the Successor Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger or consolidation and such supplements preserve the enforceability of this Agreement and the Guarantee and the perfection and priority of the Liens under the applicable Security Documents;
(b)so long as no Event of Default has occurred and is continuing, or would result therefrom, any Subsidiary of the Borrower or any other Person (in each case, other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary,

(ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee and the relevant Security Documents each in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Intercompany Subordinated Note, and (iii) Borrower shall have delivered to the Administrative Agent an officers’ certificate stating that such merger, amalgamation or consolidation and any such supplements to the Guarantee and any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents to the extent otherwise required;
(c)any Permitted Reorganization may be consummated;
(d)any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary;
(e)the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party; provided that the consideration for any such Disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;
(f)any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;
(g)the Borrower or any Restricted Subsidiary may change its legal form, so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Liens granted pursuant to any Security Documents to which such Person is a party remain perfected and in full force and effect, to the extent otherwise required hereby;
(h)any merger, consolidation or amalgamation the purpose and only substantive effect of which is to reincorporate or reorganize the Borrower or any Restricted Subsidiary in a jurisdiction in the United States, any state thereof or the District of Columbia, so long as the Liens granted pursuant to the Security Documents to which the Borrower is a party remain perfected and in full force and effect, to the extent otherwise required hereby;

(i)the Transactions and any transactions as contemplated by the Plan may be consummated;
(j)the Borrower and the Restricted Subsidiaries may consummate a merger, amalgamation dissolution, liquidation, windup, consolidation or Disposition, constituting, or otherwise resulting in, a transaction permitted by Section 10.4 (other than pursuant to (x) Section 10.4(d) and (y) the Disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, to any Person other than the Borrower or any Guarantor), an Investment permitted pursuant to Section 10.5 (other than Section 10.5(l)), and any Restricted Payments permitted pursuant to Section 10.6 (other than Section 10.6(f)); and
(k)any Permitted Change of Control may be consummated.
10.4Limitation on Disposition
The Borrower will not, and will not permit the Restricted Subsidiaries to make any Disposition, except that:
(a)the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise Dispose of (i) obsolete, negligible, immaterial, worn-out, uneconomical, scrap, used, or surplus or mothballed assets (including any such equipment that has been refurbished in contemplation of such Disposition) or assets no longer used or useful in the business or no longer commercially desirable to maintain, (ii) inventory or goods (or other assets) held for sale in the ordinary course of business, (iii) cash and Cash Equivalents, (iv) immaterial assets (including allowing any registrations or any applications for registration of any intellectual property rights to lapse or go abandoned in the ordinary course of business), and (v) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and the Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;
(b)the Borrower and the Restricted Subsidiaries may make Dispositions of assets; provided that (i) to the extent required, the Net Cash Proceeds thereof received by the Borrower and the Restricted Subsidiaries are promptly applied to the prepayment of Term Loans as provided for in Section 5.2(a)(i), (ii) as of the date of signing of the definitive agreement for such Disposition, no Event of Default shall have occurred and be continuing, (iii) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $50,000,000, the Person making such Disposition shall receive fair market value and not less than 75% of such consideration in the form of cash or Cash Equivalents; provided that for the purposes of this clause (iii) the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or such Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the payment in cash of the Obligations (other than intercompany liabilities owing to a Restricted Subsidiary being Disposed of) and that are (1) assumed by the transferee (or a third party in connection with such transfer) with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing or indemnified from such liabilities or (2) otherwise cancelled or terminated in connection therewith, (B) any securities, notes or other obligations received by the Person making such Disposition from the purchaser that are converted by such Person into cash or Cash Equivalents or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, (C) consideration consisting of Indebtedness of any Credit Party (other than subordinated Indebtedness) received after the Closing Date from Persons who are not Restricted Subsidiaries (so long as such Indebtedness is not cancelled or forgiven) and (D) any Designated Non-Cash Consideration received by the Person making such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.4(b) that is at that time outstanding, not in excess of the greater of $160,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value and (iv) any non-cash proceeds received in the form of Real Estate, Indebtedness or Stock and Stock Equivalents are pledged to the Collateral Agent to the extent required under Section 9.11, 9.12 or the Security Agreement;
(c)(i) the Borrower and the Restricted Subsidiaries may make Dispositions to the Borrower or any other Credit Party, (ii) any Restricted Subsidiary that is not a Credit Party may make Dispositions to the Borrower or any other Subsidiary of the Borrower; provided that with respect to any such Disposition to an Unrestricted Subsidiary, such Disposition shall be for fair value and (iii) any Credit Party may make Dispositions to a non-Credit Party to the extent constituting an Investment permitted under Section 10.5 (other than Section 10.5(l));
(d)the Borrower and any Restricted Subsidiary may effect any transaction permitted by Sections 10.2, 10.3 (other than Section 10.3(j)), 10.5 (other than Section 10.5(l)) or 10.6 (other than Section 10.6(f));
(e)the Borrower and any Restricted Subsidiary may lease, sublease, license (only on a non-exclusive basis, with respect to any intellectual property) or sublicense (only on a non-exclusive basis, with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(f)Dispositions of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (excluding any boot thereon) or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;
(g)the Borrower and any other Credit Party may transfer or otherwise Dispose of any intellectual property for fair market value to any Restricted Subsidiary of the Borrower that is not a Credit Party; provided that (i) the transferee shall be (A) a direct or indirect Wholly Owned Restricted Subsidiary and (B) a special purpose entity that does not incur any third-party Indebtedness for borrowed money (for the avoidance of doubt, such entity may have employees managing its intellectual property assets and conducting internal research and development activities) and (ii) the consideration received by the Credit Party from such Disposition shall be in the form of (A) cash and Cash Equivalents, (B) intercompany notes owed to the Credit Party transferor/licensor by the non-Credit Party transferee/licensee, which intercompany notes are pledged to secure the Obligations and/or (C) Stock and Stock Equivalent of the transferee/licensee (or a parent entity of such transferee/licensee so long as such parent entity and any intermediate holding entity otherwise satisfies the requirements set forth in clause (i) above) and the Stock and Stock Equivalents of such transferee/licensee (or the parent entity) are pledged to secure the Obligations (subject to the limitation set forth in the Security Agreement on the pledge of Voting Stock of any CFC or CFC Holding Company); provided that in the case of this clause (ii)(C), the aggregate fair market value of any and all intellectual property so Disposed of shall not exceed $100,000,000;
(h)Dispositions of (i) Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;
(i)(i) Dispositions of Receivables Facility Assets in connection with any Permitted Receivables Financing, and any Disposition of Securitization Assets in connection with any Qualified Securitization Financing and (ii) Dispositions in connection with accounts receivable factoring facilities in the ordinary course of business, provided that the Indebtedness arising in connection therewith shall not exceed the amount of Indebtedness permitted by Section 10.1(u);
(j)Dispositions listed on Schedule 10.4 or to consummate the Transactions, including transactions contemplated by the Plan;
(k)transfers of property subject to a Recovery Event or in connection with any condemnation proceeding upon receipt of the Net Cash Proceeds of such Recovery Event or condemnation proceeding;

(l)Dispositions or discounts of accounts receivable or notes receivable in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable;
(m)Dispositions of any assets not constituting Collateral in an aggregate amount not to exceed $160,000,000;
(n)the execution of (or amendment to), settlement of or unwinding of any Hedging Agreement;
(o)any issuance or sale of Stock or Stock Equivalent in, or Indebtedness or other securities of, any Unrestricted Subsidiary;
(p)the surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims;
(q)Dispositions of any assets (including Stock and Stock Equivalents) acquired in connection with any Permitted Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of the Borrower and its Restricted Subsidiaries (as determined by the Borrower in good faith); and
(r)other Dispositions (including those of the type otherwise described herein) made for fair market value in an aggregate amount not to exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(s)the Borrower and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with the Borrower or any Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Stock or any Stock to intercompany Indebtedness, (iii) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Borrower or any Restricted Subsidiary or (iv) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, managers, directors, officers or employees of Holdings, the Borrower, any direct or indirect parent thereof, or any Subsidiary thereof or any of their successors or assigns;
(t)any Disposition of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 270 days thereof or (2) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually purchased within 270 days thereof);
(u)any Disposition in connection with a Permitted Reorganization;

(v)any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value or usefulness to the business of the Borrower and the Restricted Subsidiaries, taken as a whole, as determined in good faith by the Borrower; and
(w)Dispositions of any asset between or among the Borrower and/or any Restricted Subsidiary as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (v) above; provided that after giving effect to any such Disposition, to the extent the assets subject to such Dispositions constituted Collateral, such assets shall remain subject to, or be rejoined to, the Lien of the Security Documents.
Notwithstanding the foregoing, no transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to Section 10.4(c)(iii) (solely in respect of Investments permitted by the proviso to Section 10.5(w)), (e) or (g).
10.5Limitation on Investments
The Borrower will not, and will not permit the Restricted Subsidiaries, to make any Investment except:
(a)extensions of trade credit, asset purchases (including purchases of inventory, supplies, materials and equipment) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements, original equipment manufacturer arrangements or development agreements with other Persons, in each case in the ordinary course of business;
(b)Investments in cash or Cash Equivalents when such Investments were made;
(c)loans and advances to officers, managers, directors, employees, consultants and independent contractors of the Borrower (or any direct or indirect parent thereof) or any Subsidiary of the Borrower (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of Holdings (or any direct or indirect parent thereof; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Stock or Stock Equivalents shall be contributed to the Borrower in cash) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding pursuant to clause (iii) shall not exceed $25,000,000 at any one time outstanding;
(d)Investments (i) contemplated by the Plan or to consummate the Transactions and (ii) existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date and, to the extent such Investments exceed $5,000,000, set forth on Schedule 10.5 and any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension thereof, only to the extent that the amount of any Investment made pursuant to this clause (d)(ii) does not at any time exceed the amount of such Investment set forth on Schedule 10.5 (except by an amount equal to the unpaid accrued interest and premium thereon plus any unused commitments plus amounts paid in respect of fees, premiums, costs and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension or as otherwise permitted hereunder);
(e)any Investment acquired by the Borrower or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of, or settlement of delinquent accounts or disputes with or judgments against, the issuer, obligor or borrower of such original Investment or accounts receivable, (ii) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates or in satisfaction or judgments against other Persons;
(f)Investments to the extent that payment for such Investments is made with (i) Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) or (ii) the proceeds from the issuance of Stock or Stock Equivalents (other than Disqualified Stock, any sale or issuance to any Subsidiary and any issuance applied pursuant to Section 10.6(a) or Section 10.6(b)(i)) of the Borrower (or any direct or indirect parent thereof); provided that such Stock or Stock Equivalents or proceeds of such Stock or Stock Equivalents will not increase the Available Equity Amount;
(g)Investments (other than in the form of direct or indirect transfers or Dispositions of intellectual property from a Credit Party to a non-Credit Party) by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary or any Person that will, upon such Investment become a Restricted Subsidiary;
(h)Investments constituting Permitted Acquisitions;
(i)Investments constituting (i) Minority Investments and Investments in Unrestricted Subsidiaries and (ii) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries, in each case valued at the fair market value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount at any one time outstanding pursuant to this clause (i) that, at the time each such Investment is made, would not exceed an amount equal to the greater of (x) $160,000,000 and (y) 20%

of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(j)Investments constituting non-cash proceeds received from Dispositions of assets pursuant to Section 10.4;
(k)Investments made to repurchase or retire Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof owned by any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof) in an aggregate amount, when combined with distributions made pursuant to Section 10.6(b), not to exceed the limitations set forth in such Section;
(l)Investments consisting of or resulting from Indebtedness, Liens, Restricted Payments, fundamental changes and Dispositions permitted by Section 10.1 (other than Sections 10.1(d), 10.1(e) and 10.1(g)(ii)), 10.2, 10.3 (other than Section 10.3(j)), 10.4 (other than Section 10.4(d)), 10.6 (other than Section 10.6(f)), 10.7 or 10.8, as applicable;
(m)loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, Restricted Payments to the extent permitted to be made to such parent in accordance with Section 10.6; provided that the aggregate amount of such loans and advances shall reduce the ability of the Borrower and the Restricted Subsidiaries to make Restricted Payments under the applicable clauses of Section 10.6 by such amount;
(n)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(o)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(p)advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;
(q)Guarantee Obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(r)Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(s)Investments in Hedging Agreements permitted by Section 10.1;
(t)Investments in or by a Receivables Entity or a Securitization Subsidiary arising out of, or in connection with, any Permitted Receivables Financing or Qualified Securitization Financing, as applicable; provided that any such Investment in a Receivables Entity or a Securitization Subsidiary is in the form of a contribution of additional Receivables Facility Assets or Securitization Assets, as applicable, or as equity;
(u)Investments consisting of deposits of cash and Cash Equivalents as collateral support permitted under Section 10.2;
(v)other Investments not to exceed an amount equal to (x) the Available Equity Amount at the time such Investments are made plus (y) the Available Amount at the time such Investments are made, provided that in respect of any Investments made in reliance of clause (ii) of the definition of “Available Amount”, no Event of Default shall have occurred and be continuing or would result therefrom;
(w)other Investments in an amount at any one time outstanding not to exceed an amount equal to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis); provided that up to an amount equal to the greater of (i) $80,000,000 and (ii) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) may be made in the form of Disposition of intellectual property by a Credit Party to a Restricted Subsidiary that is not a Credit Party;
(x)Investments consisting of purchases and acquisitions of assets and services in the ordinary course of business;
(y)Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practice;
(z)Investments made as a part of, or in connection with or to otherwise fund the Transactions;
(aa)contributions in connection with compensation arrangements to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower or any of its Restricted Subsidiaries;

(bb)Investments relating to pension trusts;
(cc)Investments in Similar Business in an amount at any one time outstanding not to exceed an amount equal to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(dd)Investments in connection with Permitted Reorganizations;
(ee)Investments in deposit accounts, commodities and securities accounts opened in the ordinary course of business;
(ff)Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Agreement;
(gg)Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;
(hh)Term Loans repurchased by the Borrower or a Restricted Subsidiary pursuant to and in accordance with Section 13.6(g);
(ii)other Investments in an unlimited amount, provided that the Borrower shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 2.8 to 1.0; and
(jj)Investments made in connection with a Permitted Change of Control.
Notwithstanding the foregoing, no Investment consisting of or resulting from any transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to (i) Section 10.5(l) (solely in respect of Dispositions permitted by Section 10.4(e) or (g)) or (ii) the proviso to Section 10.5(w).
10.6Limitation on Restricted Payments
The Borrower will not, and will not permit the Restricted Subsidiaries to, declare or pay any Restricted Payments except that:
(a)the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents for another class of its (or such parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents (other than any Disqualified Stock, any sale or issuance to any Subsidiary and any contribution or issuance applied pursuant to Section 10.5(f)(ii) or

Section 10.6(b)(i)); provided that (i) such new Stock or Stock Equivalents contain terms and provisions (taken as a whole) at least as advantageous to the Lenders, taken as a whole, in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby and (ii) the cash proceeds from any such contribution or issuance shall not increase the Available Equity Amount;
(b)the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem, acquire, retire or repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any direct or indirect parent thereof) and any Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, any stock option or stock appreciation rights plan, any management, director and/or employee benefit, stock ownership or option plan, stock subscription plan or agreement, employment termination agreement or any employment agreements or stockholders’ or shareholders’ agreement; provided, however, that the aggregate amount of payments made under this Section 10.6(b), when combined with Investments made pursuant to Section 10.5(k), do not exceed in any Fiscal Year $20,000,000 (with unused amounts in any Fiscal Year being carried over to succeeding Fiscal Years subject to a maximum (without giving effect to the following proviso) of $30,000,000 in any Fiscal Year); provided, further, that such amount in any Fiscal Year may be increased by an amount not to exceed:
(i)the cash proceeds from the sale of Stock (other than Disqualified Stock, any sale or issuance to any Subsidiary and any contribution or issuance applied pursuant to Section 10.5(f)(ii) or Section 10.6(a)) of the Borrower and, to the extent contributed to the Borrower, Stock of any of the Borrower’s direct or indirect parent companies, in each case to present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any of its direct or indirect parent companies) or any Subsidiary of the Borrower that occurs after the Closing Date; provided that such Stock or proceeds of such Stock will not increase the Available Equity Amount; plus
(ii)the cash proceeds of key man life insurance policies received by the Borrower or any Restricted Subsidiary after the Closing Date; less
(iii)the amount of any Restricted Payment previously made with the cash proceeds described in clauses (i) and (ii) above;
and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any of its direct or indirect parent companies), or any Subsidiary of the Borrower in connection with a repurchase of Stock or Stock Equivalents of the Borrower or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(c)so long as no Specified Default shall have occurred and be continuing or would result therefrom, the Borrower make Restricted Payments; provided that the amount of all such Restricted Payments paid from the Closing Date pursuant to this clause (c) shall not exceed an amount equal to (x) the Available Equity Amount at the time such Restricted Payments are paid plus (y) the Available Amount at the time such Restricted Payments are paid, provided that in respect of any Restricted Payments made in reliance of clause (ii) of the definition of Available Amount, no Event of Default shall have occurred and be continuing or would result therefrom;
(d)the Borrower may make Restricted Payments to any direct or indirect parent company of the Borrower in amount required for any such direct or indirect parent to pay, in each case without duplication:
(i)foreign, federal, state and local income Taxes for any taxable period in respect of which a consolidated, combined, unitary or affiliated return is filed by such direct or indirect parent that includes the Borrower and/or any of its Subsidiaries; provided that for purposes of this Section 10.6(d)(i), such Taxes shall be deemed to equal the amount that the Borrower and its Subsidiaries would be required to pay in respect of foreign, federal, state and local income Taxes if the Borrower were the parent of a standalone consolidated, combined, affiliated, unitary or similar tax group including its Subsidiaries (any such Restricted Payments, “Tax Distributions”);
(ii)(A) such parents’ general operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries, (B) any indemnification claims made by directors or officers of the Borrower (or any parent thereof) to the extent such claims are attributable to the ownership or operation of the Borrower or any Restricted Subsidiary and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries, (C) fees and expenses otherwise due and payable by the Borrower (or any parent thereof) or any Restricted Subsidiary and not prohibited to be paid by the Borrower and its Restricted Subsidiaries hereunder or (D) any Permitted Change of Control Costs;

(iii)franchise and excise Taxes and other fees, Taxes and expenses required to maintain the corporate existence of any direct or indirect parent of the Borrower;
(iv)to any direct or indirect parent of the Borrower to finance any Investment permitted to be made by the Borrower or any Restricted Subsidiary pursuant to Section 10.5; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the Borrower or such Restricted Subsidiary or (2) the merger, amalgamation or consolidation (to the extent permitted in Section 10.5) of the Person formed or acquired into the Borrower or any Restricted Subsidiary, (C) the Borrower or such Restricted Subsidiary shall comply with Section 9.11, Section 9.12 and the Security Agreement to the extent applicable, (D) the aggregate amount of such Restricted Payments shall reduce the ability of the Borrower and the Restricted Subsidiary to make Investments under the applicable clauses of Section 10.5 by such amount and (E) any property received by the Borrower or the Restricted Subsidiaries in connection with such transaction shall only increase the Available Equity Amount to the extent the fair market value of such property as determined in good faith by the Board of Directors of the Borrower exceeds the aggregate amount of Restricted Payments made pursuant to this clause (iv);
(v)customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering or acquisition or Disposition payable by the Borrower or the Restricted Subsidiaries;
(vi)customary salary, bonus, severance and other benefits payable to officers, employees or consultants of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower, its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries;
(vii)AHYDO Catch-Up Payments with respect to Indebtedness of any direct or indirect parent of the Borrower; provided that the Net Cash Proceeds of such Indebtedness have been contributed to the Borrower as a capital contribution; and
(viii)expenses incurred by any direct or indirect parent of the Borrower in connection with any public offering or other sale of Stock or Stock Equivalents (including in respect of the listing of Avaya Holdings on the Closing Date) or Indebtedness (i) other than in connection with the listing of Avaya Holdings on the Closing Date, where the Net Cash Proceeds of such offering or sale are intended to be received by or contributed to the Borrower or a

Restricted Subsidiary, (ii) in a pro-rated amount of such expenses in proportion to the amount of such Net Cash Proceeds intended to be so received or contributed or (iii) otherwise on an interim basis prior to completion of such offering so long as any direct or indirect parent of the Borrower shall cause the amount of such expenses to be repaid to the Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed;
(e)Restricted Payments made to dissenting equityholders in connection with their exercise of appraisal rights or the settlement of any claim or actions with respect thereto in connection with any Permitted Acquisition or similar Investment permitted under Section 10.5 (other than Section 10.5(l));
(f)Restricted Payments consisting of or resulting from Liens, fundamental changes, Dispositions, Investments or other payments permitted by 10.2, 10.3 (other than Section 10.3(j)), 10.4 (other than Section 10.4(d)), 10.5 (other than Section 10.5(l)), 10.7 or 10.8, as applicable;
(g)the Borrower may repurchase Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) deemed to occur upon exercise of stock options or warrants if such Stock or Stock Equivalents represents a portion of the exercise price of such options or warrants, and the Borrower may pay Restricted Payments to any direct or indirect parent thereof as and when necessary to enable such parent to effect such repurchases;
(h)the Borrower may (i) pay cash in lieu of fractional shares in connection with any Restricted Payment, distribution, split, reverse share split, merger, consolidation, amalgamation or other combination thereof or any Permitted Acquisition, and any Restricted Payment to the Borrower’s direct or indirect parent in order to effect the same and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
(i)the Borrower may make any Restricted Payment within 60 days after the date of declaration thereof or giving irrevocable notice thereof, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;
(j)so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments, so long as the aggregate amount of all such Restricted Payments in any Fiscal Year does not exceed 6% of the market capitalization of the Public Reporting Entity calculated on a trailing twelve month average basis;
(k)the Borrower may make Restricted Payments in an amount equal to withholding or similar Taxes payable or expected to be payable by present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options;
(l)so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) make Restricted Payments in an aggregate amount not to exceed $5 million per fiscal quarter;
(m)the Borrower may make payments described in Section 9.9 (other than Section 9.9(a) and Section 9.9(d) (to the extent expressly permitted by reference to Section 10.6));
(n)the Borrower may make Restricted Payments in connection with the Transactions or contemplated by the Plan;
(o)so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments in amounts up to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(p)so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments in an unlimited amount, provided that the Borrower shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 2.3 to 1.0;
(q)Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other Investment permitted hereunder and to satisfy indemnity and other similar obligations in connection with any Permitted Acquisition or other Investment permitted hereunder;
(r)the distribution, by dividend or otherwise, of shares of Stock or Stock Equivalents of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries or the proceeds thereof;
(s)[reserved];
(t)each Restricted Subsidiary may make Restricted Payments to the Borrower and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary, as compared to the other owners of Stock in such Restricted Subsidiary, on a pro rata or more than pro rata basis based on their ownership interests of the relevant class of Stock); and

(u)any Restricted Payment made in connection with a Permitted Change of Control.
Notwithstanding the foregoing, no Restricted Payment consisting of or resulting from any transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to Section 10.6(f) solely in respect of Dispositions permitted by Section 10.4(c)(iii) (solely in respect of Investments permitted by the proviso to Section 10.5(w)), (e) or (g).
10.7Limitations on Debt Prepayments and Amendments
(a)The Borrower will not, and will not permit the Restricted Subsidiaries to, voluntarily prepay, repurchase or redeem or otherwise defease prior to the schedule maturity thereof any Indebtedness (other than the ABL Obligations) that is subordinated in right of payment or lien to the Obligations with a principal amount in excess of $50,000,000 (the “Junior Indebtedness”), except that the Borrower and its Restricted Subsidiaries may (i) make payments of regularly scheduled principal and interest, (ii) make AHYDO Catch-Up Payments; (iii) prepay, repurchase or redeem or otherwise defease Junior Indebtedness in an aggregate principal amount from the Closing Date not in excess of the sum of (1) so long as no Event of Default shall have occurred and be continuing or would result therefrom, (I) the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) and (II) additional unlimited amounts so long as the Borrower shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 2.3 to 1.0 plus (2) the Available Equity Amount at the time of such prepayment, repurchase, redemption or other defeasance plus (3) the Available Amount at the time of such prepayment, repurchase, redemption or other defeasance; provided that in respect of any prepayments, repurchases or redemptions or defeasances made in reliance of clause (ii) of the definition of Available Amount, no Event of Default shall have occurred and be continuing or would result therefrom; (iv) refinance Junior Indebtedness with any Refinancing Indebtedness, to the extent not required to prepay any Term Loans pursuant to Section 5.2(a); (v) convert, exchange, redeem, repay or prepay such Junior Indebtedness into, for or with, as applicable, Stock or Stock Equivalents of any direct or indirect parent of the Borrower (other than Disqualified Stock except as permitted hereunder); (vi) prepay, repurchase, redeem or otherwise defease Junior Indebtedness within 60 days of the applicable Redemption Notice if, at the date of any payment, redemption, repurchase, retirement, termination or cancellation notice in respect thereof (each, a “Redemption Notice”), such payment, redemption, repurchase, retirement, termination or cancellation would have complied with another provision of this Section 10.7(a); provided that such payment, redemption, repurchase, retirement, termination or cancellation shall reduce capacity under such other provision; (vii) repay or prepay intercompany subordinated Indebtedness (including under the Intercompany Subordinated Note) owed among the Borrower and/or the Restricted Subsidiaries, in either case unless a Specified Default has occurred and is continuing and the Borrower has received a written notice from the Collateral Agent instructing it not to make or permit any such repayment or prepayment; and (viii) transfer credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer.
(b)The Borrower will not, and will not permit the Restricted Subsidiaries to waive, amend, or modify the definitive documentation in respect of any Junior Indebtedness with a principal amount in excess of $50,000,000, to the extent that any such waiver, amendment or modification, taken as a whole, would be adverse to the Lenders in any material respect; provided that this Section 10.7(b) would not prohibit a refinancing or replacement of such Indebtedness with Refinancing Indebtedness so long as (1) such Refinancing Indebtedness is permitted to be incurred under Section 10.1 and (2) the prepayment of such Junior Indebtedness is permitted under Section 10.7(a) above.
10.8Limitation on Subsidiary Distributions
The Borrower will not, and will not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to (x) (i) pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary that is a Guarantor on its Stock or Stock Equivalents or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary that is a Guarantor, (y) make loans or advances to the Borrower or any Restricted Subsidiary that is Guarantor or (z) sell, lease or transfer any of its properties or assets to the Borrower or any Restricted Subsidiary that is a Guarantor, except (in each case) for such encumbrances or restrictions (A) which the Borrower has reasonably determined in good faith will not materially impair the Borrower’s ability to make payments under this Agreement when due or (B) existing under or by reason of:
(a)contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement, the ABL Credit Documents and the related documentation and related Hedging Obligations and Cash Management Obligations;
(b)purchase money obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (x), (y) or (z) above on the property so acquired, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such arrangement, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such restriction shall not be permitted to apply to any property to which such restriction would not have applied but for such acquisition);

(c)Applicable Laws or any applicable rule, regulation or order, or any request of any Governmental Authority having regulatory authority over the Borrower or any of its Subsidiaries;
(d)any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such agreement or instrument, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such encumbrance or restriction shall not be permitted to apply to any property to which such encumbrance or restriction would not have applied but for such acquisition);
(e)contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or Disposition of all or substantially all of the Stock or Stock Equivalents or assets of such Subsidiary and restrictions on transfer of assets subject to Liens permitted hereunder;
(f)(x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to Dispose of the assets securing such Indebtedness and (y) restrictions or encumbrances on transfers of assets subject to Liens permitted hereunder (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien);
(g)restrictions or encumbrances on cash or other deposits or net worth imposed by customers under, or made necessary or advisable by, contracts entered into in the ordinary course of business;
(h)restrictions or encumbrances imposed by other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 10.1;
(i)customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture (including its assets and Subsidiaries) and the Stock or Stock Equivalents issued thereby;

(j)customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;
(k)restrictions created in connection with any Permitted Receivables Financing or any Qualified Securitization Financing that, in the good faith determination of the Borrower, are necessary or advisable to effect such Permitted Receivables Financing or Qualified Securitization Financing, as the case may be;
(l)customary restrictions on leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interest, rights or the assets subject thereto;
(m)customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;
(n)restrictions contemplated by the Plan or created in connection with the consummation of the Transaction, including restrictions imposed by the PBGC Stipulation of Settlement; or
(o)any encumbrances or restrictions of the type referred to in clauses (x), (y) and (z) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, extensions, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, extensions, replacements, restructurings or refinancings (x) are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, extension, restructuring, supplement, refunding, replacement or refinancing or (y) do not materially impair the Borrower’s ability to pay its obligations under the Credit Documents as and when due (as determined in good faith by the Borrower);
provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Borrower or any Restricted Subsidiary that is a Guarantor to other Indebtedness incurred by the Borrower or any Restricted Subsidiary that is a Guarantor shall not be deemed to constitute such an encumbrance or restriction.
10.9Amendment of Organizational Documents
The Borrower will not, nor will the Borrower permit any Credit Party to, amend or otherwise modify any of its Organizational Documents in a manner that is materially adverse to the Lenders, except as required by Applicable Laws.

10.10Permitted Activities
Holdings will not engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Stock of the Borrower, including receipt and payment of dividends and payments in respect of Indebtedness and other amounts in respect of Stock, (ii) the maintenance of its legal existence (including the ability to incur and pay, as applicable, fees, costs and expenses and taxes relating to such maintenance), (iii) the performance of its obligations with respect to the Transactions, the Credit Documents and any other documents governing Indebtedness permitted hereby, (iv) any public offering of its or its direct or indirect parent entity’s common equity or any other issuance or sale of its or its direct or indirect parent entity’s Stock, (v) financing activities, including the issuance of securities, incurrence of debt, receipt and payment of dividends and distributions, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower and the Subsidiaries, (vi) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group and the provision of administrative and advisory services (including treasury and insurance services) to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries, (vii) holding any cash or other property (but not operate any property), (viii) making and receiving of any dividends, payments in respect of Indebtedness or Investments permitted hereunder, (ix) providing indemnification to officers and directors, (x) activities relating to any Permitted Reorganization, (xi) activities related to the Plan and the consummation of the Transactions and activities contemplated thereby, (xii) merging, amalgamating or consolidating with or into any direct or indirect parent of Holdings (in compliance with the definition of “Holdings” in this Agreement), (xiii) repurchases of Indebtedness through open market purchases and Dutch auctions, (xiv) activities incidental to Permitted Acquisitions or similar Investments consummated by the Borrower and the Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or Investments incidental to such Permitted Acquisitions or similar Investments, (xv) any transaction with the Borrower or any Restricted Subsidiary to the extent expressly permitted under this Section 10, (xvi) making any AHYDO Catch-Up Payments, (xvii) paying any Taxes it is obligated to pay, (xviii) consummation of any Permitted Change of Control and activities incidental to the consummation of such Permitted Change of Control, including the formation of acquisition vehicle entities and intercompany loans and/or investments incidental to such Permitted Change of Control and (xix) any activities incidental or reasonably related to the foregoing.
SECTION 11Events of Default
Upon the occurrence of any of the following specified events (each an “Event of Default”):
11.1Payments
The Borrower shall (a) default in the payment when due of any principal of the Term Loans, (b) default, and such default shall continue for more than five

Business Days, in the payment when due of any interest on the Term Loans or (c) default, and such default shall continue for more than ten Business Days, in the payment when due of any Fees or any other amounts owing hereunder or under any other Credit Document; or
11.2Representations, Etc.
Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be materially untrue on the date as of which made or deemed made, and, to the extent capable of being cured, such incorrect representation and warranty shall remain incorrect in any material respect for a period of thirty days after written notice thereof from the Administrative Agent to the Borrower; or
11.3Covenants
Any Credit Party shall:
(a)default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i) (provided that notice of such default at any time shall timely cure the failure to provide such notice), Section 9.5 (solely with respect to the Borrower) or Section 10; or
(b)default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 calendar days after receipt of written notice by the Borrower from the Administrative Agent; or
11.4Default Under Other Agreements
(a)The Borrower or any Restricted Subsidiary shall (i) default in any payment with respect to any Indebtedness (other than any Indebtedness described in Section 11.1, Hedging Obligations or Indebtedness under any Permitted Receivables Financing) in excess of $100,000,000 in the aggregate for the Borrower and such Restricted Subsidiaries beyond the period of grace or cure and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than any agreement or condition relating to, or provided in any instrument or agreement, under which such Hedging Obligations or such Permitted Receivables Financing was created) beyond the period of grace or cure and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created, if the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (other than any Hedging Obligations or Indebtedness under any Permitted Receivables Financing) or as a mandatory prepayment, prior to the Stated Maturity thereof; provided that clauses (a) and (b) above shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that this Section 11.4 shall not apply to (i) any Indebtedness if the sole remedy of the holder thereof following such event or condition is to elect to convert such Indebtedness into Stock or Stock Equivalents (other than Disqualified Stock) and cash in lieu of fractional shares, (ii) any such default that is remedied by or waived (including in the form of amendment) by the requisite holders of the applicable item of Indebtedness or contested in good faith by the Borrower or the applicable Restricted Subsidiary in either case, prior to acceleration of all the Term Loans pursuant to this Section 11 or (ii) any failure to perform or observe the ABL Financial Covenant unless and until the lenders under the ABL Credit Agreement have affirmatively declared all obligations thereunder to be immediately due and payable and terminated the ABL Obligations and such declaration has not been rescinded; or
11.5Bankruptcy
Except as otherwise permitted under Section 10.3, (i) the Borrower or any Material Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy,” or (b) in the case of any Foreign Subsidiary that is a Material Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); (ii) an involuntary case, proceeding or action is commenced against the Borrower or any Material Subsidiary and the petition is not controverted within 60 days after commencement of the case, proceeding or action; (iii) an involuntary case, proceeding or action is commenced against the Borrower or any Material Subsidiary and the petition is not dismissed or stayed within 60 consecutive days after commencement of the case, proceeding or action; (iv) a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee, administrator or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Material Subsidiary; (v) the Borrower or any Material Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any

Material Subsidiary; (vi) there is commenced against the Borrower or any Material Subsidiary any such proceeding or action that remains undismissed or unstayed for a period of 60 consecutive days; (vii) the Borrower or any Material Subsidiary is adjudicated insolvent or bankrupt; (viii) any order of relief or other order approving any such case or proceeding or action is entered; (ix) the Borrower or any Material Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, administrator or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 consecutive days; (x) the Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors; or (xi) any corporate action is taken by the Borrower or any Material Subsidiary for the purpose of authorizing any of the foregoing; or
11.6ERISA
(a)The occurrence of any ERISA Event; (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a Lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a Lien, security interest or liability; and (c) such ERISA Event, Lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or
11.7Guarantee
Any Guarantee provided by Holdings, the Borrower or any Material Subsidiary or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or
11.8Security Agreement
The Security Agreement or any other material Security Document pursuant to which the assets of any Credit Party are pledged as Collateral or any material provision thereof shall cease to be in full force or effect in respect of a material portion of the Collateral (other than pursuant to the terms hereof or thereof or any defect arising as a result of acts or omissions of the Collateral Agent or any Lender which do not result from a material breach by a Credit Party of its obligations under the Credit Documents) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing such grantor’s obligations under the Security Agreement or any other such Security Document; or
11.9Judgments
One or more final judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary involving a liability requiring the payment of $100,000,000 or more in the aggregate for all such final judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by indemnity or insurance provided by a carrier that has not denied coverage) and any such final judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 consecutive days after the entry thereof; or
11.10Change of Control
A Change of Control shall occur:
(a)then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, at the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified below shall occur automatically without the giving of any such notice): (i) declare the principal of and any accrued interest and Fees in respect of any or all Term Loans and any or all Obligations owing hereunder and under any other Credit Document to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (ii) direct the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Security Documents and (iii) enforce any and all of the Administrative Agent’s rights under the Guarantee.
(b)Notwithstanding anything to the contrary contained herein, any Event of Default under this Agreement or similarly defined term under any other Credit Document, other than any Event of Default which cannot be waived without the written consent of each Lender directly and adversely affected thereby, shall be deemed not to be “continuing” if the events, act or condition that gave rise to such Event of Default have been remedied or cured (including by payment, notice, taking of any action or omitting to take any action) or have ceased to exist and the Borrower is in compliance with this Agreement and/or such other Credit Document.
11.11Application of Proceeds
Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default under Section 11.5 shall be applied in accordance with any Applicable Intercreditor Agreement. In the event that either (x) any Applicable Intercreditor Agreement directs the application with respect to such amount be made with reference to this Agreement or the other Credit Documents or (y) no Applicable Intercreditor Agreement is then in effect that is applicable to such amount, any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral), in each case, following any acceleration of the Obligations under this Agreement or any Event of Default under Section 11.5 shall be applied:
(i)First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including compensation to the Administrative Agent, Collateral Agent and their agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent and Collateral Agent in connection therewith and all amounts for which the Administrative Agent and Collateral Agent is entitled to indemnification pursuant to the provisions of any Credit Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(ii)Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(iii)Third, without duplication of amounts applied pursuant to clauses (i) and (ii) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations hereunder (other than principal or premium) and any fees, premiums and scheduled periodic payments due under Secured Hedging Agreement and Secured Cash Management Agreements to the extent constituting Obligations and any interest accrued thereon (excluding any breakage, termination or other payments thereunder), in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(iv)Fourth, to the payment in full in cash, pro rata, of principal amount of the Obligations hereunder and any premium thereon and any breakage, termination or other payments under Secured Hedging Agreement or Secured Cash Management Agreements to the extent constituting Obligations; and

(v)Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

SECTION 12The Agents
12.1Appointment
(a)Each Secured Party (other than the Administrative Agent) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Secured Party under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12

(other than this Section 12.1 and Sections 12.2, 12.9, 12.12 and 12.13, in each case, with respect to the Borrower) are solely for the benefit of the Agents and the other Secured Parties, and the Borrower shall not have any rights as a third party beneficiary of such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Credit Document, any fiduciary relationship with any other Secured Party or any agency or trust obligations with respect to any Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against such Agent.
(b)The Secured Parties hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Secured Parties hereby irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in any other Credit Document, any fiduciary relationship with any of the other Secured Parties or any agency or trust obligations with respect to any Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.
(c)Each of the Joint Lead Arrangers and Co-Managers, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.
12.2Delegation of Duties
The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct by such agents, sub-agents or attorneys-in-fact (as determined in the final judgment of a court of competent jurisdiction).
12.3Exculpatory Provisions
(a)No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of Holdings, the Borrower, any other Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of Holdings, the Borrower, any other Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.
(b)Each Lender confirms to the Administrative Agent, the Collateral Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Term Loans and other extensions of credit hereunder and under the other Credit Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Term Loans and other extensions of credit hereunder and under the other Credit Documents is suitable and appropriate for it.
(c)Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Credit Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Credit Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)the financial condition, status and capitalization of the Borrower and each other Credit Party;
(ii)the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Credit Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document;
(iii)determining compliance or non-compliance with any condition hereunder to the making of a Term Loan and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and
(iv)the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, the Collateral Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Credit Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document.
12.4Reliance by Agents
The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, electronic mail, or teletype message, statement, order or other document or instruction believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings and/or the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans; provided that none of the Administrative Agent or the Collateral Agent shall be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or Applicable Law.
12.5Notice of Default
Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent, as applicable, has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent or the Collateral Agent receives such a notice, it shall give notice thereof to the Lenders, the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent or the Collateral Agent, as applicable, shall have received such directions, the Administrative Agent or the Collateral Agent, as applicable, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as is within its authority to take under this Agreement and otherwise as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.
12.6Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders
Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of Holdings, the Borrower, any other Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower, each other Guarantor and each other Credit Party and made its own decision to make its Term Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower, each other Guarantor and each other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Administrative Agent or the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of Holdings, the Borrower, any other Guarantor or any other Credit Party that may come into the possession of the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
12.7Indemnification
The Lenders agree to indemnify each Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Term Loans in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Term Loans shall have been paid in full, ratably in accordance with their respective portions of the Term Loans in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Term Loans) be imposed on, incurred by or asserted against such Agent, including all fees, disbursements and other charges of counsel to the extent required to be reimbursed by the Credit Parties pursuant to Section 13.5, in any way relating to or arising out of the making of the Term Loans, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (SUBJECT TO THE PROVISOS BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON); provided that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, be imposed upon, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the making of the Term Loans, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (including at any time following the payment of the Term Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse such Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct (as determined by a final judgment of court of competent jurisdiction). The agreements in this Section 12.7 shall survive the payment of the Term Loans and all other amounts payable hereunder.
12.8Agents in their Individual Capacities
Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings, the Borrower, any other Guarantor, and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Term Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
12.9Successor Agents
Each of the Administrative Agent and Collateral Agent may resign at any time by notifying the other Agent, the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Specified Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Borrower’s consent); provided that if such Agent shall notify the Borrower and the Lenders that no qualifying Person (including as a result of the absence of consent of the Borrower) has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (y) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders with (except after the occurrence and during the continuation of a Specified Default) the consent of the Borrower (not to be unreasonably withheld) appoint successor Agents as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.
12.10Withholding Tax
To the extent required by any Applicable Law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower (solely to the extent required by this Agreement) and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
12.11Administrative Agent May File Proofs of Claim
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 4.1 and 13.5.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.
12.12Intercreditor Agreements

Each of the Collateral Agent and the Administrative Agent is hereby authorized to enter into any Applicable Intercreditor Agreement contemplated hereby, and the parties hereto acknowledge that any such Applicable Intercreditor Agreement to which the Collateral Agent and/or the Administrative Agent is a party are each binding upon them. Each Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any such Applicable Intercreditor Agreement and (b) hereby authorizes and instructs the Collateral Agent and the Administrative Agent to enter into any such Applicable Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Secured Party hereby authorizes the Collateral Agent and the Administrative Agent to enter into any other intercreditor arrangements to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 10.2 of this Agreement.
12.13Security Documents and Guarantee; Agents under Security Documents and Guarantee
(a)Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee, the Collateral and the Security Documents, as applicable. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may (or otherwise instruct the Collateral Representative to) execute any documents or instruments necessary to (x) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Credit Document to the holder of any Lien permitted under clauses (d), (g) and (l) of Section 10.2 or (y) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement (including the Applicable Intercreditor Agreements). The Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) upon the termination of this Agreement and the payment of all Obligations hereunder (except for Hedging Obligations in respect of any Secured Hedging Agreement, Cash Management Obligations in respect of Secured Cash Management Agreements and Contingent Obligations) and the termination of all Commitments, (ii) upon the sale or other Disposition of such Collateral (including as part of or in connection with any other sale or other Disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other Disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section

13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee, (vi) as required to effect any sale or other Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents and (vii) if such assets constitute Excluded Collateral. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Secured Parties hereby irrevocably agree that the Subsidiary Guarantors shall be automatically released from the Guarantee upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or upon becoming an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, and the Administrative Agent and the Collateral Agent agree to execute and deliver any instruments, documents, and agreements necessary or desirable or reasonably requested by the Borrower to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.
(b)Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, Holdings, the Borrower, the Agents and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under the Guarantee may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other Disposition, the Collateral Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other Disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition. No holder of Hedging Obligations under Secured Hedging Agreements or Cash Management Obligations under Secured Cash Management Agreements shall have any rights in connection with the management or release of any Collateral or of the obligations of any Credit Party under this Agreement. No holder of Hedging Obligations under Secured Hedging Agreements or Cash Management Obligations under Secured Cash Management Agreements that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to or vote on, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedging Agreements and Secured Cash Management Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
SECTION 13Miscellaneous
13.1Amendments, Waivers and Releases
Except as otherwise expressly set forth in the Credit Documents (including Section 2.10(e)), neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall:
(i)forgive or reduce any portion of any Term Loan or extend the final scheduled maturity date of any Term Loan or reduce the stated rate, or forgive any portion thereof, or extend the date for the payment of any principal, any interest or Fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment, or increase the aggregate amount of the Commitments of any Lender, in each case without the written consent of each Lender directly and adversely affected thereby; provided that, in each case for purposes of this clause (i), a waiver of any condition precedent in Section 6 of this Agreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, any modification, waiver or amendment to the financial definitions or financial ratios or any component thereof or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, a reduction or forgiveness of any portion of any Term Loan or in the interest rates or the fees or premiums or a postponement of any date scheduled for the payment of principal or interest or an extension of the final maturity of any Term Loan, or the scheduled termination date of any Commitment; or
(ii)(x) reduce the percentages specified in the definition of the term “Required Lenders” without the consent of each Lender, or (y) consent to the assignment or transfer by Holdings or the Borrower of their respective rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3 or as contemplated by the definition of “Holdings”), alter the order of application set forth in Section 5.2(c) during the continuance of an Event of Default or Section 11.11 or change Section 13.8 or any other provision requiring pro rata sharing among the Lenders, in each case of this clause (y) without the written consent of each Lender directly and adversely affected thereby, or
(iii)amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or
(iv)release all or substantially all of the value of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement), in either case without the prior written consent of each Lender.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon Holdings, the Borrower, the applicable Credit Parties, such Lenders, the Administrative Agent and all future holders of the affected Term Loans. In the case of any waiver, Holdings, the Borrower, the applicable Credit Parties, the Lenders, the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, supplement, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any

Commitments or Term Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders, except as expressly provided for by this Agreement).
Notwithstanding the foregoing, in addition to any credit extensions and related Incremental Amendment(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and Commitments and the accrued interest and Fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Term Loans and Commitments. Notwithstanding the foregoing, except as otherwise set forth in clauses (i) through (iv) above, this Agreement may be amended, modified or supplemented with respect to any matter that only affects the Lenders under a particular Class of Term Loans and/or Commitments but not any other Class of Term Loans or Commitments upon the consent of Lenders holding more than 50% of the aggregate amount of Term Loans and Commitments of Term Loans in such Class.
Notwithstanding anything herein to the contrary, the Credit Documents may be amended to (i) add syndication or documentation agents and make customary changes and references related thereto and (ii) if applicable, add or modify “parallel debt” language in any jurisdiction in favor of the Collateral Agent or add sub-agents, in each case under clauses (i) and (ii), with the consent of only the Borrower and the Administrative Agent, and in the case of clause (ii), the Collateral Agent.
Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect an Incremental Facility, Refinancing Facility or establish any Extension Series pursuant to Section 2.14 or Section 2.15 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility, refinancing facility or extension facility); (ii) no Lender’s consent is required to effect any amendment or supplement to any Applicable Intercreditor Agreement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such Applicable Intercreditor Agreement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to such Applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent and the Borrower, are required to effectuate the foregoing; provided that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Credit Document) may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent (A) to cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower), (B) to effect administrative changes of a technical or immaterial nature (as reasonably determined by the Administrative Agent and the Borrower), (C) to correct incorrect cross-references or similar inaccuracies, (D) to add benefit to all or any Class of Term Loans if adding such benefit is a condition to the incurrence of any Indebtedness permitted to be incurred under the Credit Documents, (E) for the purpose of causing any Incremental Term Loans to be fungible with any other existing Class of Term Loans and (F) to effect technical changes to this Agreement and the other Loan Documents that are required in connection with the consummation of a Permitted Change of Control; provided that in the case of clauses (A), (B) and (E) above, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; (iv) guarantees, collateral documents and related documents executed by the Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion if applicable, (A) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with the Applicable Law or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents; and (v) the Credit Parties and the Collateral Agent, without the consent of any other Secured Party, shall be permitted to enter into amendments and/or supplements to any Security Documents in order to include customary provisions permitting the Collateral Agent to appoint sub-collateral agents or representatives to act with respect to Collateral matters thereunder in its stead.
Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time (and direct the Collateral Agent to grant such extensions) for the satisfaction of any of the requirements under Sections 9.11, Section 9.12 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Holdings, the Borrower and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.
13.2Notices
Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile or other electronic transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or e-mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(a)if to Holdings, the Borrower, the Administrative Agent, the Collateral Agent, to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(b)if to any other Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Holdings, the Borrower, the Administrative Agent, the Collateral Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by e-mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.
13.3No Waiver; Cumulative Remedies
No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4Survival of Representations and Warranties
All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loans hereunder.
13.5Payment of Expenses; Indemnification
The Borrower agrees, within thirty (30) days after written demand therefor (including documentation reasonably supporting such request), or, in the case of expenses of the type described in clause (a) below incurred prior to the Closing Date, on the Closing Date, (a) if the Closing Date occurs, to pay or reimburse the Agents and the Joint Lead Arrangers for all their reasonable and documented out-of-pocket costs and expenses incurred (i) in connection with the syndication, preparation, execution, delivery, negotiation and administration of this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith (including any amendment or waiver with respect thereto), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees, disbursements and other charges of Davis Polk & Wardwell LLP and to the extent reasonably necessary, one local counsel in each relevant material jurisdiction, excluding in each case allocated costs of in-house counsel and fees and solely to the extent the Borrower has consented to the retention of such other Person, expenses with respect to any other advisor or consultant, and (ii) upon the occurrence and during the continuation of an Event of Default, in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable and documented out-of-pocket fees, disbursements and other charges of Advisors (limited, in the case of Advisors, as set forth in the definition thereof), (b) to pay, indemnify, and hold harmless each Lender and each Agent from, any and all recording and filing fees and (c) to pay, indemnify, and hold harmless each Lender and each Agent and their respective Affiliates, and the directors, officers, partners, employees and agents of any of the foregoing, from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented out-of-pocket fees, disbursements and other charges of Advisors related to the Transactions or, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than trustees and advisors)) or to any actual or alleged presence, release or threatened release into the environment of Hazardous Materials attributable to the operations of Holdings, the Borrower, any of the Borrower’s Subsidiaries or any of the Real Estate (all the foregoing in this clause (c), collectively, the “indemnified liabilities”) (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN

WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON); provided that neither the Borrower nor any other Credit Party shall have any obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to indemnified liabilities to the extent they result from (A) the gross negligence, bad faith or willful misconduct of such indemnified Person or any of its Related Parties as determined by a final non-appealable judgment of a court of competent jurisdiction, (B) a material breach of the obligations of such indemnified Person or any of its Related Parties under the Credit Documents as determined by a final non-appealable judgment of a court of competent jurisdiction, (C) disputes not involving an act or omission of Holdings, the Borrower or any other Credit Party and that is brought by an indemnified Person against any other indemnified Person, other than any claims against any indemnified Person in its capacity or in fulfilling its role as an Agent or any similar role under the Credit Facilities or (D) any settlement effected without the Borrower’s prior written consent, but if settled with the Borrower’s prior written consent (not to be unreasonably withheld, delayed, conditioned or denied) or if there is a final non-appealable judgment in any such proceeding, the Borrower will indemnify and hold harmless such indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 13.5. All amounts payable under this Section 13.5 shall be paid within 30 days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Term Loans and all other amounts payable hereunder.
No Credit Party nor any indemnified Person shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (except, in the case of the Borrower’s obligation hereunder to indemnify and hold harmless the indemnified Person, to the extent of any losses, claims, damages, liabilities and expenses incurred or paid by such indemnified Person to a third party unaffiliated with such indemnified Person). No indemnified Persons shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any indemnified Person or any of its Related Parties (as determined by a final non-appealable judgment of a court of competent jurisdiction). This Section 13.5 shall not apply to Taxes.
Each indemnified Person, by its acceptance of the benefits of this Section 13.5, agrees to refund and return any and all amounts paid by the Borrower (or on its behalf) to it if, pursuant to limitations on indemnification set forth in this Section 13.5, such indemnified Person was not entitled to receipt of such amounts.

13.6Successors and Assigns; Participations and Assignments
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 10.3, neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by Holdings or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6), to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in clause (b)(ii) and (h) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Term Loans at the time owing to it) with the prior written consent (in each case, such consent not to be unreasonably withheld, delayed, conditioned or denied) of:
(A)the Borrower; provided that no consent of the Borrower shall be required for an assignment of Term Loans (1) to a Lender, an Affiliate of a Lender or an Approved Fund or (2) if a Specified Default has occurred and is continuing, to any other assignee; provided, further, that consent of the Borrower shall be deemed obtained if the Borrower has not denied its consent to the requesting party within 10 Business Days after receipt of written request thereof; and
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for any assignment of any Term Loan to (x) a Lender, an Affiliate of a Lender, an Approved Fund or (y) Holdings, the Borrower, a Restricted Subsidiary thereof or an Affiliated Parent Company otherwise in accordance with clause (g) below.

Notwithstanding the foregoing, no such assignment shall be made to (x) a natural person, (y) any investment vehicle established primarily for the benefit of a natural person or (z) a Disqualified Institution (provided that the prohibition in clause (z) shall not apply retroactively to disqualify any entity that has previously acquired an assignment or participation interest in the Term Loans to the extent such entity was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be), and any attempted assignment in violation of clauses (x) - (z) shall be null and void. For the avoidance of doubt, (i) the Administrative Agent shall have no obligation with respect to, and shall bear no responsibility or liability for, the ascertaining, monitoring, inquiring or enforcing of the list of Persons who are Disqualified Institutions (or any provisions relating thereto) at any time, and shall have, and shall have no liability with respect to or arising out of any assignment or participation of any Term Loans to any Disqualified Institution and (ii) the Administrative Agent may share a list of Persons who are Disqualified Institutions with any Lender upon request.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Term Loans of any Class, the amount of the Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent), shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld, delayed, conditioned or denied); provided that no such consent of the Borrower shall be required if a Specified Default has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Term Loans;

(C)The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and the applicable tax forms as required under Section 5.4.

(iii)Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and

Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6 (other than attempted assignments or transfers in violation of the last paragraph of Section 13.6(b)(i) above, which shall be null and void as provided above).
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Holdings, the Borrower, the Collateral Agent and any Lender (solely with respect to its own outstanding Term Loans and Commitments), at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register.
(c)(i) Any Lender may, without the consent of Holdings, the Borrower, the Administrative Agent, sell participations to one or more banks or other entities that are not (x) a natural person, (y) any investment vehicle established primarily for the benefit of a natural person or (z) a Disqualified Institution (provided that the prohibition in clause (z) shall not apply retroactively to disqualify any entity that has previously acquired an assignment or participation interest in the Term Loans to the extent such entity was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be) (each, a “Participant”) (and any such attempted sales to the Persons identified in clauses (x) - (z) above shall be null and void) (provided that the last sentence of Section 13.6(b)(i) shall apply) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Term Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) Holdings, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Administrative Agent shall have no obligation with respect to, and shall bear no responsibility or liability for, the monitoring or enforcing of the list of Disqualified Institutions with respect to the sales of participations at any time. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any consent, amendment, modification, supplement or waiver described in clause (i) or (iv) of the second proviso of the first paragraph of Section 13.1 that directly and adversely affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender, and provided that such Participant agrees to be subject to the requirements and limitations of those Sections and Sections 2.12 and 13.7(a) as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 13.8(a) as though it were a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 13.7 with respect to any Participant.
(i)A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
(ii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit

Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(d)Any Lender may, without the consent of Holdings, the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Subject to Section 13.16, the Borrower authorizes each Lender to disclose (other than to any Disqualified Institutions) to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”), any prospective Transferee and any prospective direct or indirect contractual counterparties to any swap or derivative transactions to be entered into in connection with or relating to Term Loans made hereunder any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.
(f)SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Term Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof. The making of a Term Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the

United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Term Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) other than a Disqualified Institution providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Term Loans and (ii) disclose on a confidential basis any non-public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(f) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, (x) no SPV shall be entitled to any greater rights under Sections 2.10, 2.11 and 5.4 than its Granting Lender would have been entitled to absent the use of such SPV and (y) each SPV agrees to be subject to the requirements of Sections 2.10, 2.11, and 5.4 as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6.
(g)Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Affiliated Parent Company, Holdings, the Borrower or any Subsidiary thereof and (y) any Affiliated Parent Company, Holdings, the Borrower and any Subsidiary may, from time to time, purchase or prepay Term Loans, in each case, on a non pro rata basis through (1) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be mutually agreed between the Borrower and the Auction Agent and as set forth in Exhibit K or (2) open market purchases; provided that:
(i)any Term Loans or Commitments acquired by Holdings, the Borrower or any Restricted Subsidiary shall be retired and cancelled immediately upon acquisition thereof;
(ii)no assignment of Term Loans to Holdings, the Borrower or any Restricted Subsidiary (x) may be purchased with the proceeds of any ABL Loans or (y) may occur while an Event of Default has occurred and is continuing hereunder;
(iii)in connection with each assignment pursuant to this Section 13.6(g), none of any Affiliated Parent Company, Holdings, the Borrower or any Subsidiary purchasing any Lender’s Term Loans shall be required to make a representation that it is not in possession of MNPI with respect to any Public Reporting Entity, Holdings, Borrower and its Subsidiaries or their respective securities, and all parties to such transaction may render customary “big boy” letters to each other (or to the Auction Agent, if applicable);
(iv)(A) the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of such Term Loans acquired by, or contributed to, any Affiliated Parent Company, Holdings, the Borrower or such Subsidiary and (B) any scheduled principal repayment installments with respect to the Term Loans of such Class occurring pursuant to Sections 2.5(b) and (c), as applicable, prior to the final maturity date for Term Loans of such Class, shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled and retired), with such reduction being applied solely to the remaining Term Loans of the Lenders which sold or contributed such Term Loans;
(v)no Affiliated Lender shall have any right to (x) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present or invited thereto, (y) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to the Administrative Agent or (z) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender;
(vi)except with respect to any amendment, modification, waiver, consent or other action (a) that pursuant to Section 13.1 requires the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (b) that alters the applicable Affiliated Lender’s pro rata share of any payments given to all Lenders, or (c) affects the applicable Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Term Loans held by the applicable Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the applicable Affiliated Lender in a manner that is adverse to such Affiliated Lender relative to other Lenders, such Affiliated Lender shall be deemed to have voted its interest in the Term Loans in the same proportion as the other Lenders in the same Class) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph) (but, in any event, in connection with any amendment, modification, waiver, consent or other action, shall be entitled to any consent fee, calculated as if all of the applicable Affiliated Lender’s Term Loans had voted in favor of any matter for which a consent fee or similar payment is offered); and

(vii)no such acquisition by an Affiliated Lender shall be permitted if, after giving effect to such acquisition, the aggregate principal amount of Term Loans of any Class held by Affiliated Lenders would exceed 25% of the aggregate principal amount of all Term Loans, of such Class outstanding at the time of such purchase; provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of the applicable Term Loans held by Affiliated Lenders exceeding such 25% threshold at the time of such purchase, the purchase of such excess amount will be void ab initio.
Each Lender that sells its Term Loans pursuant to this Section 13.6 acknowledges and agrees that (i) Holdings and its Subsidiaries may come into possession of additional information regarding the Term Loans or the Credit Parties at any time after a repurchase has been consummated pursuant to an auction or open market purchase hereunder that was not known to such Lender at the time such repurchase was consummated and may be information that would have been material to such Lender’s decision to enter into an assignment of such Term Loans hereunder (“Excluded Information”), (ii) such Lender will independently make its own analysis and determination to enter into an assignment of its Term Loans and to consummate the transactions contemplated by an auction notwithstanding such Lender’s lack of knowledge of Excluded Information and (iii) none of the direct or indirect equityholders of Holdings or any of its respective Affiliates, or any other Person, shall have any liability to such Lender with respect to the nondisclosure of the Excluded Information.

This Section 13.6 shall be construed so that all Term Loans are at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations.

13.7Replacements of Lenders under Certain Circumstances
(a)The Borrower shall be permitted (x) to replace any Lender with a replacement bank or institution or (y) terminate the Commitment of such Lender, as the case may be, and repay all Obligations of the Borrower due and owing to such Lender relating to the Term Loans and participations held by such Lender as of such termination date that (a) requests reimbursement for amounts owing pursuant to Section 2.10 or Section 5.4 (or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Agent or Lender or to any Governmental Authority on account of any Agent or Lender pursuant to Section 5.4), (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, (c) becomes a Defaulting Lender or (d) refuses to make an Extension Election pursuant to Section 2.15; provided that, solely in the case of the foregoing clause (x), (i) no Specified Default shall have occurred and be continuing at the time of such replacement, (ii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Term Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11 or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (iii) the replacement bank or institution, if not already a Lender, an Affiliate of a Lender or an Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent (solely to the extent such consent would be required under Section 13.6), (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein unless otherwise agreed) and (v) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
(b)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, modification, supplement, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of either (i) all of the Lenders of the applicable Class or Classes directly and adversely affected or (ii) all of the Lenders of the applicable Class or Classes, and, in each case, with respect to which the Required Lenders (or Lenders holding the majority of outstanding loans or commitments in respect of the applicable Class or Classes, as applicable) or a majority (in principal amount) of the directly and adversely affected Lenders shall, in each such case, have granted their consent, then so long as no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Term Loans and its Commitments hereunder (in respect of any applicable Class only, at the election of the Borrower) to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) or (y) terminate the Commitment of such Lender (in respect of any applicable Class only, at the election of the Borrower), and in the case of a Lender, repay all Obligations of the Borrower due and owing to such Lender relating to the Term Loans and participations held by such Lender as of such termination date; provided that: (a) all Obligations of the Borrower hereunder owing to such Non-Consenting Lender being replaced (in respect of any applicable Class only, at the election of the Borrower) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.
(c)Nothing in this Section 13.7 shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or at equity.
13.8Adjustments; Set-off
(a)Except as contemplated in Section 13.6 or elsewhere herein or in any other Credit Document, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Term Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender’s Term Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Term Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Applicable Law, each Lender shall have the right, without prior notice to Holdings, the Borrower, any such notice being expressly waived by Holdings, the Borrower to the extent permitted by Applicable Law but with the prior written consent of the Administrative Agent, upon any amount becoming due and payable by the Borrower hereunder (whether at the Stated Maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust, tax, fiduciary, employee health and benefits, pension, 401(k) and petty cash accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
13.9Counterparts; Electronic Execution
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or any other Credit Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13.10Severability
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.11INTEGRATION
THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT OF HOLDINGS, THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND (1) THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER RELATIVE TO SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER CREDIT DOCUMENTS, (2) this agreement and the other credit documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties and (3) there are no unwritten oral agreements between the parties; PROVIDED THAT THE SYNDICATION PROVISIONS AND THE BORROWER’S AND HOLDINGS’ CONFIDENTIALITY OBLIGATIONS IN THE COMMITMENT LETTER SHALL REMAIN IN FULL FORCE AND EFFECT PURSUANT TO THE TERMS THEREOF.
13.12GOVERNING LAW
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
13.13Submission to Jurisdiction; Waivers
Each party hereto irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;
(b)consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by Applicable Law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or, in the case of the Administrative Agent, the Collateral Agent and the Lenders, shall limit the right to sue in any other jurisdiction;
(e)subject to the last paragraph of Section 13.5, waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and
(f)agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.
13.14Acknowledgments
Each of Holdings and the Borrower hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;
(b)(i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between Holdings and the Borrower, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and Holdings, the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of Holdings, the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Holdings, the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent has advised or is currently advising Holdings, the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to Holdings, the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and their respective Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and Holdings and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Holdings and the Borrower agree not to claim that the Administrative Agent or any other Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Holdings, the Borrower or any other Affiliates, in connection with the transactions contemplated hereby or the process leading hereto.
(c)no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings and the Borrower, on the one hand, and any Lender, on the other hand.
13.15WAIVERS OF JURY TRIAL
HOLDINGS, THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
13.16Confidentiality
The Administrative Agent, each other Agent and each Lender shall hold all non-public information furnished by or on behalf of Holdings, the Borrower or any Subsidiary of the Borrower in connection with such Person’s evaluation of whether to become an Agent or Lender hereunder or obtained by such Lender, the Administrative Agent, or such other Agent pursuant to the requirements of this Agreement or in connection with any amendment, supplement, modification or waiver or proposed amendment, supplement, modification or waiver hereto (including any Incremental Amendment, Refinancing Amendment or Extension Amendment) or the other Credit Documents (“Confidential Information”), confidential; provided that the Administrative

Agent, each other Agent and each Lender may make disclosure (a) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by Applicable Law, regulation or compulsory legal process (in which case such Lender, the Administrative Agent or such other Agent shall use commercially reasonable efforts to inform the Borrower promptly thereof to the extent lawfully permitted to do so (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority)), (b) to such Lender’s or the Administrative Agent’s or such other Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates involved in the Transactions on a “need to know” basis and who are made aware of and agree to comply with the provisions of this Section 13.16, in each case on a confidential basis (with such Lender, the Administrative Agent or such other Agent responsible for such persons’ compliance with this Section 13.16), (c) on a confidential basis to any bona fide prospective Lender, prospective participant or swap counterparty (in each case, other than a Disqualified Institution or a Person who the Borrower has affirmatively denied assignment thereto in accordance with Section 13.6), (d) to the extent requested by any bank regulatory authority having jurisdiction over a Lender or its Affiliates (including in any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), (e) to the extent such information: (i) becomes publicly available other than as a result of a breach of this Section 13.16 or other confidential or fiduciary obligation owed by the Administrative Agent, such other Agent or such Lender to the Borrower or its Affiliates or (ii) becomes available to the Administrative Agent, such other Agent or such Lender on a non-confidential basis from a source other than Holdings, the Borrower or any Subsidiary or on behalf of Holdings, the Borrower or any Subsidiary that, to the knowledge (after due inquiry) the Administrative Agent, such other Agent or such Lender, is not in violation of any confidentiality obligation owed to the Borrower or its Affiliates, (f) to the extent the Borrower shall have consented to such disclosure in writing (which may include through electronic means), (g) as is necessary in protecting and enforcing the rights of the Administrative Agent, such other Agent or such Lender with respect to this Agreement or any other Credit Document, (h) for purposes of establishing any defense available under Applicable Laws, including, without limitation, establishing a “due diligence” defense, (i) to the extent independently developed by the Administrative Agent, such other Agent or such Lender or any Affiliates thereof without reliance on confidential information, (j) on a confidential basis, to the rating agencies in consultation with the Borrower, (k) on a confidential basis, to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loans or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Credit Documents and (l) to ClearPar® or any other pricing settlement provider. Each Lender, the Administrative Agent and each other Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties to any swap or derivative transactions to be entered into in connection with or relating to Term Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16.
13.17Direct Website Communications
(a)Holdings and the Borrower may, at their option, provide to the Administrative Agent any information, documents and other materials that they are obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (provided that such communications described in clauses (A) - (D) will be delivered pursuant to Section 13.2, including by e-mail) that (A) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement, or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at an email address separately identified by the Administrative Agent; provided that: (i) upon written request by the Administrative Agent, Holdings or the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Holdings or the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of Holdings, the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.
(b)The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-

mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.
(c)Holdings and the Borrower further agree that the Agents may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agents, the Lenders or any bona fide potential Transferee and (ii) remains subject the confidentiality requirements set forth in Section 13.16.
(d)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. In no event shall any Agent or their Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Holdings’, the Borrower’s or any Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than trustees or advisors)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents (as determined in a final non-appealable judgment of a court of competent jurisdiction).
(e)The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower, the Subsidiaries of the Borrower or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that Holdings or the Borrower has indicated contains only publicly available information with respect to Holdings, the Borrower and the Subsidiaries of the Borrower and their securities may be posted on that portion of the Platform designated for such public-side Lenders. If Holdings or the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, the Borrower, the Subsidiaries of the Borrower and their securities. Notwithstanding the foregoing, Holdings and the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information.
13.18USA PATRIOT Act
Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.
13.19Payments Set Aside
To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
13.20Judgment Currency
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).
13.21Cashless Rollovers
Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Term Loans by way of an Incremental Amendment, an Extension Amendment, a Refinancing Amendment or any other amendment to this Agreement, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Credit Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.
13.22Acknowledgement and Consent to Bail-In of EEA Financial Institutions
Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
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